                                                Filed Pursuant To Rule 424(b)(5)
                                                Registration File No.: 333-60030

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 26, 2001
                          $614,199,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                    Servicer


               SERIES 2002-C1 MORTGAGE PASS-THROUGH CERTIFICATES


                           THE CERTIFICATES WILL CONSIST OF:
 YOU SHOULD CONSIDER
 CAREFULLY THE RISK        o The six classes of offered certificates described
 FACTORS BEGINNING ON        in the table on page S-5.
 PAGE S-15 IN THIS
 PROSPECTUS SUPPLEMENT     o 15 additional classes of private certificates, 10
 AND PAGE 6 IN THE           of which are subordinated to, and provide credit
 PROSPECTUS.                 enhancement for, the offered certificates. The
 The certificates            private certificates are not offered by this
 represent interests         prospectus supplement.
 only in the trust
 created for Series        THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:
 2002-C1. They do not
 represent interests in    o A pool of 108 fixed rate, monthly pay mortgage
 or obligations of           loans secured by first priority liens on 117
 GMAC Commercial             commercial multifamily residential properties.
 Mortgage Securities,        The mortgage pool will have an initial pool
 Inc., GMAC                  balance of approximately $710,057,789.
 Commercial Mortgage
 their affiliates.         CREDIT ENHANCEMENT:
 This prospectus
 supplement may be         o The subordination of certificates other than the
 used to offer and sell      Class A-1 and A-2 certificates will provide credit
 the offered certificates    enhancement to the Class A-1 and A-2 certificates.
 only if accompanied         Each class of subordinated certificates will
 by the prospectus.          provide credit enhancement to subordinated
                             certificates with earlier alphabetical class designations.

                           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 100.44% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.


                    Co-Lead Managers and Joint Bookrunners


DEUTSCHE BANC ALEX. BROWN                     GOLDMAN, SACHS & CO.


                               JANUARY 25, 2002

[GRAPHIC OMITTED]

                   GMAC COMMERICAL MORTGAGE SECURITIES, INC.
             ------------------------------------------------------
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C1


WASHINGTON                NEW JERSEY                    OKLAHOMA
4 properties              5 properties                  2 properties
$43,014,876               $490,434,672                  $5,037,143
6.06% of total            6.96% of total                0.71% of total

IDAHO                     MARYLAND                      COLORADO
2 properties              11 properties                 2 properties
$6,164,257                $29,044,769                   $10,404,473
0.87% of total            4.09% of total                1.47% of total

UTAH                      VIRGINIA                      ARIZONA
1 property                3 properties                  4 properties
$9,667,182                $16,348,680                   $41,013,282
1.36% of total            2.30% of total                5.78% of total

MONTANA                   NORTH CAROLINA                NEVADA
2 properties              3 properties                  1 property
$4,606,730                $16,815,406                   $7,996,168
0.65% of total            2.37% of total                1.13% of total

ILLINOIS                  SOUTH CAROLINA                HAWAII
1 property                2 properties                  1 property
$2,633,924                $6,648,002                    $9,581,029
0.37% of total            0.94% of total                1.35% of total

WISCONSIN                 GEORGIA                       CALIFORNIA
2 properties              5 properties                  18 properties
$7,342,502                $21,281,841                   $88,134,747
1.03% of total            3.00% of total                12.41% of total

MICHIGAN                  FLORIDA                       OREGON
4 properties              9 properties                  3 properties
$21,016,413               $55,017,493                   $20,918,694
2.96% of total            7.75% of total                2.95% of total

PENNSYLVANIA              ALABAMA
1 property                2 properties
$2,991,130                $13,348,723
0.42% of total            1.88% of total

NEW YORK                  TENNESSEE
6 properties              2 properties
$43,255,276               $8,057,647
6.09% of total            1.13% of total

MASSACHUSETTS             MISSISSIPPI
3 properties              3 properties
$34,203,538               $18,663,394
4.82% of total            2.63% of total

OHIO                      LOUISIANA
2 properties              4 properties
$10,474,490               $28,373,698
1.48% of total            4.00% of total

CONNECTICUT               TEXAS
1 property                8 properties
$2,467,762                $76,099,849
0.35% of total            10.72% of total






[GRAPHIC OMITTED]

ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

  4.26%      2.49%   1.60%   30.25%       22.36%  17.98%    16.64%      4.43%

Unanchored   Mixed   Land  Multifamily  Anchored  Office  Industrial Hospitality
  Retail      Use                        Retail


[GRAPHIC OMITTED]

[  ]   (less than or equal to) 1.00%
       of initial pool balance

[  ]   1.01% - 5.00%
       of initial pool balance

[  ]   5.01% - 10.00%
       of initial pool balance

[  ]  (greater than or equal to) 10.01%
      of initial pool balance


        For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-127 in this prospectus supplement.


                               TABLE OF CONTENTS




                                              PAGE
                                             -----
SUMMARY OF SERIES 2002-C1
    MORTGAGE PASS-THROUGH
    CERTIFICATES AND POOL
    CHARACTERISTICS .......................   S-5
SUMMARY OF SERIES 2002-C1
 TRANSACTION ..............................   S-7
   Relevant Parties and Important
      Dates ...............................   S-7
   The Mortgage Pool ......................   S-8
   Geographic Concentrations of the
      Mortgaged Properties ................   S-8
   Property Types .........................   S-8
   Prepayment or Call Protection
      Provided by the Mortgage
      Loans ...............................   S-8
   Payment Terms of the Mortgage
      Loans ...............................   S-9
   The Certificates .......................   S-9
   Certificate Designations ...............   S-9
   Initial Certificate Balances of the
      Certificates ........................   S-9
   Distributions on the Offered
      Certificates ........................   S-10
   Subordination of Classes of
      Certificates ........................   S-11


                                              PAGE
                                             -----
   Allocation of Losses and
      Expenses to Classes of
      Certificates ........................   S-11
   Advances Made by the Servicer ..........   S-12
   Optional Termination of the Trust          S-12
   Book-Entry Registration ................   S-13
   Denominations ..........................   S-13
   Yield and Prepayment
      Considerations ......................   S-13
   Legal Investment in the
      Certificates ........................   S-13
   ERISA Considerations for
      Certificateholders ..................   S-13
   Tax Status of the Certificates .........   S-13
   Ratings on the Certificates ............   S-14
RISK FACTORS ..............................   S-15
DESCRIPTION OF THE
 MORTGAGE POOL ............................   S-45
   Calculations of Interest ...............   S-45
   Balloon Loans ..........................   S-45
   ARD Loans ..............................   S-45
   Amortization of Principal ..............   S-46
   Due Dates ..............................   S-46
   Defeasance .............................   S-47

                                                PAGE
                                               -----
   Prepayment Provisions ....................   S-47
   Related Borrowers,
      Cross-Collateralized Mortgage
      Loans and Mortgage Loans
      Collateralized by Multiple
      Properties ............................   S-48
   Due-on-Sale and
      Due-on-Encumbrance
      Provisions ............................   S-49
   Secured Subordinate Financing ............   S-50
   Unsecured Subordinate and
      Mezzanine Financing ...................   S-50
   Ground Leases ............................   S-50
   Loan Documentation .......................   S-50
   Significant Mortgage Loans ...............   S-51
    The 3301 South Norfolk Street
       Loan .................................   S-51
    The Southlake Town Square
       Loan .................................   S-52
    The Lakewood Shopping Plaza
       Loan .................................   S-54
    The Boca Industrial Park
       Loan .................................   S-57
    The Holmes Headquarters
       Loan .................................   S-59
   The Originators and the Sellers ..........   S-61
   Underwriting Matters .....................   S-61
    Environmental Assessments
       and Insurance ........................   S-61
    Property Condition
       Assessments ..........................   S-62
    Appraisals ..............................   S-63
   Hazard, Liability and Other
      Insurance .............................   S-63
   Earnouts and Additional
      Collateral Loans ......................   S-64
   Assignment of the Mortgage
      Loans; Repurchases and
      Substitutions .........................   S-64
   Representations and Warranties;
      Repurchases ...........................   S-66
   Pool Characteristics; Changes in
      Mortgage Pool .........................   S-70
SERVICING OF THE
 MORTGAGE LOANS .............................   S-71
   The Servicer .............................   S-71
   Servicing Standard .......................   S-71


                                                PAGE
                                               -----
   Specially Serviced Mortgage
      Loans .................................   S-72
   Termination of the Servicer for
      Specially Serviced Mortgage
      Loans and REO Properties ..............   S-73
   Servicing and Other
      Compensation and Payment of
      Expenses ..............................   S-74
   Modifications, Waivers,
      Amendments and Consents ...............   S-77
   Enforcement of ARD Loans .................   S-79
   Sale of Defaulted Mortgage
      Loans .................................   S-79
   REO Properties ...........................   S-79
   Inspections; Collection of
      Operating Information .................   S-80
THE POOLING AND
 SERVICING AGREEMENT ........................   S-81
   Realization Upon Defaulted
      Mortgage Loans ........................   S-82
   Due-on-Sale and
      Due-on-Encumbrance
      Provisions ............................   S-84
   Certain Matters Regarding the
      Servicer and the Depositor ............   S-84
   Events of Default ........................   S-85
DESCRIPTION OF THE
 CERTIFICATES ...............................   S-87
   Denominations ............................   S-87
   Book-Entry Registration of the
      Offered Certificates ..................   S-88
   Certificate Balances and Notional
      Amounts ...............................   S-91
   Pass-Through Rates .......................   S-91
   Distributions ............................   S-92
   Distributions of Prepayment
      Premiums and Yield
      Maintenance Charges ...................   S-95
   Distributions of Excess Interest .........   S-96
   Distributions of Excess
      Liquidation Proceeds ..................   S-96
   Treatment of REO Properties ..............   S-96
   Interest Reserve Account .................   S-96
   Subordination; Allocation of
      Losses and Expenses ...................   S-97
   P&I Advances .............................   S-99
   Appraisal Reductions .....................   S-100

                                        PAGE
                                       -----
   Reports to Certificateholders;
      Available Information ........   S-101
   Information Available
      Electronically ...............   S-104
   Other Information ...............   S-105
   Voting Rights ...................   S-105
   Termination; Retirement of
      Certificates .................   S-106
   The Trustee .....................   S-107
YIELD AND MATURITY
 CONSIDERATIONS ....................   S-107
   Yield Considerations ............   S-107
   Factors that Affect the Rate and
      Timing of Payments and
      Defaults .....................   S-108
   Delay in Payment of
      Distributions ................   S-109
   Unpaid Distributable Certificate
      Interest .....................   S-109
   Weighted Average Life ...........   S-109
   Price/Yield Tables ..............   S-115
FEDERAL INCOME TAX
 CONSEQUENCES ......................   S-119
   Original Issue Discount and
      Premium ......................   S-119


                                        PAGE
                                       ------
   New Withholding Regulations .....   S-121
   Characterization of Investments
      in Offered Certificates ......   S-121
METHOD OF DISTRIBUTION .............   S-121
LEGAL MATTERS ......................   S-123
RATINGS ............................   S-123
LEGAL INVESTMENT ...................   S-124
ERISA CONSIDERATIONS ...............   S-124
GLOSSARY ...........................   S-126
ANNEX A--CHARACTERISTICS
 OF THE MORTGAGE
 LOANS .............................   A-1
ANNEX B--FORM OF
 STATEMENT TO
 CERTIFICATEHOLDERS
 AND SERVICER REPORTS ..............   B-1
ANNEX C--STRUCTURAL AND
 COLLATERAL TERM SHEET..............   C-1
ANNEX D--GLOBAL
 CLEARANCE, SETTLEMENT
 AND TAX
 DOCUMENTATION
 PROCEDURES ........................   D-1

                SUMMARY OF SERIES 2002-C1 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS


             THE SERIES 2002-C1 MORTGAGE PASS-THROUGH CERTIFICATES




                              ORIGINAL        APPROXIMATE      APPROXIMATE      APPROXIMATE
                            PRINCIPAL OR       PERCENT OF        INITIAL       WEIGHTED AVG.    PRINCIPAL
            RATINGS           NOTIONAL           CREDIT       PASS-THROUGH        LIFE (3)      WINDOW (4)
CLASS     MOODY'S/S&P        AMOUNT (1)       SUPPORT (2)         RATE           (IN YEARS)    (MONTH/YEAR)
-------- ------------- --------------------- ------------- ------------------ --------------- -------------
 X(5)       Aaa/AAA       $  710,057,789(6)       N/A                 %(7)          N/A            N/A
-----------------------------------------------------------------------------------------------------------
 A-1        Aaa/AAA       $  144,484,000         22.500%          5.785%(8)          5.70     03/02-03/11
 A-2        Aaa/AAA       $  405,810,000         22.500%          6.278%(8)          9.52     03/11-11/11
 B           Aa2/AA       $   29,290,000         18.375%          6.453%(9)          9.78     11/11-11/11
 C          Aa3/AA-       $    9,763,000         17.000%          6.551%(9)          9.78     11/11-11/11
 D            A2/A        $   15,977,000         14.750%          6.659%(9)          9.78     11/11-11/11
 E           A3/A-        $    8,875,000         13.500%          6.787%(9)          9.78     11/11-11/11
-----------------------------------------------------------------------------------------------------------
 F(5)      Baa1/BBB+      $   12,426,000         11.750%          6.944%(9)          9.78     11/11-11/11
 G(5)       Baa2/BBB      $   10,651,000         10.250%          6.971%(9)          9.78     11/11-11/11
 H(5)      Baa3/BBB-      $    8,876,000          9.000%          7.211%(10)         9.78     11/11-11/11
 J(5)       Ba1/BB+       $   14,201,000          7.000%          6.089%(9)          9.78     11/11-11/11
 K(5)        Ba2/BB       $   12,426,000          5.250%          6.089%(9)          9.82     11/11-12/11
 L(5)       Ba3/BB-       $    5,326,000          4.500%          6.089%(9)          9.86     12/11-12/11
 M(5)        B1/B+        $    5,325,000          3.750%          6.089%(9)          9.86     12/11-12/11
 N(5)         B2/B        $    7,988,000          2.625%          6.089%(9)          9.86     12/11-12/11
 O(5)        B3/B-        $    3,551,000          2.125%          6.089%(9)          9.86     12/11-12/11
 P(5)          NR         $   15,088,789          N/A             6.089%(9)         12.53     12/11-01/26

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid, or, in the case of Class X certificates, the reduction in notional amount. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in November 2039.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5)   This class is not offered by this prospectus supplement.

(6) The Class X certificates collectively consist of the Class X-1 and Class X-2 certificates, neither of which are offered by this prospectus supplement. The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount.

(7) Generally, the Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(8)   The pass-through rate is a fixed rate.

(9) The pass-through rate will be equal to the lesser of the specified fixed rate or the Weighted Average Net Mortgage Rate.

(10) The pass-through rate will be equal to the Weighted Average Net Mortgage Rate less 0.07%.


     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in February 2002. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in February 2002 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                 SERIES 2002-C1 MORTGAGE POOL CHARACTERISTICS




CHARACTERISTICS                                                               ENTIRE MORTGAGE POOL
----------------                                                             ---------------------
Initial pool balance .....................................................       $  710,057,789
Number of mortgage loans .................................................                  108
Number of mortgaged properties ...........................................                  117
Average balance as of the cut-off date ...................................       $    6,574,609
Range of mortgage rates as of the cut-off date ...........................         6.680%-8.790%
Weighted average mortgage rate ...........................................                7.368%
Weighted average remaining term to maturity or anticipated repayment date          113.0 months
Weighted average debt service coverage ratio .............................                 1.37x
Weighted average loan-to-value ratio .....................................                72.19%

     The calculation of loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2002-C1 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.




                            RELEVANT PARTIES AND IMPORTANT DATES
 TITLE OF SERIES:   Series 2002-C1 Mortgage           CLOSING DATE: On or about
                    Pass-Through Certificates         February 5, 2002.

 THE ISSUER:        GMAC Commercial Mortgage          DETERMINATION DATE: The 5th
                    Securities, Inc. Series 2002-C1   day of each month or, if the 5th
                    Trust formed to issue the         day is not a business day, the
                    mortgage pass-through             immediately succeeding business
                    certificates and to acquire the   day.
                    mortgage pool.

 DEPOSITOR:         GMAC Commercial Mortgage          COLLECTION PERIOD: For any
                    Securities, Inc.                  distribution date, the period that
                    200 Witmer Road                   begins immediately following the
                    Horsham, Pennsylvania             determination date in the prior
                    19044-8015                        calendar month and continues
                    (215) 328-4622                    through and includes the
                                                      determination date in the
 ORIGINATORS:       GMAC Commercial Mortgage          calendar month in which that
                    Corporation; Archon Financial,    distribution date occurs,
                    L.P. and German American          provided that for any mortgage
                    Capital Corporation               loan with a due date on the 15th
                                                      day of each month, the
                                                      collection period for the
 SELLERS:           German American Capital           mortgage loan will be the period
                    Corporation and Goldman Sachs     commencing on the 16th day of
                    Mortgage Company                  the prior month and ending on
                                                      the 15th day of the month in
 SERVICER:          GMAC Commercial Mortgage          which that distribution date
                    Corporation                       occurs. The first collection
                                                      period, however, for each
 TRUSTEE:           Wells Fargo Bank Minnesota,       mortgage loan begins
                    N.A.                              immediately following its cut-off
                                                      date.
 CUT-OFF DATES:     February 1, February 5 and
                    February 15, 2002                 INTEREST ACCRUAL PERIOD: With
                                                      respect to any distribution date,
 DISTRIBUTION       The 15th day of each month        the calendar month immediately
 DATE:              or, if the 15th day is not a      preceding the month in which
                    business day, the immediately     such distribution date occurs.
                    succeeding business day,
                    beginning on March 15, 2002.


THE MORTGAGE POOL

The mortgage pool will consist of 108 mortgage loans. The assets of the trust consist of, among other things, the mortgage loans. Each of the mortgage loans is secured by first mortgage liens on real property interests held by mortgagors that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated 47 of the mortgage loans or 42.03% of the initial pool balance, all of which were acquired by German American Capital Corporation. Archon Financial, L.P. originated 32 of the mortgage loans or 31.75% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. German American Capital Corporation and its affiliates originated 29 of the mortgage loans or 26.21% of the initial pool balance. The mortgage loans were originated between October 16, 2000 and November 16, 2001.

Each seller (or GMAC Commercial Mortgage Corporation in the case of the mortgage loans originated by it) will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool" in this prospectus supplement.


GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in 31 states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.


                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
----------------   ------------   --------------
California              18             12.41%
Texas                    8             10.72%
Florida                  9              7.75%
New Jersey               5              6.96%
New York                 6              6.09%

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.



                           NUMBER OF     PERCENTAGE OF
                           MORTGAGED     INITIAL POOL
PROPERTY TYPE             PROPERTIES        BALANCE
----------------------   ------------   --------------
Multifamily(1)                44             30.25%
Anchored Retail               23             22.36%
Office                        18             17.98%
Industrial                    17             16.64%
Hospitality                    3              4.43%
Unanchored Retail(2)           9              4.26%
Mixed Use                      2              2.49%
Land                           1              1.60%

----------------------
(1) Includes 3 manufactured housing properties (representing 1.57% of the initial pool balance).

(2) Includes 3 credit tenant lease properties representing 1.16% of the initial pool balance.


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but two (2) of the mortgage loans permit defeasance after a lockout period. Two (2) of the mortgage loans, representing 2.02% of the initial pool balance, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance."


PAYMENT TERMS OF THE MORTGAGE LOANS


All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.


THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.


CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:


-----------------------------------------------
  Designation         Related Class(es)
-----------------------------------------------
  Offered             Classes A-1, A-2, B, C,
  certificates        D and E
-----------------------------------------------
  Senior              Classes X, A-1 and A-2
  certificates
-----------------------------------------------
  Interest only       Class X
  certificates
-----------------------------------------------
  Subordinate         Classes B, C, D, E, F, G,
  certificates        H, J, K, L, M, N, O and
                      P
-----------------------------------------------
  Residual            Classes R-I, R-II and
  certificates        R-III
-----------------------------------------------
  REMIC               Classes X, A-1, A-2, B,
  regular             C, D, E, F, G, H, J, K,
  certificates        L, M, N, O and P
------------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $710,057,789, but may vary upward or downward by no more than 5%.


The senior certificates (excluding the Class X certificates) will comprise approximately 77.50% and the subordinate certificates will comprise approximately 22.50% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest. The borrowers are required to make payments of interest and principal on the mortgage loans to the servicer. The servicer will deduct its servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:


                     Amount available to certificateholders
                                        |
                                        |

                                     Step 1
                         Distribution of interest to the
                               senior certificates

                                        |
                                        |

                                     Step 2
                        Distribution of principal to the
                  Class A-1 certificates and then the Class A-2
                                  certificates


                                        |
                                        |

                                     Step 3
                          Distribution of the amount of
                 interest due and principal due on each class of
                                 the subordinate
                      certificates. These distributions are
                           made in the priority of the
                            alphabetical order of the
                         subordinate certificates and as
                                described below.


                                        |
                                        |

                                     Step 4
                           Any remaining funds to the
                              residual certificates

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

 o    1/12th of the pass-through rate for that class

      multiplied by

 o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates-- Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal.
This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:


 o    special servicing compensation;


 o    interest on advances made by the servicer or trustee;


 o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and


 o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.


Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                     Step 1
                       Reduce the certificate balances of
                         the Class P, Class O, Class N,
                           Class M, Class L, Class K,
                                Class J, Class H,
                           Class G, Class F, Class E,
                                Class D, Class C
                            and Class B certificates
                             to zero, in that order

                                        |
                                        |

                                     Step 2
                       Reduce the certificate balances of
                       the Class A-1 and A-2 certificates
                                     to zero


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.


ADVANCES MADE BY THE SERVICER

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the servicer is required to advance its own funds to cover that shortfall. However, the servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee will be required to make that advance. However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf, provided that, with respect to monthly payment advances made prior to the due date or the expiration of any related grace period for a mortgage loan, interest on such advances will accrue only from and after such due date or the expiration of such grace period. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements-- Certificate Account" in the prospectus.


OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the servicer or the depositor may purchase the mortgage loans. Neither the servicer, nor the depositor, however, is required to do so. If the servicer or depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates--
Book-Entry Registration of the Offered Certificates" and "Annex D" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

 o    the purchase price of the certificates;

 o    the applicable pass-through rate;

 o    the characteristics of the mortgage loans; and

 o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as a regular interest in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that makes up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2002-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in November 2039. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.


     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1 and A-2 certificates.

                                 Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD      payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are met, may be applied to partially defease or prepay the related mortgage loan. See "Description of the Mortgage
                                 Pool--Earnouts and Additional Collateral Loans" and "Annex A" to this prospectus supplement.
                                 For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and Maturity Considerations" and "Description of the Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement and "Risk Factors," and "Yield and Maturity Considerations" in the prospectus.

THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED                          guaranteed by the United States, any
                                 governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY        An affiliate of the servicer expects to acquire
OCCUR WHEN CERTIFICATEHOLDERS    some of the subordinate certificates including
OF VARIOUS CLASSES HAVE          all of the Class P certificates. The
DIFFERING INTERESTS              affiliate's ownership of certificates could
                                 cause a conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would have a disproportionate effect on one or more classes of certificates. One action over which the servicer has considerable latitude is determining whether to foreclose upon or modify defaulted mortgage loans. The servicer may also waive provisions in ARD loans that would require the payment of excess interest or the replacement of the property manager if the ARD loan is not paid on the anticipated repayment date.

                                 Furthermore, if an event of default regarding the servicer exists under the pooling and servicing agreement, the rights and obligations of the servicer to service specially serviced mortgage loans and properties acquired through foreclosure may be terminated. The certificateholders representing more than 50% of the voting rights allocated to a specified class may terminate that servicer in its capacity as special servicer and appoint a replacement special servicer. The servicer's affiliate may hold more than 50% of the voting rights allocated to that specified class and is not disqualified from voting on such termination. As a result, the interests of the servicer's affiliate may conflict with those of other certificateholders that desire to replace the servicer of specially serviced mortgage loans and foreclosure properties. For example, the servicer's affiliate could seek to reduce its potential loss from a troubled mortgage loan by deferring foreclosure or other legal action in an attempt to maximize future proceeds. As a result, the trust may ultimately receive a smaller amount of proceeds from that mortgage loan as a result of that deferral.

                                 The servicer is, however, required to
                                 administer the mortgage loans in accordance with the servicing standards without regard to ownership of any certificate by it or any of its affiliates.

                                 See "Servicing of the Mortgage Loans--
                                 Termination of the Servicer for Specially
                                 Serviced Mortgage Loans and REO Properties" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.


ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY     property. Any potential liability could reduce
YOUR PAYMENTS                    or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been performed on all of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                 o  in which the adverse conditions were
                                    remediated or abated before the date of
                                    issuance of the certificates;

                                 o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

                                 o involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                 o  in which groundwater, soil or other
                                    contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                 o  involving radon; or

                                 o in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

                                 Environmental insurance was obtained for nine
                                 (9) of the mortgage loans representing 13.86% of the initial pool balance, which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Description of the Mortgage

                                 Pool--Underwriting Matters--Environmental
                                 Assessments and Insurance" in this prospectus supplement and "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans-- Environmental Considerations" in the prospectus.

GEOGRAPHIC CONCENTRATION MAY     The five states with the highest concentration
INCREASE REALIZED LOSSES ON      of mortgage loans secured by mortgaged
THE MORTGAGE LOANS               properties are listed in the table under
                                 "Summary of Series 2002-C1 Transaction--
                                 Geographic Concentrations of the Mortgaged
                                 Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are located in states, such as California and Washington, that may be more susceptible to earthquakes, or states such as Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE           All of the mortgage loans are non-recourse
NON-RECOURSE LOANS               loans. If a borrower defaults on a non-recourse
                                 loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                 Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN    The seller of each mortgage loan (or, in the
IS THE ONLY ENTITY MAKING        case of mortgage loans originated by GMAC
REPRESENTATIONS AND WARRANTIES   Commercial Mortgage Corporation, the
ON THAT MORTGAGE LOAN            originator) will be the only person making
                                 representations and warranties on that mortgage loan. Neither the depositor nor any of its other affiliates will be obligated to repurchase a mortgage loan upon a breach of a seller's (or originator's, as applicable) representations and warranties or any document defects if the applicable seller (or originator) defaults on its obligation to repurchase a mortgage loan. The applicable seller (or originator) may not have the financial ability to effect these repurchases.
                                 Any resulting losses will reduce your payments and yield on your certificates. See
                                 "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
                                 Warranties; Repurchases" in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE    Ninety-eight (98) mortgage loans, which
LOSSES ON THE MORTGAGE LOANS     represent 89.39% of the initial pool balance,
AND EXTEND THE WEIGHTED AVERAGE  require balloon payments at their stated
LIFE OF YOUR CERTIFICATE         maturity. These mortgage loans involve a
                                 greater degree of risk than fully amortizing
                                 loans because the ability of a borrower to make
                                 a balloon payment typically depends on its
                                 ability to refinance the mortgage loan or sell
                                 the mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by:

                                 o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

                                 o  the prevailing interest rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the property;

                                 o  the borrower's financial condition;

                                 o the operating history and occupancy level of the property;

                                 o  tax laws; and

                                 o prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans," and "Yield and Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.


IF BORROWERS DO NOT MAKE ARD     Seven (7) of the mortgage loans, which
PAYMENTS, THE WEIGHTED AVERAGE   represent 9.45% of the initial pool balance,
LIFE OF YOUR CLASS OF            are ARD loans. ARD loans have anticipated
CERTIFICATES MAY BE EXTENDED     repayment dates prior to their maturity dates.
                                 The failure of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distri-bution of the prepayment. The ability of a borrower to prepay an ARD loan by its antici-pated repayment date typically depends on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient.
                                 To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class P

                                 Certificates. See "Description of the Mortgage Pool--ARD Loans" and "Risk Factors--Conflicts of interest may occur when certificateholders of various classes have differing interests" in this prospectus supplement.

RISKS PARTICULAR TO
MULTIFAMILY PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      Forty-four (44) mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY       mortgage loans that represent 30.25% of the
PROPERTIES COULD ADVERSELY       initial pool balance, are multifamily rental
AFFECT THEIR VALUE AND CASH      properties (including three (3) mortgaged
FLOW                             properties, securing mortgage loans that
                                 represent 1.57% of the initial pool balance,
                                 that are manufactured housing properties). A
                                 decrease in occupancy or rent levels at these
                                 properties could result in realized losses on
                                 the mortgage loans. Occupancy and rent levels
                                 at a multifamily property may be adversely
                                 affected by:

                                 o  local, regional or national economic
                                    conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                 o construction of additional housing units in the same market;

                                 o local military base or industrial/business closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  trends in the senior housing market;

                                 o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

                                 o a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

THE VALUE AND SUCCESSFUL         Three (3) multifamily properties, which secure
OPERATION OF MANUFACTURED        mortgage loans that represent 1.57% of the
HOUSING PROPERTIES WILL BE       initial pool balance, are manufactured housing
AFFECTED BY VARIOUS FACTORS      properties. Many of the factors that affect the
                                 value of multifamily housing properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization, elder housing or
GOVERNMENT PROGRAMS COULD        similar programs may apply to multifamily
ALSO ADVERSELY AFFECT THEIR      properties. The limitations and restrictions
VALUE AND CASH FLOW              imposed by these programs could result in
                                 realized losses on the mortgage loans that may be allocated to your class of certificates.
                                 These programs may include:

                                 o  rent limitations that could adversely
                                    affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                 o tenancy and tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

RISKS PARTICULAR TO RETAIL       Thirty-two (32) mortgaged properties, securing
PROPERTIES:                      mortgage loans that represent 26.62% of the
                                 initial pool balance, are retail properties.
A SIGNIFICANT TENANT CEASING
TO OPERATE AT A RETAIL           A significant tenant ceasing to do business at
PROPERTY COULD ADVERSELY         a retail property could result in realized
AFFECT ITS VALUE AND CASH        losses on the mortgage loans that may be
FLOW                             allocated to your certificates. The loss of a
                                 significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                 Twenty-three (23) of the mortgaged properties, securing mortgage loans that represent 22.36% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant or one or more major tenants ceases operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. These risks with respect to an anchored retail property may be increased when the property is a single tenant property. Five (5) mortgaged properties, securing mortgage loans that represent 1.66% of the initial pool balance, are single tenant retail properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

                                 The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.


RETAIL PROPERTIES ARE            Changes in consumer preferences and market
VULNERABLE TO CHANGES IN         demographics may adversely affect the value and
CONSUMER PREFERENCES             cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                 o  changes in consumer spending patterns;

                                 o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                 o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                 o  with respect to value-oriented retail
                                    properties, such properties may contain
                                    tenants that sell discounted, "last season" or close out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                 o the public perception of the safety of the neighborhood; or

                                 o  the need to make major repairs or
                                    improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS     outside their local real estate market.
MAY ADVERSELY AFFECT THE         Catalogue retailers, home shopping networks,
VALUE AND CASH FLOW FROM         the internet, telemarketing and outlet centers
RETAIL PROPERTIES                all compete with more traditional retail
                                 properties for consumer dollars. These
                                 alternative retail outlets are often
                                 characterized by lower operating costs.
                                 Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       Eighteen (18) mortgaged properties, securing
BUSINESSES OR CHANGES IN         mortgage loans that represent 17.98% of the
DEMOGRAPHIC CONDITIONS COULD     initial pool balance, are office properties.
ADVERSELY AFFECT THE VALUE
AND CASH FLOW FROM OFFICE        Economic decline in the businesses operated by
PROPERTIES                       the tenants of office properties may increase
                                 the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                 o  the quality of the tenants in the building;


                                 o the physical attributes of the building in relation to competing buildings;

                                 o  access to transportation;

                                 o  the availability of tax benefits;

                                 o the strength and stability of businesses operated by the tenant or tenants;

                                 o  the desirability of the location for
                                    business; and

                                 o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Three (3) mortgaged properties, securing mortgage loans that represent 3.46% of the initial pool balance, are secured by single tenant office properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO            same market could decrease occupancy or rental
ADVERSELY AFFECT THE VALUE       rates at office properties. Decreased occupancy
AND CASH FLOW FROM OFFICE        or rental revenues could result in realized
PROPERTIES                       losses on the mortgage loans. A property's age,
                                 condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.

RISKS PARTICULAR TO
INDUSTRIAL PROPERTIES:

CHANGES IN ECONOMIC AND          Seventeen (17) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD     mortgage loans that represent 16.64% of the
ADVERSELY AFFECT THE VALUE       initial pool balance, are industrial
AND CASH FLOW FROM INDUSTRIAL    properties. Economic decline in the businesses
PROPERTIES                       operated by the tenants of industrial
                                 properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. Seven (7) of the mortgaged properties, securing mortgage loans that represent 9.88% of the initial pool balance, are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. See also "Description of Mortgage Pool--Significant Mortgage Loans--The 3301 South Norfolk Street Loan" and "Description of Mortgage Pool--Significant Mortgage Loans--The Holmes Headquarters Loan." Restrictions imposed by site characteristics could also adversely affect the value and cash flow from industrial properties.

                                 Site characteristics at industrial properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                 o  clear heights;

                                 o  column spacing;

                                 o  number of bays and bay depths;

                                 o  truck turning radius;

                                 o  divisibility;

                                 o  zoning restrictions; and

                                 o  overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                 Properties used for many industrial purposes are more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see "--Adverse environmental conditions on a mortgaged property may reduce or delay your payments" above.


RISKS PARTICULAR TO
HOSPITALITY PROPERTIES:

REDUCTIONS IN ROOM RATES OR      Three (3) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY       mortgage loans that represent 4.43% of the
PROPERTY COULD ADVERSELY         initial pool balance, are hospitality
AFFECT ITS VALUE AND CASH        properties. A decrease in room rates or
FLOW                             occupancy at hospitality properties could
                                 result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                 o the proximity of a hospitality property to major population centers or attractions;

                                 o  adverse local, regional or national
                                    economic conditions or the existence or
                                    construction of competing hospitality
                                    properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

                                 o  a hospitality property's ability to
                                    attract customers and a portion of its
                                    revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

                                 o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                 o  limited service hospitality properties
                                    have lower barriers to entry than other
                                    types of hospitality properties, and
                                    over-building could occur.

                                 The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                 In addition, air travel has been significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and subsequent events, which has had a negative effect on revenues for hospitality properties. See "--The effect on certificateholders of the recent terrorist attacks in the United States is unclear."

RISKS ASSOCIATED WITH OTHER
PROPERTY TYPES:

LIMITED ALTERNATIVE USES OF      Three (3) mortgaged properties, securing
OTHER PROPERTY TYPES COULD       mortgage loans that represent approximately
ADVERSELY AFFECT THEIR VALUE     4.08% of the initial pool balance, are mixed
AND CASH FLOW                    use properties or other property types that may
                                 have limited alternative uses.

                                 These limited alternative uses could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Mortgage loans secured by such property types may pose risks not associated with mortgage loans secured by liens on other types of income producing mortgaged properties.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

CREDIT LEASE LOANS ARE           Three (3) of the mortgage loans, which
SUBJECT TO SPECIAL RISKS         represent 1.16% of the initial pool balance,
RELATED TO THE                   are credit lease loans that have been made on
CREDITWORTHINESS OF THE          mortgaged properties leased to credit tenants.
CREDIT TENANT.                   The payment of interest and principal on a
                                 credit lease loan depends principally on the payment by the related credit tenant and/or its guarantor of monthly rental payments and other payments due under its credit lease. A downgrade in the rating of a credit tenant and/or its guarantor may have a related adverse effect on the ratings of the certificates.

                                 In addition, the related mortgage loan seller did not independently assess the creditworthiness of any credit tenant or guarantor of a credit lease. Because the ability of a credit lease to provide sufficient funds to pay the related credit lease loan depends on revenue from a single credit tenant, if a default were to occur under the credit lease or the associated guarantee, the borrower under the credit lease loan may not be able to make the required payments under the credit lease loan until the property is relet.

                                 In certain cases, the "dark value" (i.e.
                                 unleased value) of a mortgaged property
                                 securing a credit lease loan is less than the balance of the credit lease loan on the related mortgaged property.

LOSSES MAY BE CAUSED BY          Cash flow or value of a mortgaged property
TENANT CREDIT RISK ON THE        could be reduced if tenants are unable to meet
MORTGAGE LOANS                   their lease obligations or become insolvent.
                                 The inability of tenants to meet their
                                 obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 o  If tenant sales in retail properties
                                    decline, rents based on sales will decline.
                                    Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                 o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus.


TENANT CONCENTRATION ENTAILS     In those cases where a mortgaged property is
RISKS BECAUSE THE FINANCIAL      leased to a single tenant, or is primarily
CONDITION OF A SINGLE TENANT     leased to one or a small number of major
OR A FEW TENANTS MAY             tenants, a deterioration in the financial
ADVERSELY AFFECT NET CASH        condition or a change in the plan of operations
FLOW                             of that tenant can have a particularly
                                 significant effect on the net cash flow
                                 generated by the mortgaged property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                 Sixteen (16) of the mortgaged properties, securing mortgage loans that represent 16.60% of the initial pool balance, are single tenant properties.


                                 In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                 These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have. See also "Description of the Mortgage Pool--Significant Mortgage Loans--The 3301 South Norfolk Street Loan" and "Description of the Mortgage Pool--Significant Mortgage Loans--The Holmes Headquarters Loan."


VOLATILITY OF BUSINESS OF        Technology and internet start-up companies have
TECHNOLOGY/INTERNET START-UP     experienced a variety of factors that tend to
TENANTS MAY ADVERSELY AFFECT     make their businesses relatively volatile. In
TENANT CASH FLOW                 addition, technology and internet start-up
                                 companies often require significant build-out costs related to special technology which may adversely affect the ability of the landlord to relet the properties.

                                 Some publicly-traded technology companies have suffered significant stock price declines, further demonstrating the relatively volatile nature of such companies and the risks that technology and internet start-up companies may pose as tenants of the properties. The relative instability of these tenants may adversely affect the ability of the borrowers to repay their mortgage loans.


LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF, OR TENANT         office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if space leases expired or
                                 terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex
                                 A" to this prospectus supplement for
                                 information regarding the expiration of leased space for certain mortgaged properties.

                                 If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain retail properties contain early termination or space surrender provisions that could reduce cash flow from tenants" and "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" for information regarding certain of these reserves.


LEASES AT CERTAIN PROPERTIES     Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION OR     subject to provisions which may entitle the
SPACE SURRENDER PROVISIONS       tenant to surrender a portion of the demised
THAT COULD REDUCE CASH FLOW      premises or terminate the lease prior to the
FROM TENANTS                     expiration date of the lease. The terms of each
                                 such lease provide for, among other things, the payment by the applicable tenant of a surrender, termination or similar fee. These provisions may affect cash flow from tenants, and affect a borrower's ability to make its mortgage loan payments.

TENANT BANKRUPTCY ENTAILS        The bankruptcy or insolvency of a major tenant,
RISKS                            such as an anchor tenant, or a number of
                                 smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage
                                 Loans" in the prospectus.

LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY              that may be allocated to your class of
MANAGEMENT                       certificates
                                 if property management is inadequate. Property managers are normally responsible for the following activities:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments; and

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                 Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.

CONFLICTS OF INTEREST BETWEEN    Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                 o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                 o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                 o  affiliates of the managers or the
                                    borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.


LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL A     property in connection with the origination of
MORTGAGED PROPERTY SECURING A    the related mortgage loan or thereafter, and
DEFAULTED MORTGAGE LOAN FOR      the loan-to-value ratios as of the cut-off date
ITS APPRAISED VALUE              referred to in this prospectus supplement are
                                 based on the appraisals. If the servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the cut-off date is presented in this prospectus supplement for illustrative purposes only.

SUBORDINATE FINANCING ON THE     One (1) mortgaged property securing a mortgage
MORTGAGED PROPERTY MAY           loan that represents 1.14% of the initial pool
INCREASE RISKS                   balance is known by the applicable mortgage
                                 loan seller to be encumbered by secured
                                 subordinate debt. The existence of subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

                                 o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                 o reduced cash flow could result in deferred maintenance; and

                                 o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED BY        Except for two (2) mortgage loans that
EQUITY IN THE BORROWER MAY       represent 2.82% of the initial pool balance,
INCREASE RISKS                   the mortgage loan sellers are not aware of any
                                 mortgage loans where the direct parents of the related borrowers have incurred mezzanine debt.
                                 Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate and Mezzanine Financing" in this prospectus supplement.

RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. The mortgage pool includes ten (10)
                                 groups of mortgage loans, representing 16.41% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than 2.81% of the initial pool balance. These ten (10) groups include four (4) groups of cross-collateralized loans containing eight (8) mortgage loans that represent in the aggregate 5.34% of the initial pool balance. No one group of cross-collateralized mortgage loans represents more than 2.26% of the initial pool balance.
                                 When borrowers are related, any adverse
                                 circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized
                                 Mortgage Loans and Mortgage Loans
                                 Collateralized by Multiple Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

LARGER-THAN-AVERAGE BALANCE      Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES MORE       together with other mortgage loans that have
SEVERE                           related sponsorship and may be cross-
                                 collateralized, have outstanding balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans. See
                                 "Description of the

                                 Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

LOSSES COULD RESULT FROM         Eight (8) mortgage loans, representing 5.34% of
LIMITATION OR ENFORCEABILITY     the initial pool balance, are
OF CROSS-COLLATERALIZATION       cross-collateralized with one or more other
                                 mortgage loans in the mortgage pool. One (1) mortgage loan, representing 2.04% of the initial pool balance, is represented by one of two mortgage notes signed by the same two borrowers and secured by the same mortgaged property. The second mortgage note is not part of the mortgage pool. See "Description of the Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties." Cross-collateralization
                                 arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                 o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                 o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related

                                 Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE           "foreclosure property" acquired by the trust
PAYMENTS TO                      will reduce the net proceeds available for
CERTIFICATEHOLDERS               distribution to certificateholders. If the
                                 trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                 "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON         Some jurisdictions, including California, have
REMEDIES                         laws that prohibit more than one "judicial
                                 action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly.
                                 The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the servicer and any replacement special servicer may be required to foreclose first on properties in states where the one "judicial action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
                                 "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding which alternatives to pursue after a default.


BANKRUPTCY RULES MAY LIMIT       Operation of the federal bankruptcy code and
THE ABILITY OF A LENDER TO       related state laws may interfere with the
ENFORCE REMEDIES                 ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

INCREASES IN GROUND RENTS MAY    Three (3) mortgaged properties, securing
ADVERSELY AFFECT A BORROWER'S    mortgage loans which represent 3.77% of the
ABILITY TO MAKE PAYMENTS         initial pool balance, are subject solely to the
UNDER A RELATED MORTGAGE LOAN    lien of a mortgage on the borrower's leasehold
AND CAUSE REALIZED LOSSES ON     interest under a ground lease.
THE MORTGAGE LOANS
                                 Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                 The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                 Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                 o  It requires the lessor to give the
                                    leasehold mortgagee notice of lessee
                                    defaults and an opportunity to cure them.

                                 o  It permits the leasehold estate to be
                                    assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                 o  It contains certain other protective
                                    provisions typically included in a
                                    "mortgageable" ground lease.

                                 See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.

YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE      delays and shortfalls. These delays or
ON THE MORTGAGED PROPERTIES      shortfalls in payments could result in realized
ADVERSELY AFFECTS THE ABILITY    losses in the mortgage loans that may be
OF BORROWERS TO MAKE PAYMENTS    allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                 Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

                                 In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.


CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR     repurchased, the characteristics of the pool
PROPERTY CHARACTERISTICS MAY     may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES ON THE CERTIFICATES       location, property characteristics, and number
                                 of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

COMPLIANCE WITH THE AMERICANS    If a borrower were required to pay expenses and
WITH DISABILITIES ACT MAY        fines imposed by the Americans with
REDUCE PAYMENTS TO               Disabilities Act of 1990, the amount available
CERTIFICATEHOLDERS               to make payments on its mortgage loan would be
                                 reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE            Principals or affiliates of certain borrowers
PAYMENTS TO                      may have been involved in bankruptcy or similar
CERTIFICATEHOLDERS               proceedings or may have otherwise been parties
                                 to real estate-related or other litigation.
                                 Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business.
                                 This litigation could have a material adverse effect on the distributions to certificateholders.

RISKS RELATING TO                Provisions requiring yield maintenance charges,
ENFORCEABILITY OF YIELD          penalty charges or lockout periods may not be
MAINTENANCE CHARGES OR           enforceable in some states and under federal
DEFEASANCE PROVISIONS            bankruptcy law. Provisions requiring yield
                                 maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.
                                 Additionally, although the collateral
                                 substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE EFFECT ON                    The effect of the terrorist attacks on the
CERTIFICATEHOLDERS OF THE        World Trade Center and the Pentagon on
RECENT TERRORIST ATTACKS IN      September 11, 2001 and related military action
THE UNITED STATES IS UNCLEAR.    on the performance of the mortgage loans is
                                 unclear, but there may be an adverse effect on general economic conditions and general market liquidity. According to publicly available reports, the financial markets are responding in part to the uncertainty with regard to the scope, nature and duration of military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers, aircraft makers, the hospitality industry and others, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth.

RECENT DEVELOPMENTS MAY LIMIT    The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR     borrowers to maintain hazard insurance policies
INCREASE THE COST OF             on the mortgaged properties, as well as
INSURANCE REQUIRED BY THE        comprehensive general liability and business
MORTGAGE LOANS.

                                 interruption or rent loss insurance policies. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans. As a result of the September 11, 2001 terrorist attacks, insurance coverage may be more difficult to obtain or renew at comparable rates. According to published reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of nonrenewal to commercial customers. Although some state regulators have permitted insurance carriers to exclude terrorism risks from coverage under certain lines of commercial insurance, it is unclear whether other state regulators may do so. This may result in insurers withdrawing from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to the mortgaged properties. There can be no certainty that policies which are renewed will continue to provide coverage for terrorist attacks. The insurance policies on certain mortgaged properties have been renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.


   CALCULATIONS OF INTEREST

     One hundred and five (105) of the mortgage loans, which represent 98.84% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. One (1) mortgage loan, which represents 0.47% of the initial pool balance, accrues interest on the basis of a 360-day year and the actual days elapsed and has a monthly payment that changes throughout the life of the loan according to the schedule described in "Annex A" to this prospectus supplement. One (1) mortgage loan, which represents 0.37% of the initial pool balance, accrues interest and has a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Finally, one (1) mortgage loan, which represents 0.32% of the initial pool balance, accrues interest and has a payment calculated on the basis of a 360-day year and the actual number of days elapsed.

     Seven (7) mortgage loans, which represent 8.06% of the initial pool balance, provide for payments of interest only for up to 60 months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.


   BALLOON LOANS

     Ninety-eight (98) of the mortgage loans, which represent approximately 89.39% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Seven (7) of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


   ARD LOANS

     Seven (7) of the mortgage loans, which represent approximately 9.45% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on "Annex A" to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.00% per annum. Beginning on its anticipated repayment date, excess interest, which is interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class P certificates.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower typically will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

    (1)   payments to required escrow funds;

    (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

    (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

    (4)   principal on the mortgage loan until the principal is paid in full;
          and

    (5)   excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the ARD loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium.

     The servicer, pursuant to the pooling and servicing agreement, may waive provisions in the ARD loans that would require the payment of excess interest or replacement of the property manager if the ARD loan is not paid on the anticipated repayment date.


     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes three (3) fully amortizing mortgage loans, which represent 1.16% of the initial pool balance.


     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Sixty-one (61) of the mortgage loans, which represent 61.24% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan) or both to be due on the first day of each month. Forty-four (44) of the mortgage loans, which represent 37.60% of the initial pool balance, provide for due dates on the fifth day of each month. Three (3) of the mortgage loans, which represent 1.16% of the initial pool balance, provide for due dates on the fifteenth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.

     DEFEASANCE

     All but two (2) of the mortgage loans, which mortgage loans represent 2.02% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

    (1) pays on any due date,

        o all interest accrued and unpaid on the principal balance of the mortgage loan to and, including that due date,

        o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

        o   any costs and expenses related to the release,

    (2) delivers or pledges defeasance collateral to the trustee,

        o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

        o   that provides payments:

           o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

           o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

    (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller (or an originator, as applicable) for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller, or originator, as applicable. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the servicer or any mortgage loan seller. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


    RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes ten (10) groups of mortgage loans, representing 16.41% of the initial pool balance, made to affiliated or related borrowers. These ten (10) groups include four (4) groups of cross-collateralized loans containing eight (8) mortgage loans, which represent in the aggregate 5.34% of the initial pool balance. Four (4) mortgage loans, other than the cross-collateralized mortgage loans, which represent 4.03% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 108, while the total number of mortgaged properties in the mortgage pool is
117. In most cases, we
treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.

     One (1) mortgage loan, known as the "Mesa Grande loan", in the original principal amount of $14,500,000, is represented by one of two mortgage notes, each signed by the same two borrowers and secured by the same mortgaged property. The second mortgage note, also in the original principal amount of $14,500,000, is not part of the mortgage pool and may be deposited in a separate mortgage pool at a later date. Neither such mortgage note is subordinate to the other. Both mortgage notes bear the same interest rate and otherwise have the same payment terms and any payments received from the borrowers will be applied pro rata between them. Both mortgage notes are subject to a co-lender agreement which provides, among other things, that both the mortgage notes will be serviced or sub-serviced by the servicer as though both mortgage loans evidenced by the two separate mortgage notes were a single mortgage loan. The servicer will not be required to make advances of principal and interest with respect to the second mortgage note and its servicing compensation with respect to the second mortgage note will be paid solely from amounts payable on such note. The holder of the second mortgage note will generally have no rights to consent to any action or inaction of the trustee or the servicer in respect of administration of the Mesa Grande loan.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

    Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o  transfers to specified parties related to the borrower.

     The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

   SECURED SUBORDINATE FINANCING

     One (1) mortgaged property, securing a mortgage loan shown on "Annex A" as loan number 30760, representing 1.14% of the initial pool balance, is known to be encumbered by secured subordinated debt that is not part of the mortgage pool. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


   UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both.

     Except for two (2) mortgage loans shown on "Annex A" as loan numbers 09-0001521 and 33290, representing 2.82% of the initial pool balance, the mortgage loan sellers are not aware of any mortgaged properties that have unsecured subordinate debt, unsecured mezzanine debt or mezzanine debt secured by equity interests in the borrower. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


   GROUND LEASES

     Three (3) mortgaged properties securing mortgage loans which represent 3.77% of the initial pool balance, are subject solely to the lien of a mortgage on the borrower's leasehold interest in such mortgaged property.

     None of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


   LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

   SIGNIFICANT MORTGAGE LOANS


The 3301 South Norfolk Street Loan

     The 3301 South Norfolk Street Loan. The "3301 South Norfolk Street loan," representing 4.71% of the initial pool balance, was originated by GMAC Commercial Mortgage Corporation on September 28, 2001. The 3301 South Norfolk Street loan has a principal balance as of the cut-off date of approximately $33,420,707. The 3301 South Norfolk Street loan is a ten-year balloon loan evidenced by a promissory note in the amount of $33,500,000 with a maturity date of October 5, 2011 that provides for monthly payments of principal and interest based upon a 30-year amortization schedule. The 3301 South Norfolk Street loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and financing statement encumbering an office and industrial/warehouse complex in Seattle, Washington. The "3301 South Norfolk Street borrower" is Sea-Tuk Warehouse, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity.

     Payment and prepayment terms for the 3301 South Norfolk Street loan are set forth on Annex A.

     The 3301 South Norfolk Street Property. The 3301 South Norfolk Street property is wholly leased to Associated Grocers, Inc., a retailer-owned grocery distributor. The Associated Grocers' lease has a term which expires in July 2031, and is cross-defaulted with the 3301 South Norfolk Street loan. Lease payments under the Associated Grocers' lease are required to be paid directly to the servicer. The 3301 South Norfolk Street property is an office and industrial/warehouse complex, located in Seattle, Washington and serves as the main headquarters and distribution facility for Associated Grocers. Prior to the sale of the 3301 South Norfolk Street property to the 3301 South Norfolk Street borrower in connection with the origination of the 3301 South Norfolk Street Loan, Associated Grocers, Inc. owned and occupied this property since its initial development in 1955. The property was developed in phases between 1955 and 1991. The 3301 South Norfolk Street property is comprised of eight primary buildings as well as ancillary structures and site improvements, all situated on a 55.3 acre parcel of property. The 3301 South Norfolk Street property contains 102,176 SF of office space, including an office building housing the main corporate offices of Associated Grocers, Inc. while the remaining buildings contain 931,035 SF of warehouse, freezer and cooling space.

     Defeasance. The 3301 South Norfolk Street borrower may obtain the release of the 3301 South Norfolk Street property from the lien of the security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The 3301 South Norfolk Street loan has a cut-off date LTV of 61.89%. An appraisal performed on June 5, 2001 determined a value for the 3301 South Norfolk Street property of $54,000,000.

     Underwritten DSC Ratio and NCF. The 3301 South Norfolk Street loan has an underwritten NCF DSCR of 1.64x and an underwritten NCF of $4,596,529.

     Other Indebtedness; Liquidity and Net Worth Requirements. Concurrently with the origination of the 3301 South Norfolk Street loan, an affiliate of the depositor and the servicer provided a three-year senior secured credit facility in the amount of $60 million to Associated Grocers, Inc. The senior secured credit facility is not included in the mortgage pool and consists of a $50 million revolving facility secured by accounts receivable and inventory and a $10 million term loan (which has since been paid in full). Proceeds from the 3301 South Norfolk Street loan and the senior secured credit facility were used to recapitalize Associated Grocers' business, including the payoff of certain then outstanding delinquent indebtedness at a discount. On an ongoing basis, Associated Grocers, Inc. has agreed, among other things, to maintain a minimum liquidity of at least $5 million and a minimum net worth of at least $20 million. Failure to maintain these levels would constitute a default under the loan documents and permit the lender to foreclose on the property and/or terminate the 3301 South Norfolk Street borrower's rights to operate and manage the 3301 South Norfolk Street property.

     Tenant Improvement and Leasing Commission Reserve. The 3301 South Norfolk Street borrower established a tenant improvement and leasing commission reserve at loan closing by delivering a letter of credit in the amount of $3,500,000 and is required to make monthly deposits of $20,834 into the reserve to cover tenant improvements and leasing commissions at the 3301 South Norfolk Street property.

     Environmental, Repairs and Replacement Reserves. With respect to certain soil and groundwater remediation required at the property, the 3301 South Norfolk Street borrower established an environmental hazard reserve at loan closing by delivering a letter of credit in the amount of $1,000,000 for environmental related remedial and corrective work and a $35,000,000 secured creditor's environmental policy issued by an affiliate of American International Group, Inc. In addition, the 3301 South Norfolk Street borrower deposited $76,250 at loan closing into a repairs reserve for immediate repairs to the 3301 South Norfolk Street property and is required to make monthly deposits of $12,915 into a replacement reserve for other replacement, repairs and improvements to the 3301 South Norfolk Street property.

     Property Management. The 3301 South Norfolk Street is self-managed by the tenant of the 3301 South Norfolk Street property.

     Earthquake Insurance. A seismic study of the 3301 South Norfolk Street property estimated a 19% "probable maximum loss" and earthquake insurance has been obtained for the property.


The Southlake Town Square Loan

     The Southlake Town Square Loan. The "Southlake Town Square loan" represent ing approximately 3.19% of the initial pool balance was originated by Archon Financial, L.P., on August 24, 2001. The Southlake Town Square loan has a principal balance as of the cut-off date of approximately $22,686,317. It is evidenced by a promissory note in the amount of $22,760,000 with a maturity date of September 1, 2011, that provides for monthly payments of principal and interest based upon a 30-year amortization schedule. The Southlake Town Square loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering a retail shopping center located in Southlake, Texas. The "Southlake Town Square borrower" is SL Venture West II, L.P., a Texas limited partnership that is a special purpose, bankruptcy remote entity.

     Payment and prepayment terms for the Southlake Town Square loan are set forth in Annex A.

     The Southlake Town Square Property. The Southlake Town Square property is an open-air retail shopping center which surrounds the City of Southlake Town Hall and

County Courthouse. The Southlake Town Square property contains 81,816 SF of retail space including tenants such as The Container Store, Williams-Sonoma, Talbot's and Victoria's Secret and an office component consisting of 58,883 SF, for a total of 140,699 SF of GLA. The Southlake Town Square property was built between 1998 and 2001 and had an occupancy rate of 96.08% as of December 31, 2001.

     The following table summarizes the breakdown of GLA and annualized per SF base rent information for the ten largest tenants at the Southlake Town Square property:

                             SOUTHLAKE TOWN SQUARE
               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT


                                                                               ANNUALIZED     APPROXIMATE
                                        LEASE        TENANT         % OF        BASE RENT     % OF TOTAL      ANNUALIZED
TENANT NAME                          EXPIRATION     GLA (SF)        GLA          PER SF        BASE RENT      BASE RENT
-----------                         ------------   ----------   -----------   ------------   ------------   -------------
Container Store .................   02/28/2012       23,976         17.04%      $ 18.00          15.70%      $  431,568
Harold's ........................   03/31/2011        6,131          4.36%      $ 26.47           5.90%      $  162,302
Mi Cocina .......................   06/30/2009        5,782          4.11%      $ 20.71           4.36%      $  119,738
Williams Sonoma .................   01/31/2009        5,000          3.55%      $ 23.50           4.27%      $  117,500
Corner Bakery ...................   03/31/2009        4,626          3.29%      $ 22.82           3.84%      $  105,575
Talbots .........................   01/31/2010        4,398          3.13%      $ 24.00           3.84%      $  105,552
Bombay Company ..................   03/31/2009        4,131          2.94%      $ 24.00           3.61%      $   99,144
Cooper & Stebbins ...............   04/30/2004        5,212          3.70%      $ 16.00           3.03%      $   83,392
Beauty First ....................   04/30/2004        3,064          2.18%      $ 25.00           2.79%      $   75,600
Dallas Morning News .............   10/31/2004        4,148          2.95%      $ 17.00           2.57%      $   70,516
                                                     ------         -----       -------          -----       ----------
Totals/Weighted Average .........                    66,468         47.24%      $ 20.64          49.91%      $1,371,887

     The following table summarizes information related to the expiration of tenant leases at the Southlake Town Square property:


                             SOUTHLAKE TOWN SQUARE
                           LEASE EXPIRATION SCHEDULE




                                                                                        APPROXIMATE
                              NUMBER                      % OF TOTAL     ANNUALIZED     % OF TOTAL
YEAR                        OF LEASES     EXPIRING SF         SF          BASE RENT      BASE RENT
----                       -----------   -------------   ------------   ------------   ------------
2002 ...................         0               --           0.00%     $        0          0.00%
2003 ...................         2              782           0.56%     $   13,944          0.51%
2004 ...................        19           46,705          33.19%     $  933,962         33.98%
2005 ...................         8           15,003          10.66%     $  259,831          9.45%
2006 ...................         3            4,867           3.46%     $   85,096          3.10%
2007 ...................         1            1,371           0.97%     $   27,420          1.00%
2008 ...................         0               --           0.00%     $        0          0.00%
2009 ...................        12           29,673          21.09%     $  673,989         24.52%
2010 ...................         1            4,398           3.13%     $  105,552          3.84%
2011+ ..................         3           30,107          21.40%     $  593,870         21.60%
Month to Month .........         3            2,281           1.62%     $   55,200          2.01%
Vacant .................         4            5,512           3.92%     $        0          0.00%
                                --           ------         ------      ----------        ------
Totals .................        56          140,699         100.00%     $2,748,864        100.00%

     Defeasance. The Southlake Town Square borrower may obtain the release of the Southlake Town Square property from the lien of the security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Southlake Town Square loan has a cut-off date LTV of 79.32%. An appraisal performed on July 2, 2001 determined a value for the Southlake Town Square property of $28,600,000.

     Underwritten NCF and DSC Ratio. The Southlake Town Square loan has an underwritten NCF DSCR of 1.27x and an Underwritten NCF of $2,392,128.

     Tenant Improvement and Leasing Commission Reserve. The Southlake Town Square borrower is required to make monthly deposits of $8,500 into a tenant improvements and leasing commission reserve for tenant improvements, leasing commission obligations and other expenses.

     Replacement Reserve. The Southlake Town Square borrower is required to make monthly deposits of $1,172.50 into a replacement reserve for various scheduled repairs and replacements.

     Property Management. The Southlake Town Square property is managed by Cooper Stebbins, LP, an affiliate of the Southlake Town Square borrower. The property manager has subordinated its contractual right to management fees to the lien of the related security agreement.


The Lakewood Shopping Plaza Loan

     The Lakewood Shopping Plaza Loan. The "Lakewood Shopping Plaza loan," representing 2.95% of the initial pool balance, was originated by GMAC Commercial Mortgage Corporation on August 2, 2001. The Lakewood Shopping Plaza loan has a principal balance as of the cut-off date of approximately $20,921,669. The Lakewood Shopping Plaza loan is a ten-year balloon loan evidenced by a promissory note in the amount of $21,000,000 with a maturity date of August 5, 2011 that provides for monthly payments of principal and interest based upon a 30-year amortization schedule. The Lakewood Shopping Plaza loan is secured by, among other things, a mortgage and security agreement, encumbering a shopping center in Lakewood, New Jersey. The "Lakewood Shopping Plaza borrower" is Lakewood Plaza 9 Associates, L.P., a Delaware limited partnership that is a special purpose, bankruptcy remote entity affiliated with Kramont Realty Trust, a publicly traded real estate investment trust listed on the New York Stock Exchange under the symbol "KRT".

     Payment and prepayment terms for the Lakewood Shopping Plaza loan are set forth on Annex A.

     The Lakewood Shopping Plaza Property. The Lakewood Shopping Plaza property is an anchored shopping center located in Lakewood, New Jersey. The Lakewood Shopping Plaza property was built between 1969 and 1972 and in 1994, with improvements in 1999, and consists of approximately 203,099 SF of GLA. The Lakewood Shopping Plaza property had an occupancy rate of 100% as of October 3, 2001.

     The following table summarizes the breakdown of GLA and annualized per SF base rent information for the ten largest retail tenants at the Lakewood Shopping Plaza property:


                            LAKEWOOD SHOPPING PLAZA
           TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED BASE RENT

                                                                       ANNUALIZED   APPROXIMATE
                                      LEASE      TENANT       % OF      BASE RENT   % OF TOTAL
TENANT NAME                        EXPIRATION   GLA (SF)      GLA        PER SF      BASE RENT   ANNUALIZED BASE RENT
-----------                       ------------ ---------- ----------- ------------ ------------ ---------------------
ShopRite ........................ 02/28/2010     76,577       37.70%    $ 15.18        42.07%         $1,162,669
Odd Job Trading ................. 07/31/2002     13,451        6.62%    $ 15.00         7.30%         $  201,765
Staples(1) ...................... 02/28/2009     14,890        7.33%    $  9.50         5.12%         $  141,455
R&S Strauss Inc. ................ 12/31/2007     13,790        6.79%    $ 10.00         4.99%         $  137,900
D&K Stores, Inc. ................ 01/01/2005      8,088        3.98%    $ 12.36         3.62%         $  100,000
Blockbuster Video ............... 02/28/2003      5,760        2.84%    $ 13.00         2.71%         $   74,880
Fashion Gallery ................. 01/31/2005      5,873        2.89%    $ 11.50         2.44%         $   67,540
East Coast Fitness .............. 06/30/2010     10,000        4.92%    $  6.60         2.39%         $   66,000
H & R Block ..................... 04/30/2006      3,720        1.83%    $ 17.00         2.29%         $   63,240
Kay-Bee Toy, Inc. ............... 01/31/2002      3,700        1.82%    $ 14.50         1.94%         $   53,650
                                                 ------       -----     -------        -----          ----------
 Total/Weighted Average .........               155,849       76.74%    $ 13.86        74.87%         $2,069,099


----------
(1) Staples subleases its space to three subtenants (Judaica Plaza, D.E. Jones and Rainbow Store)

     The following table summarizes information related to the expiration of tenant leases at the Lakewood Shopping Plaza property:


                            LAKEWOOD SHOPPING PLAZA
                           LEASE EXPIRATION SCHEDULE

                                                                               APPROXIMATE
                     NUMBER OF                       % OF       ANNUALIZED     % OF TOTAL
      YEAR            LEASES       EXPIRING SF     TOTAL SF      BASE RENT      BASE RENT
      ----         ------------   -------------   ----------   ------------   ------------
2002 ...........         5            22,603         11.13%    $  325,092         11.82%
2003 ...........         6            12,003          5.91%    $  187,916          6.83%
2004 ...........         5            11,350          5.59%    $  151,449          5.51%
2005 ...........        11            29,301         14.43%    $  411,680         14.96%
2006 ...........         4             7,070          3.48%    $  118,028          4.29%
2007 ...........         3            18,070          8.90%    $  186,772          6.79%
2008 ...........         0                 0          0.00%    $        0          0.00%
2009 ...........         1            14,890          7.33%    $  141,455          5.14%
2010 ...........         2            86,577         42.63%    $1,228,669         44.66%
2011+ ..........         1               585          0.29%    $        0          0.00%
Vacant .........        NAP              650          0.32%    $        0          0.00%
                        --            ------        ------     ----------        ------
Totals .........        38           203,099        100.00%    $2,751,061        100.00%

     Defeasance. The Lakewood Shopping Plaza borrower may obtain the release of the Lakewood Shopping Plaza property from the lien of the security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Lakewood Shopping Plaza loan has a cut-off date LTV of 74.72%. An appraisal performed on May 17, 2001 determined a value for the Lakewood Shopping Plaza property of $28,000,000.

     Underwritten DSC Ratio and NCF. The Lakewood Shopping Plaza loan has an underwritten NCF DSCR of 1.32x and an underwritten NCF of $2,315,968.

     Lockbox; Cash Flow Sweep. A springing lockbox has been established pursuant to a lockbox deposit account agreement. Following (i) the failure of the borrower to comply with the terms of the lockbox-deposit account agreement,
(ii) the occurrence of an event of default under the loan documents or (iii) the occurrence of a lockbox trigger event, the Lakewood Shopping Plaza borrower is required to direct all current and future tenants to make payments of rent into the lockbox deposit account under the sole control of the servicer. A "lockbox trigger event" will occur on the earliest of (i) February 28, 2009;
(ii) in the event of an early termination of the ShopRite lease, the date of such termination; (iii) the date on which ShopRite ceases to operate as a supermarket at the Lakewood Shopping Plaza property; or (iv) the date on which ShopRite or its parent entity files for bankruptcy relief. Upon an event of default, the servicer will have continuing, exclusive control of, and the right to apply, all amounts in the lockbox account to payment of any and all debts and obligations of the Lakewood Shopping Plaza borrower owing to the servicer.

     Tenant Improvements and Leasing Commission Reserve. The Lakewood Shopping Plaza borrower is required to make monthly deposits of $10,058 into a tenant improvements and leasing commission reserve account to cover tenant improvements and leasing commissions at the Lakewood Shopping Plaza property.

     Replacement Reserve. The Lakewood Shopping Plaza borrower is required to make monthly deposits of $2,531 into a replacement reserve for replacement, repairs and improvements to the Lakewood Shopping Plaza property.

     Property Management. The Lakewood Shopping Plaza property is managed by Kramont Operating Partnership, L.P., an affiliate of the Lakewood Shopping Plaza borrower. The property manager has subordinated its contractual right to management fees to the lien of the security instrument.

     Environmental Insurance Policy. The Phase I environmental assessment performed on the Lakewood Shopping Plaza property noted the presence of former and current on-site dry cleaning operations at the Lakewood Shopping Plaza property, and although no signs of contamination were identified, the environmental consultant recommended that further investigation may be warranted. In lieu of performing a Phase II environmental assessment, a secured creditor environmental insurance policy issued by an affiliate of American International Group, Inc., in an amount equal to the principal balance of the Lakewood Shopping Plaza loan, was obtained. In addition to the environmental insurance policy, Kramont Operating Partner, L.P., the operating partner of Kramont Realty Trust, provided an environmental indemnity.

The Boca Industrial Park Loan

     The Boca Industrial Park Loan. The "Boca Industrial Park loan" representing 2.80% of the initial pool balance, was originated by an affiliate of German American Capital Corporation on June 28, 2001. The Boca Industrial Park loan has a principal balance as of the cut-off date of approximately $19,914,126. The Boca Industrial Park loan is a ten-year balloon loan evidenced by a promissory note in the amount of $20,000,000 with a maturity date of July 1, 2011, that provides for monthly payments of principal and interest based upon a 30-year amortization schedule. The Boca Industrial Park loan is secured by, among other things, a mortgage and security agreement, encumbering a warehouse and office complex in Boca Raton, Florida. The "Boca Industrial Park borrower" is Boca Industrial Park, Ltd., a Florida limited partnership, which is a special purpose, bankruptcy remote entity.

     Payment and prepayment terms for the Boca Industrial Park loan are set forth in Annex A.

     The Boca Industrial Park Property. The Boca Industrial Park property is an office and warehouse complex consisting of six warehouse/office single-storied buildings located in Boca Raton, Florida. The Boca Industrial Park property was developed in 1984, and consists of 386,846 SF of GLA. The Boca Industrial Park property had an occupancy rate of 91% as of January 29, 2002.

     The following table summarizes the breakdown of GLA and annualized per SF base rent information for the ten largest tenants at the Boca Industrial Park property:


                             BOCA INDUSTRIAL PARK
               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                          APPROXIMATE
                                       LEASE      TENANT       % OF     ANNUALIZED BASE   % OF TOTAL    ANNUALIZED
TENANT NAME                         EXPIRATION   GLA (SF)      GLA        RENT PER SF      BASE RENT    BASE RENT
-----------                        ------------ ---------- ----------- ----------------- ------------ -------------
Rexell Showcase International..... 03/31/2006     90,000       23.27%       $ 6.90           25.61%    $  621,000
Norbar Fabrics ................... 11/14/2003     35,000        9.05%       $ 3.99            5.76%    $  139,650
Whirlpool Corporation ............ 12/31/2002     22,490        5.81%       $ 6.30            5.84%    $  141,687
Handcraft Woodworking, Inc ....... 10/31/2003     17,400        4.50%       $ 6.30            4.52%    $  109,620
Lee's Moving & Storage ........... 11/30/2004     17,000        4.39%       $ 6.19            4.34%    $  105,230
NYE Portfolio .................... 08/14/2005     16,690        4.31%       $ 6.50            4.47%    $  108,485
Sun Sentinel ..................... 05/08/2005     16,690        4.31%       $ 5.72            3.94%    $   95,467
Bonnie & Sons .................... 01/31/2002     16,290        4.21%       $ 6.84            4.59%    $  111,393
M & K Technology ................. 08/31/2006     11,863        3.07%       $ 7.50            3.67%    $   88,973
Pillsburg D/B/A Haagen Dazs....... 12/31/2004     11,600        3.00%       $ 7.35            3.44%        85,260
                                                  ------       -----        ------           -----     ----------
Totals/Weighted Average ..........               255,023       65.92%       $ 6.30           66.18%    $1,606,764

     The following table summarizes information related to the expiration of tenant leases at the Boca Industrial Park property:


                             BOCA INDUSTRIAL PARK
                           LEASE EXPIRATION SCHEDULE

                                                                              APPROXIMATE
                    NUMBER OF                       % OF       ANNUALIZED     % OF TOTAL
YEAR                  LEASES      EXPIRING SF     TOTAL SF      BASE RENT      BASE RENT
----               -----------   -------------   ----------   ------------   ------------
2002 ...........         7           62,795         16.23%    $  349,383         14.41%
2003 ...........         2           52,400         13.55%    $  249,270         10.28%
2004 ...........         6           53,428         13.81%    $  352,294         14.53%
2005 ...........         3           44,980         11.63%    $  271,116         11.18%
2006 ...........         6          128,953         33.33%    $  914,620         37.72%
2007 ...........         2            8,000          2.07%    $   58,000          2.39%
2008 ...........         0                0          0.00%    $        0          0.00%
2009 ...........         0                0          0.00%    $        0          0.00%
2010 ...........         0                0          0.00%    $        0          0.00%
2011+ ..........         0                0          0.00%    $        0          0.00%
Vacant .........         6           36,290          9.38%    $  230,242          9.49%
                         -          -------        ------     ----------        ------
Totals .........        33          386,846        100.00%    $2,424,924        100.00%

     Defeasance. The Boca Industrial Park borrower may obtain the release of the Boca Industrial Park property from the lien of the security instrument by exercising a defeasance option on or after August 1, 2005.

     Value. The Boca Industrial Park loan has a cut-off date LTV of 66.35% based on the cut-off date balance of the Boca Industrial Park loan, net of the $2,000,000 earnout letter of credit. An appraisal performed on June 7, 2001 determined a value for the Boca Industrial Park property of $27,000,000.

     Underwritten DSC Ratio and NCF. The Boca Industrial Park loan has an underwritten NCF DSCR of 1.25x and an underwritten NCF of $1,922,933. The underwritten NCF DSCR is based on the release conditions stipulated in the $2,000,000 earnout letter of credit.

     Leasing Letter of Credit. At loan closing, the Boca Industrial Park borrower delivered a letter of credit in the amount of $500,000. Following the end of each calendar quarter, the Boca Industrial Park borrower may request a reduction in the amount or release of the letter of credit based on satisfaction of certain leasing and other criteria.

     Earnout Letter of Credit. At loan closing, the Boca Industrial Park borrower delivered another letter of credit in the amount of $2,000,000. Commencing on June 28, 2002 and following the end of each calendar quarter thereafter, the Boca Industrial Park borrower may request a reduction in the earnout letter of credit to an amount equal to that portion of the loan that is not otherwise supportable at a DSCR of 1.25x so long as (i) no event of default has occurred and is continuing, and (ii) 90.00% of the square footage of the Boca Industrial Park property has been leased to bona fide third party tenants under bona fide leases at market rental rates. There is no set time frame within which the Boca Industrial Park borrower has to achieve these criteria. If the Boca Industrial Park borrower does not meet these criteria, the lender may continue to hold the earnout letter of credit as additional collateral.

     Lockbox. Following an event of default, the Boca Industrial Park borrower is required to direct all tenants and future tenants of the Boca Industrial Park property to pay all amounts due to the Boca Industrial Park borrower into a lockbox account. Following an event of default, the servicer is authorized to withdraw funds from the lockbox and deposit such funds into a cash collateral account to be disbursed in accordance with the note and the cash management agreement.

     Tenant Improvement and Leasing Commission Reserve. The Boca Industrial Park borrower is required to make monthly deposits of $9,007.74 into a tenant improvement and leasing commission reserve account to cover tenant improvements and leasing commissions at the Boca Industrial Park property.

     Replacement Reserve. The Boca Industrial Park borrower is required to make monthly deposits of $6,434.08 into a replacement reserve for replacement, repairs and improvements to the Boca Industrial Park property.

     Property Management. The Boca Industrial Park property is managed by Danburg Management Corporation, an affiliate of the Boca Industrial Park borrower.


The Holmes Headquarters Loan

     The Holmes Headquarters Loan. The "Holmes Headquarters loan" representing 2.35% of the initial pool balance, was originated by GMAC Commercial Mortgage Corporation on July 16, 2001. The Holmes Headquarters loan has a principal balance as of the cut-off date of approximately $16,680,254. The Holmes Headquarters loan is a ten-year balloon loan evidenced by a promissory note in the amount of $16,740,000 with a maturity date of August 5, 2011 that provides for monthly payments of principal and interest based upon a 30-year amortization schedule. The Holmes Headquarters loan is secured by, among other things, a mortgage and security agreement, encumbering a warehouse and office complex in Milford, Massachusetts. The "Holmes Headquarters borrower" is ACRE HPC, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity.

     Payment and prepayment terms for the Holmes Headquarters loan are set forth in Annex A.

     The Holmes Headquarters Property. The Holmes Headquarters property is an office and warehouse complex serving as the headquarters for Holmes Product Group, Inc. located in Milford, Massachusetts. The Holmes Headquarters property was built in 2000 and consists of an office building with approximately 90,000 SF of space and a warehouse building with approximately 327,000 SF of space.

     The Holmes Headquarters property is wholly leased to Holmes Product Group, Inc., a private manufacturer and marketer of seasonal comfort appliances, under a 15-year triple net lease which expires on December 31, 2015, with three (3) five-year extension options. Upon satisfaction of certain conditions, the Holmes Headquarters tenant has the right, upon notice no later than June 1, 2009, to terminate its lease as of December 1, 2010. The lease provides that if the Holmes Headquarters property is leased to a third party as of the termination date, the Holmes Headquarters tenant is required to pay a termination fee equal to the fixed monthly rent that would otherwise be payable under the terminated lease for the year following such termination. If the property is not leased to a third party as of the termination date, the Holmes Headquarters tenant is required to pay (a) the termination fee plus (b) fixed rent at the rate applicable to the year following such termination date and additional rent until the

Holmes Headquarters property is leased to a third party (but in no event for a period longer than two (2) years), plus (c) reasonable costs of marketing and reletting the Holmes Headquarters property, but offset by any rent paid by a new tenant during such two (2) year period in excess of the fixed rent that would otherwise be payable under the terminated lease during such period.

     Release. An approximately nine (9) acre parcel of land of the Holmes Headquarters property may be released from the security instrument to the Holmes Headquarters borrower if certain conditions are satisfied, including that the release will not result in a downgrade, qualification or withdrawal of the then current ratings of the securities by the rating agencies.

     Tax Increment Financing. Pursuant to a tax increment financing agreement between an affiliate of the Holmes Headquarters borrower and the Town of Milford, Massachusetts, the Town of Milford has agreed to a twelve-year property tax abatement for the Holmes Headquarters property so long as local residents are given priority in hiring at the facility and local qualified contractors are used for construction and future repair work. This property tax abatement will be phased out over the twelve-year period and its benefits were not taken into account in connection with the underwriting of the Holmes Headquarters loan.

     Defeasance. The Holmes Headquarters borrower may obtain the release of the Holmes Headquarters property from the lien of the security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Holmes Headquarters loan has a cut-off date LTV of 68.64%. An appraisal performed on April 9, 2001 determined a value for the Holmes Headquarters property of $24,300,000.

     Underwritten DSC Ratio and NCF. The Holmes Headquarters loan has an underwritten NCF DSCR of 1.36x and an underwritten NCF of $1,925,667.

     Lockbox. All rents payable by the tenant of the Holmes Headquarters property are required to be deposited by the tenant into a lockbox account. Prior to (i) the failure by the Holmes Headquarters borrower to perform its obligations under the lockbox-deposit account agreement, or (ii) the occurrence of an event of default under the loan documents, funds in the lockbox account may be withdrawn at any time by the Holmes Headquarters borrower. Upon any such failure to perform or an event of default, the servicer may assume control of the lockbox account and direct the bank to transfer any funds therein to pay any outstanding obligations of the Holmes Headquarters borrower owing to the servicer.

     Tenant Improvements and Leasing Commission Reserve. The Holmes Headquarters borrower established a tenant improvements and leasing commission reserve at loan closing by depositing $700,000 into the reserve. After the replacement reserve has been fully funded at $62,250 as described below, the Holmes Headquarters borrower's required monthly deposits of $8,333.33 will be contributed to the tenant improvements and leasing commission reserve to cover tenant improvements and leasing commissions on the Holmes Headquarters property.

     Repairs and Replacement Reserves. The Holmes Headquarters borrower deposited $30,000 at loan closing into a required repairs reserve for immediate repairs to the Holmes Headquarters property and is required to make monthly deposits of $8,333.33 into a replacement reserve for other replacement, repairs and improvements on the Holmes Headquarters property until the balance in the replacement reserve equals or exceeds $62,250 at which time monthly payments will be contributed to the tenant improvement and leasing commission reserve.

     Property Management. The Holmes Headquarters is self-managed by the tenant of the Holmes Headquarters property.

   THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     Archon Financial, L.P. Archon Financial, L.P., a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the mortgage loan sellers, and Goldman Sachs & Co., one of the underwriters. The mortgage loans originated by Archon were sold to GSMC. The principal offices of Archon Financial, L.P. are located at 600 East Las Colinas Blvd., Suite 800, Irving, Texas 75309 and its telephone number is (972) 501-3900.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Banc Alex. Brown Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     Goldman Sachs Mortgage Company (GSMC). Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

   UNDERWRITING MATTERS

   ENVIRONMENTAL ASSESSMENTS AND INSURANCE

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environ-mental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller (or originator, as applicable) of the related mortgage loan or the report was delivered to that seller (or originator) as part of its acquisition or origination of the mortgage loan. For all but fifteen (15) of the mortgaged properties, which represent 10.39% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     For nine (9) mortgage loans that represent 13.86% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc. With respect to ten (10) of such mortgaged properties securing eight (8) mortgage loans representing 12.94% of the initial pool balance, the related environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. Subject to certain conditions and exclusions, such insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive. With respect to one (1) insurance policy covering a mortgaged property securing a mortgage loan that represents 0.92% of the initial pool balance, coverage is limited to the lesser of (a) clean-up or remediation costs and (b) $1,000,000.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sellers, the originators, the servicer, the underwriters or any of their respective affiliates.


   PROPERTY CONDITION ASSESSMENTS

     Inspections or updates of previously conducted inspections of all but two
(2) of the mortgaged properties were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but thirteen (13) mortgaged properties, which secure mortgage loans representing 10.77% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

   APPRAISALS

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but eighteen (18) mortgaged properties, which secure mortgage loans representing 12.91% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the servicer, the underwriters, the sellers or the originators has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see "Annex A" to this prospectus supplement.


   HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o  the outstanding principal balance of the mortgage loan;

     o  the full insurable value of the mortgaged property;

     o the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to terrorist attacks.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller (or originator, as applicable) typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."


   EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but one of these loans require that if these conditions are not met, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.


   ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o  when relevant, the ground lease or a copy of the ground lease.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller or originator, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the mortgage loan, the applicable seller or originator will have 90 days after the earlier of discovery or its receipt of notice of the omission or defect to deliver the document or cure the defect. If that seller or originator does not cure the omission or defect within the 90-day period, the seller or originator will be required to repurchase the affected mortgage loan or, for two years from the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. The purchase price for any mortgage loan required to be repurchased will be at least equal to the unpaid principal balance of the mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances and interest on such advances. That seller's or originator's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. If the applicable seller or originator repurchases a mortgage loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller or originator will be required to pay a 1% liquidation fee. None of the depositor, any other originator, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller or originator defaults on its obligation to do so. Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

    A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     o  be a fixed-rate mortgage loan;

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller or originator (as applicable) must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller or originator (as applicable) makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. In the case of the mortgage loans originated by GMAC Commercial Mortgage Corporation, most of these representations and warranties will be made by the originator. Some of these representations and warranties are listed below.

    (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to act as a primary servicer of the mortgage loan.

    (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

    (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan; provided, that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

    (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

    (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

          o the lien of current real property taxes and assessments not yet due and payable;

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record; and

          o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

         The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

    (6) The seller (or originator, as applicable) has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

    (7) There is no valid offset, defense or counterclaim to the mortgage loan.

    (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller (or originator, as applicable), free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists sufficient to make the necessary repairs and maintenance) and the seller (or originator, as applicable) has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

    (9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

    (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

    (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

    (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

    (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller (or originator, as applicable), or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller (or originator, as applicable), having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

    (14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.

    (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

    (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller (or originator, as applicable), as of the delivery date, the related mortgaged property was and is free and clear of any mechanic's and materialman's liens or similar liens which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

    (17) No holder of the mortgage loan has, to the seller's (or originator's as applicable) knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant as provided under the related lease.

    (18) To the seller's (or originator's as applicable) knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller (or originator, as applicable), as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

    (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

    (20) In connection with the origination or acquisition of the mortgage loan, the seller (or originator, as applicable) has inspected or caused to be inspected the mortgaged property.

    (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

    (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents substantially provide that the mortgagor:

          o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

          o may not engage in any business unrelated to the mortgaged property or properties;

          o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

          o has its own books and records separate and apart from any other person;

          o holds itself out as a legal entity, separate and apart from any other person; and

          o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller (or originator, as applicable) are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller (or originator, as applicable) may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller (or originator, as applicable) does not cure the breach, the mortgage loan purchase agreement requires that seller (or originator, as applicable) to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller (or originator, as applicable) will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's (or originator's, as applicable) repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's (or originator's, as applicable) representations and warranties regarding the mortgage loans. The seller (or originator, as applicable) of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's (or originator's, as applicable) representations and warranties if that seller or originator, as applicable defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

   POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

     The servicer will be responsible for the servicing and administration of all the mortgage loans; however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement to perform such duties under the same terms and conditions as applicable to the servicer. See "--Termination of the Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."


  THE SERVICER

     As of October 31, 2001, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $125.2 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


  SERVICING STANDARD

     The servicer will be responsible for the servicing and administration of the mortgage loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,


     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     The servicer will also service the companion loan that is cross-collateralized with the Mesa Grande loan under the same servicing standard. Pursuant to the pooling and servicing agreement, the servicer is required to service the second note evidencing the companion loan as if both notes were a single loan. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties."

  SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan as to which any of the following special servicing events has occurred:

    (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

    (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

    (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

    (4) a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

    (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

    (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

    (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

    (8) the servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer;

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it will also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.


  TERMINATION OF THE SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer.

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class P certificates. It is anticipated that the servicer or an affiliate will acquire some subordinate certificates, including the Class P certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties with respect to specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     A replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.


  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.

   Servicing Fee

     The servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The servicing fee will accrue for each mortgage loan at the annual servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the servicing fee received by the servicer is to be paid to the trustee in respect of its trustee activities. A portion of the servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement as loan numbers 09-0001486, 09-0001498, 09-0001511, 09-0001512,
09-0001514, 09-0001515, 09-0001517, 09-0001521, 09-0001522, 09-0001525,
09-0001526, 09-0001529, 09-0001531, 09-0001535, 09-0001540, 09-0001542 and
09-0001547, is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that subservicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.


   Special Servicing Fees

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.


   Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.


   Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the servicer or the depositor which results in the termination of the trust or the repurchase of the mortgage loan by a seller (or originator, as applicable) as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller (or originator, as applicable). If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.


   Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as advances.

     The servicer and any replacement special servicer will each be permitted to pay or to direct the payment of, some servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance those expenses.

     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make the advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The servicer, any replacement special servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

  MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

    (1) with limited exceptions, the servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in theservicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

    (2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in November 2039, which is the rated final distribution date;

    (3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

          o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the servicer will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions;

    (4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

    (5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan; provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

          o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

  ENFORCEMENT OF ARD LOANS

     The servicer and any replacement special servicer may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus 2.00%.


  SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the controlling class, (b) the special servicer and (c) any seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment). The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the controlling class or any of their affiliates then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.


  REO PROPERTIES

     The servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements --Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account that relate to the REO property to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.


  INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. In relation to credit lease loans, the master servicer (with respect to non-specially serviced mortgage loans) and the special servicer (with respect to specially serviced mortgage loans) is required to, or may contract with a third party to perform physical inspections of such mortgaged property (i) at least once every three years if the related tenant has a published rating of not less than Baa3 or BBB-- (Moody's and Standard & Poor's, respectively), (ii) once every two years if the related tenant (or guarantor) has a published rating between Ba1 or BB+ and Ba3- or BB-, and (iii) annually, if the related tenant has a published rating of less than Ba3 or BB-. The servicer will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.


                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

    (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

    (ii) to pay the servicer (x) any servicing fees allocable to the trust not previously retained thereby, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause
               (iv) below;

    (iii) to reimburse the servicer or the trustee for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

    (iv) to pay the servicer or the trustee interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

    (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

    (vi) to reimburse the servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee";

    (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

    (viii) to pay the servicer, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    (ix) to pay any servicing expenses not otherwise required to be advanced by the servicer;

    (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

    (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

    (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

    (xiii) to clear and terminate the certificate account and distribution account upon the termination of the trust.


  REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred and, in the servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the servicer, on behalf of the trust, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

    (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circum-stances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

    (ii) the servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the servicer will take such action as it deems to be in the best economic interest of the trust, other than proceeding to acquire title to the mortgaged property. Upon notice to the servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the servicer with respect to such action or inaction, and neither the trustee nor the servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the servicer, as the case may be, with respect to such action or inaction. The servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect such restoration unless it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and interest thereon and
(ii) that such expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and liquidation proceeds.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The servicer will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the servicer's normal servicing procedures. The servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.


  CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, neither the servicer nor the depositor, nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the servicer, the depositor, and any director, officer, employee or agent of the servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by reckless disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the servicer as master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the servicer or the depositor, as the case may be.

     Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the pooling and servicing agreement, provided that,

     o such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights under the pooling and servicing agreement to any person to whom the servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.


EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:


     o any failure by the master servicer or the special servicer to make a required deposit to the certificate account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     o any failure by the master servicer or the special servicer to timely make any servicing advance required to be made by the master servicer or the special servicer which continues unremedied for a period ending on the earlier of (i) 15 days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     o any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30 day period will be extended for an additional 30 days; or

     o any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30 day period will be extended for an additional 30 days; or

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings involving the master servicer or the special servicer and specified actions by the master servicer or the special servicer indicating its insolvency or inability to pay its obligations; or

     o the master servicer or the special servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

     o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge), and, in the case of either of clauses
        (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action.

     If any event of default with respect to the master servicer or the special servicer occurs and is continuing, then so long as such event of default has not been remedied, the depositor or the trustee may terminate, and at the written direction of the holders of certificates entitled to at least 51% of the voting rights, the trustee shall terminate, by notice in writing to the defaulting party, all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the mortgage loans and the proceeds of the mortgage loans (other than any rights of such defaulting party as certificateholder).


                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

    (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

    (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

    (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

    (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

    (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers (or, in the case of the mortgage loans originated by GMAC Commercial Mortgage Corporation, the originator) regarding the mortgage loans.


  DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.


  BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

  Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream,

Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex D" hereto.

  Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


  CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.


  PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1 and Class A-2 certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5 of this prospectus supplement.

     The pass-through rate applicable to the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be equal to the lesser of the specified fixed rate for each class shown on page S-5 or the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class H certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date less 0.07%.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to:

     o the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The determination date will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.

  DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

  The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

  Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

    (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

    (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

          o the then outstanding certificate balance of that class of certificates, and

          o  the Principal Distribution Amount for that distribution date;

    (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

    (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:


             o the then outstanding certificate balance of that class of certificates, and

             o the remaining portion, if any, of the Principal Distribution
               Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then-outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

    (5) the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

  Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate servicing fee for the same collection period calculated at the master servicing fee rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

  DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of

 the prepayment premium or     x      discount rate fraction    x      principal allocation fraction
  yield maintenance charge                for that class                       of that class


     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

                     pass-through rate for
                     that class of certificates -- relevant discount rate
                     ----------------------------------------------------
                     mortgage rate of the
                     related mortgage loan -- relevant discount rate.

     The principal allocation fraction for each class of certificates for any distribution date is:

            the portion, if any, of the Principal Distribution Amount allocated to that class of certificates for that distribution date
            ------------------------------------------------------------------
            entire Principal Distribution Amount for that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.


  DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.


  DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the due date immediately following the date upon which the proceeds were received.


  TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o  determining distributions on the certificates;

     o allocating of realized losses and additional trust expenses to the certificates; and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the servicer of non-recoverability.


  INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in

February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan an amount equal to one day's interest at the related mortgage rate, net of any servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account. Notwithstanding the foregoing, in the event that the trust fund terminates in January or February of any year and the final payment on a mortgage loan occurs on a due date in January or February of such year by reason of such mortgage loan's scheduled maturity or the final liquidation of an REO loan, the trustee will be required to withdraw any withheld amount in respect of the related mortgage loan then on deposit in the interest reserve account and deposit the same in the collection account no later than the immediately succeeding servicer remittance date. The depositor will make an initial deposit of $286,091.54 into the interest reserve account, which will be distributed to holders of the certificates on the first distribution date.


  SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt, other than excess interest, due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o special servicing fees, workout fees and liquidation fees;

     o interest on unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     o unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.


  P&I ADVANCES

     On each distribution date, the servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to as advances. The servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments or excess interest, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by the servicer or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non-recoverability determination made by the servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     The servicer and the trustee will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the servicer or the trustee is determined to be a nonrecoverable advance, the servicer or the trustee will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The servicer, the trustee and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time, provided that, with respect to monthly payment advances made prior to the due date or the expiration of any related grace period for a mortgage loan, interest on such advances will accrue only from and after such due date or the expiration of such grace period. Interest on any advance will be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.


  APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     o the date on which the mortgage loan becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     o the 60th day following the bankruptcy of the borrower, and

     o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the servicer is diligently and in good faith proceeding to obtain the appraisal, the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the servicer and will be reimbursed to the servicer as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

    (1)   the stated principal balance of the required appraisal loan,

    (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

    (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

    (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items, over:

    90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.


  REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available to the extent received from the servicer on each distribution date to each certificateholder, the following reports prepared by the servicer, substantially in the forms provided in Annex B to this prospectus supplement, which forms are subject to change, and including substantially the following information:

    (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

    (2) A delinquent loan status report including those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.

    (3) A historical loan modification report including those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement:

          o  during the collection period ending on that determination date, and

          o since the cut-off date for that mortgage loan, showing its original and the revised terms.

    (4) A historical loss estimate report including as of the close of business on the immediately preceding determination date,

          o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

          o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

    (5) An REO status report including for each REO property included in the trust as of the close of business on the immediately preceding determination date,

          o the acquisition date of that REO property,

          o the amount of income collected on that REO property, net of related expenses, and other amounts, if any, received on that REO property during the collection period ending on that determination date, and

          o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of that date of determination, including any prepared internally by the servicer.

    (6) A servicer watch list including a list of mortgage loans that have experienced a material decrease in debt service coverage or a loss of or bankruptcy of the largest tenant of which the servicer has actual knowledge, or that are approaching maturity.

     The servicer may omit any information from those reports that the servicer regards as confidential. Neither the servicer nor the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

     o a comparative financial status report containing substantially the content provided in Annex B, including the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan, or related mortgaged property as of the determination date immediately preceding the preparation of the report for each of the following three periods (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information):

         o  the most current available year-to-date;

         o  each of the previous two full fiscal years stated separately; and

         o the base year, representing the original analysis of information used as of the cut-off date for the mortgage loan; and

     o a CMSA periodic loan file containing information on the mortgage loans and the mortgaged properties.

     In addition, the servicer is also required to perform for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March 31, 2002, an operating statement analysis containing revenue, expense, and net operating income information substantially in accordance with Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the NOI adjustment analysis upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.


  INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports (other than the servicer watch list) on the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com/cmbs". In addition, the trustee will also make mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The trustee will make available each month the servicer watch list and the comparative financial status report, to the extent received from the servicer, to any holder or certificate owner of an offered certificate or any person identified to the trustee by a holder or certificate owner as a prospective transferee of an offered certificate or any interest therein, the rating agencies and to any of the parties to the pooling and servicing agreement via the trustee's internet website with use of a password provided by the trustee to that person upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.


  OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     o  the pooling and servicing agreement and any amendments;

     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date;

     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

     o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property;

     o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property; and

     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make information available over the internet.


  VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     o 1% among the holders of the Class X certificates, and

     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A certificates (pro rata between the A-1 and A-2 certificates) in that order, solely for purposes of calculating voting rights.


  TERMINATION; RETIREMENT OF CERTIFICATES


     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan and REO property in the trust; and

     o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make the purchase, the depositor, when the then-aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.

     Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus

     o if the purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

  THE TRUSTEE

     The trustee is Wells Fargo Bank Minnesota, N.A. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     o an institution whose long-term senior unsecured debt is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Attention: Corporate Trust Services (CMBS)--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1.

                       YIELD AND MATURITY CONSIDERATIONS

  YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o the purchase price of the certificates;

     o the applicable pass-through rate;

     o the actual performance of the mortgage loans; and

     o the rate and timing of payments on the mortgage loans.

  The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

  Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

  Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

  Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

  FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.


  DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.


  UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.


  WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following maturity assumptions:

    (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

    (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest only or having an interest only period) described on "Annex A" to this prospectus supplement;

    (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in March 2002;

    (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

    (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

    (6) the ARD loans mature on their respective anticipated repayment dates;

    (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest";

    (8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement;

    (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller or originator;

    (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

    (11)  there are no additional trust expenses;

    (12) distributions on the certificates are made on the 15th calendar day of each month, beginning in March 2002;

    (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

    (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;

    (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and

    (16)  the delivery date is February 5, 2002.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                       -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
February 15, 2003 ........................           96             96             96             96             96
February 15, 2004 ........................           91             91             91             91             91
February 15, 2005 ........................           85             85             85             85             85
February 15, 2006 ........................           79             79             79             79             79
February 15, 2007 ........................           61             61             61             61             61
February 15, 2008 ........................           54             54             54             54             54
February 15, 2009 ........................           27             27             27             27             27
February 15, 2010 ........................           19             19             19             19             19
February 15, 2011 ........................            5              3              1              0              0
February 15, 2012 ........................            0              0              0              0              0
Weighted Average Life (in years) .........         5.70           5.69           5.69           5.67           5.60
First Principal Payment Date .............   03/15/2002     03/15/2002     03/15/2002     03/15/2002     03/15/2002
Last Principal Payment Date ..............   03/15/2011     03/15/2011     03/15/2011     02/15/2011     12/15/2010

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR        50% CPR        75% CPR       100% CPR
----                                         --------------   -------------- -------------- -------------- --------------
Closing Date .............................           100              100            100            100            100
February 15, 2003 ........................           100              100            100            100            100
February 15, 2004 ........................           100              100            100            100            100
February 15, 2005 ........................           100              100            100            100            100
February 15, 2006 ........................           100              100            100            100            100
February 15, 2007 ........................           100              100            100            100            100
February 15, 2008 ........................           100              100            100            100            100
February 15, 2009 ........................           100              100            100            100            100
February 15, 2010 ........................           100              100            100            100            100
February 15, 2011 ........................           100              100            100             99             90
February 15, 2012 ........................             0                0              0              0              0
Weighted Average Life (in years) .........          9.52             9.50           9.49           9.47           9.31
First Principal Payment Date .............    03/15/2011       03/15/2011     03/15/2011     02/15/2011     12/15/2010
Last Principal Payment Date ..............    11/15/2011       11/15/2011     10/15/2011     10/15/2011     08/15/2011

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR        50% CPR        75% CPR       100% CPR
----                                         --------------   -------------- -------------- -------------- --------------
Closing Date .............................           100              100            100            100            100
February 15, 2003 ........................           100              100            100            100            100
February 15, 2004 ........................           100              100            100            100            100
February 15, 2005 ........................           100              100            100            100            100
February 15, 2006 ........................           100              100            100            100            100
February 15, 2007 ........................           100              100            100            100            100
February 15, 2008 ........................           100              100            100            100            100
February 15, 2009 ........................           100              100            100            100            100
February 15, 2010 ........................           100              100            100            100            100
February 15, 2011 ........................           100              100            100            100            100
February 15, 2012 ........................             0                0              0              0              0
Weighted Average Life (in years) .........          9.78             9.78           9.77           9.72           9.53
First Principal Payment Date .............    11/15/2011       11/15/2011     10/15/2011     10/15/2011     08/15/2011
Last Principal Payment Date ..............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     08/15/2011

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR        50% CPR        75% CPR       100% CPR
----                                         --------------   -------------- -------------- -------------- --------------
Closing Date .............................           100              100            100            100            100
February 15, 2003 ........................           100              100            100            100            100
February 15, 2004 ........................           100              100            100            100            100
February 15, 2005 ........................           100              100            100            100            100
February 15, 2006 ........................           100              100            100            100            100
February 15, 2007 ........................           100              100            100            100            100
February 15, 2008 ........................           100              100            100            100            100
February 15, 2009 ........................           100              100            100            100            100
February 15, 2010 ........................           100              100            100            100            100
February 15, 2011 ........................           100              100            100            100            100
February 15, 2012 ........................             0                0              0              0              0
Weighted Average Life (in years) .........          9.78             9.78           9.78           9.78           9.53
First Principal Payment Date .............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     08/15/2011
Last Principal Payment Date ..............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     08/15/2011

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR        50% CPR        75% CPR       100% CPR
----                                         --------------   -------------- -------------- -------------- --------------
Closing Date .............................           100              100            100            100            100
February 15, 2003 ........................           100              100            100            100            100
February 15, 2004 ........................           100              100            100            100            100
February 15, 2005 ........................           100              100            100            100            100
February 15, 2006 ........................           100              100            100            100            100
February 15, 2007 ........................           100              100            100            100            100
February 15, 2008 ........................           100              100            100            100            100
February 15, 2009 ........................           100              100            100            100            100
February 15, 2010 ........................           100              100            100            100            100
February 15, 2011 ........................           100              100            100            100            100
February 15, 2012 ........................             0                0              0              0              0
Weighted Average Life (in years) .........          9.78             9.78           9.78           9.78           9.59
First Principal Payment Date .............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     08/15/2011
Last Principal Payment Date ..............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     09/15/2011

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                     PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR        50% CPR        75% CPR       100% CPR
----                                         --------------   -------------- -------------- -------------- --------------
Closing Date .............................           100              100            100            100            100
February 15, 2003 ........................           100              100            100            100            100
February 15, 2004 ........................           100              100            100            100            100
February 15, 2005 ........................           100              100            100            100            100
February 15, 2006 ........................           100              100            100            100            100
February 15, 2007 ........................           100              100            100            100            100
February 15, 2008 ........................           100              100            100            100            100
February 15, 2009 ........................           100              100            100            100            100
February 15, 2010 ........................           100              100            100            100            100
February 15, 2011 ........................           100              100            100            100            100
February 15, 2012 ........................             0                0              0              0              0
Weighted Average Life (in years) .........          9.78             9.78           9.78           9.78           9.61
First Principal Payment Date .............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     09/15/2011
Last Principal Payment Date ..............    11/15/2011       11/15/2011     11/15/2011     11/15/2011     09/15/2011

PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the maturity assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of February 5, 2002 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including February 1, 2002 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                           OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR     50% CPR     75% CPR     100% CPR
---------------------                    ------------   ------------ ----------- ----------- -----------
 99-30 ...............................       5.820%         5.820%       5.820%      5.820%      5.820%
100-00 ...............................       5.807%         5.807%       5.807%      5.806%      5.806%
100-02 ...............................       5.793%         5.793%       5.793%      5.793%      5.792%
100-04 ...............................       5.780%         5.780%       5.780%      5.779%      5.779%
100-06 ...............................       5.766%         5.766%       5.766%      5.766%      5.765%
100-08 ...............................       5.753%         5.753%       5.753%      5.752%      5.751%
100-10 ...............................       5.739%         5.739%       5.739%      5.739%      5.738%
100-12 ...............................       5.726%         5.726%       5.726%      5.725%      5.724%
100-14 ...............................       5.712%         5.712%       5.712%      5.712%      5.710%
100-16 ...............................       5.699%         5.699%       5.699%      5.699%      5.697%
100-18 ...............................       5.686%         5.686%       5.685%      5.685%      5.683%
Weighted Average Life (yrs.) .........       5.700          5.694        5.686       5.675       5.598
First Principal Payment Date .........     Mar-2002       Mar-2002    Mar-2002    Mar-2002    Mar-2002
Last Principal Payment Date ..........     Mar-2011       Mar-2011    Mar-2011    Feb-2011    Dec-2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                           OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR     50% CPR     75% CPR     100% CPR
---------------------                    ------------   ------------ ----------- ----------- -----------
100-06 ...............................       6.299%         6.299%       6.299%      6.299%      6.298%
100-08 ...............................       6.290%         6.290%       6.290%      6.290%      6.289%
100-10 ...............................       6.281%         6.281%       6.281%      6.281%      6.280%
100-12 ...............................       6.272%         6.272%       6.272%      6.272%      6.271%
100-14 ...............................       6.263%         6.263%       6.263%      6.263%      6.262%
100-16 ...............................       6.254%         6.254%       6.254%      6.254%      6.253%
100-18 ...............................       6.246%         6.245%       6.245%      6.245%      6.244%
100-20 ...............................       6.237%         6.237%       6.236%      6.236%      6.235%
100-22 ...............................       6.228%         6.228%       6.228%      6.227%      6.226%
100-24 ...............................       6.219%         6.219%       6.219%      6.218%      6.217%
100-26 ...............................       6.210%         6.210%       6.210%      6.210%      6.208%
Weighted Average Life (yrs.) .........       9.516          9.505        9.490       9.470       9.313
First Principal Payment Date .........     Mar-2011       Mar-2011    Mar-2011    Feb-2011    Dec-2010
Last Principal Payment Date ..........     Nov-2011       Nov-2011    Oct-2011    Oct-2011    Aug-2011

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                           OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR     50% CPR     75% CPR     100% CPR
---------------------                    ------------   ------------ ----------- ----------- -----------
100-06 ...............................       6.478%         6.478%       6.478%      6.478%      6.477%
100-08 ...............................       6.470%         6.470%       6.470%      6.469%      6.468%
100-10 ...............................       6.461%         6.461%       6.461%      6.460%      6.459%
100-12 ...............................       6.452%         6.452%       6.452%      6.452%      6.450%
100-14 ...............................       6.443%         6.443%       6.443%      6.443%      6.441%
100-16 ...............................       6.434%         6.434%       6.434%      6.434%      6.432%
100-18 ...............................       6.426%         6.426%       6.426%      6.425%      6.423%
100-20 ...............................       6.417%         6.417%       6.417%      6.416%      6.414%
100-22 ...............................       6.408%         6.408%       6.408%      6.407%      6.406%
100-24 ...............................       6.399%         6.399%       6.399%      6.399%      6.397%
100-26 ...............................       6.391%         6.391%       6.391%      6.390%      6.388%
Weighted Average Life (yrs.) .........       9.778          9.778        9.774       9.720       9.528
First Principal Payment Date .........     Nov-2011       Nov-2011    Oct-2011    Oct-2011    Aug-2011
Last Principal Payment Date ..........     Nov-2011       Nov-2011    Nov-2011    Nov-2011    Aug-2011

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                           OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR     50% CPR     75% CPR     100% CPR
---------------------                    ------------   ------------ ----------- ----------- -----------
100-06 ...............................       6.578%         6.578%       6.578%      6.578%      6.577%
100-08 ...............................       6.569%         6.569%       6.569%      6.569%      6.568%
100-10 ...............................       6.561%         6.561%       6.561%      6.561%      6.559%
100-12 ...............................       6.552%         6.552%       6.552%      6.552%      6.550%
100-14 ...............................       6.543%         6.543%       6.543%      6.543%      6.541%
100-16 ...............................       6.534%         6.534%       6.534%      6.534%      6.532%
100-18 ...............................       6.525%         6.525%       6.525%      6.525%      6.523%
100-20 ...............................       6.516%         6.516%       6.516%      6.516%      6.514%
100-22 ...............................       6.508%         6.508%       6.508%      6.508%      6.505%
100-24 ...............................       6.499%         6.499%       6.499%      6.499%      6.496%
100-26 ...............................       6.490%         6.490%       6.490%      6.490%      6.487%
Weighted Average Life (yrs) ..........       9.778          9.778        9.778       9.778       9.528
First Principal Payment Date .........     Nov-2011       Nov-2011    Nov-2011    Nov-2011    Aug-2011
Last Principal Payment Date ..........     Nov-2011       Nov-2011    Nov-2011    Nov-2011    Aug-2011

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                           OTHERWISE AT INDICATED CPR
                                         ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR     50% CPR     75% CPR     100% CPR
---------------------                    ------------   ------------ ----------- ----------- -----------
100-06 ...............................       6.688%         6.688%       6.688%      6.688%      6.687%
100-08 ...............................       6.679%         6.679%       6.679%      6.679%      6.678%
100-10 ...............................       6.671%         6.671%       6.671%      6.671%      6.669%
100-12 ...............................       6.662%         6.662%       6.662%      6.662%      6.660%
100-14 ...............................       6.653%         6.653%       6.653%      6.653%      6.651%
100-16 ...............................       6.644%         6.644%       6.644%      6.644%      6.642%
100-18 ...............................       6.635%         6.635%       6.635%      6.635%      6.633%
100-20 ...............................       6.626%         6.626%       6.626%      6.626%      6.624%
100-22 ...............................       6.617%         6.617%       6.617%      6.617%      6.615%
100-24 ...............................       6.608%         6.608%       6.608%      6.608%      6.607%
100-26 ...............................       6.600%         6.600%       6.600%      6.600%      6.598%
Weighted Average Life (yrs.) .........       9.778          9.778        9.778       9.778       9.594
First Principal Payment Date .........     Nov-2011       Nov-2011    Nov-2011    Nov-2011    Aug-2011
Last Principal Payment Date ..........     Nov-2011       Nov-2011    Nov-2011    Nov-2011    Sep-2011

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR      50% CPR      75% CPR     100% CPR
---------------------                    ------------   ------------ ------------ ------------ -----------
100-06 ...............................       6.819%         6.819%       6.819%       6.819%       6.818%
100-08 ...............................       6.810%         6.810%       6.810%       6.810%       6.809%
100-10 ...............................       6.801%         6.801%       6.801%       6.801%       6.800%
100-12 ...............................       6.792%         6.792%       6.792%       6.792%       6.791%
100-14 ...............................       6.783%         6.783%       6.783%       6.783%       6.782%
100-16 ...............................       6.774%         6.774%       6.774%       6.774%       6.773%
100-18 ...............................       6.765%         6.765%       6.765%       6.765%       6.764%
100-20 ...............................       6.756%         6.756%       6.756%       6.756%       6.755%
100-22 ...............................       6.747%         6.747%       6.747%       6.747%       6.746%
100-24 ...............................       6.739%         6.739%       6.739%       6.739%       6.737%
100-26 ...............................       6.730%         6.730%       6.730%       6.730%       6.728%
Weighted Average Life (yrs.) .........       9.778          9.778        9.778        9.778        9.611
First Principal Payment Date .........     Nov-2011       Nov-2011     Nov-2011     Nov-2011    Sep-2011
Last Principal Payment Date ..........     Nov-2011       Nov-2011     Nov-2011     Nov-2011    Sep-2011

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences --REMICs" in the prospectus.


  ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class P certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because as specified on page S-5, certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

  NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.


  CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class P certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class [Q] certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about January 25, 2002, among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream, Luxembourg and Euroclear on or about February 5, 2002, against payment therefor in immediately available funds.


                               ALLOCATION TABLE

UNDERWRITER                                CLASS A-1   CLASS A-2   CLASS B   CLASS C   CLASS D   CLASS E
-----------                               ----------- ----------- --------- --------- --------- --------
Deutsche Banc Alex. Brown Inc. ..........      50%         50%        50%       50%       50%       50%
Goldman, Sachs & Co. ....................      50%         50%        50%       50%       50%       50%
                                               --          --         --        --        --        --
Total ...................................     100%        100%       100%      100%      100%      100%

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 100.44% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Banc Alex. Brown Inc. is an affiliate of GACC and Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Moody's and Standard & Poor's that are not lower than those indicated under "Summary of Series 2002-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the November 2039 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     o the degree to which prepayments might differ from those originally anticipated;

     o whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     o whether and to what extent excess interest will be collected on any ARD loan;

     o whether and to what extent default interest will be collected on the mortgage loans; and

     o the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     None of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class B, Class C, Class D or Class E certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations-Prohibited Transaction Exemption" in the prospectus. To qualify for the exemption, however, a number of conditions must be met, including the requirement that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, that at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency, and that the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.


     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that became generally applicable on July 5, 2001.


     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

    (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          o monthly payments collected but due on a due date after the related collection period;

          o prepayment premiums and yield maintenance charges;

          o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          o amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          o amounts that represent excess interest or excess liquidation proceeds; plus

    (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related collection period; plus

    (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates-Interest Reserve Account" in this prospectus supplement; plus

    (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

    (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

    (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

    (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

    (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

    (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                    ANNEX A

                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circum-stances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earnout.


     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated.

     (6) "Square feet," "sq. ft." or "SF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leaseable area.

     (7) "Units" means: (1) in the case of a mortgaged property operated as multi-family housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.

     (11) "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, "defeasance," which means the duration of any defeasance period, and " (greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.


INTEREST ONLY LOANS

     Loan Number 09-0001521. The mortgage loan requires monthly payments of interest only from September 1, 2001 through August 1, 2002. Commencing September 1, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $40,039.40 are required.

     Loan Number 09-0001544. The mortgage loan requires monthly payments of interest only from December 1, 2001 through November 1, 2002. Commencing December 1, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $65,897.57 are required.

     Loan Number 09-0001545. The mortgage loan requires monthly payments of interest only from December 1, 2001 through November 1, 2003. Commencing December 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $68,567.60 are required.

     Loan Number 09-0001546. The mortgage loan requires monthly payments of interest only from December 1, 2001 through November 1, 2003. Commencing December 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $49,729.62 are required.

     Loan Number 09-0001552. The mortgage loan requires monthly payments of interest only from December 1, 2001 through November 1, 2006. Commencing

December 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $21,857.76 are required.

     Loan Number DBM16130. The mortgage loan requires monthly payments of interest only from December 1, 2001 through November 1, 2003. Commencing December 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $61,137.14 are required.

     Loan Number DBM16131. The mortgage loan requires monthly payments of interest only from December 1, 2001 through May 1, 2003. Commencing June 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $73,826.41 are required.


STEP AMORTIZATION LOAN

     Loan Number DBM14850. The monthly payment required under the mortgage loan increases twice during the term of the mortgage loan. Commencing February 15, 2001 and ending on September 15, 2009, the mortgage loan requires a monthly payment of $24,925.22. Commencing on October 15, 2009 and ending on the September 15, 2019, the mortgage loan requires a monthly payment of $26,171.49. Commencing October 15, 2019 and ending on January 15, 2026, the mortgage loan requires a monthly payment of $26,164.01.


CERTAIN RESERVES

     Loan Number 27320. An initial deposit of a $200,000 letter of credit was required at closing into the tenant improvements and leasing commission reserve. Beginning on December 5, 2001 and continuing through the fifth loan year, the related borrower is required to deposit $16,667 per month into the tenant improvement and leasing commission reserve.

     Loan Number 29075. The mortgage loan requires monthly deposits of $3,254.38 into the tenant improvements and leasing commission reserve beginning the earlier of (i) February 1, 2003, or (ii) at such time as the servicer does not receive annual financial statements of ThyssenKrupp USA, Inc. (the parent company guaranteeing the Cross Huller lease), or if the lender determines in its sole discretion that those financial statements disclose that ThyssenKrupp's net worth is below $700,000,000 or its liquidity is below $25,000,000. The reserve is capped at $360,000 and is required to be replenished if the balance falls below $360,000. Additionally, all deposit requirements will cease if the Cross Huller lease is extended for a term that expires at least 18 months after maturity.

     Loan Number 30437. The mortgage loan requires the manager, Marriott International, Inc., to make contributions into a replacement reserve held by the manager pursuant to the terms of a management agreement. During the period from the "opening date" (which is the opening date of the full number of guest rooms at the hotel for business, as determined by the manager) to the expiration of the twenty-sixth full accounting period after that date, the manager is required to transfer into the reserve an amount equal to three percent (3%) of gross revenues for such period; during the period from the beginning of the twenty-seventh full accounting period through the expiration of the fifty-second full accounting period after the opening date, the manager is required to transfer into the reserve an amount equal to four percent (4%) of gross revenues for each such accounting period; commencing with the beginning of the fifty-third full accounting period and for all accounting periods thereafter, the manager is required to transfer into the reserve an amount equal to five percent (5%) of gross revenues for each such accounting period.

     Loan Number 30441. The mortgage loan requires the manager, Marriott International, Inc., to make contributions into a replacement reserve held by the manager pursuant to the terms of a management agreement. During the period from the "opening date" (which is the opening date of the full number of guest rooms at the hotel for business, as determined by the manager) to the expiration of the thirteenth full accounting period after that date, the manager is required to transfer into the reserve an amount equal to three percent (3%) of gross revenues for such period; during the period from the beginning of the fourteenth full accounting period, the manager is required to transfer into the reserve an amount equal to four percent (4%) of gross revenues for each such accounting period; commencing with the beginning of the twenty-seventh full accounting period and for all accounting periods thereafter, the manager is required to transfer into the reserve an amount equal to five percent (5%) of gross revenues for each such accounting period.

     Loan Number 30742. An initial deposit of a $100,000 irrevocable letter of credit was required at closing in lieu of the initial deposit into the tenant improvements and leasing commission reserve.

     Loan Number 30882. The mortgage loan requires a deposit of $300,000 at closing into the debt service reserve escrow. The debt service reserve is to be released by the servicer in increments of $25,000 per month provided that (i) no event of default exists, (ii) the servicer has received evidence that Bloomberg, LP has commenced paying rent as required under the Bloomberg, LP lease and (iii) no default exists under the Bloomberg, LP Lease.

     Loan Number 31426. The mortgage loan requires the manager, Marriott International, Inc., to make contributions into a replacement reserve held by the manager pursuant to the terms of a management agreement. The manager is required to transfer into the reserve an amount equal to (i) three percent (3%) of gross revenues for the first twenty-six (26) accounting periods, and (ii) five percent (5%) of gross revenues for each accounting period and fiscal year thereafter for the term of the loan.

     Loan Number 31712. The servicer will have the right, in its sole discretion, to require monthly deposits into the tenant improvements and leasing commission reserve in an amount determined by servicer in its sole discretion, if (i) Gibson Guitar Corp. defaults in the performance of its obligations as tenant under the lease between the borrower and Gibson, (ii) if at any time the Gibson lease is not in effect, or (iii) if Gibson is no longer a tenant under the lease. In addition, the servicer shall not require deposits into the replacement reserve so long as (x) the Gibson lease remains in full force and effect, (y) Gibson is not in default, and (z) the borrower is diligently and in good faith enforcing the obligations of the tenant thereunder with respect to maintenance of the property.

     Loan Number 32569. The borrower's obligation to deposit $583.03 per month into a tenant improvements and leasing commission reserve is suspended for so long as the tenant, Revco Discount Drug Centers, Inc., maintains an investment grade debt rating.

     Loan Number 32975. The mortgage loan requires a monthly deposit of $1,620.50 into the replacement reserve which has been waived provided that (i) there is no event of default, (ii) the tenant, an affiliate of United Healthcare Services, Inc., maintains the property in good condition and makes all necessary repairs, and (iii) United Healthcare Services, Inc., the lease guarantor, maintains a senior unsecured investment grade credit rating.

     Loan Number 33160. The borrower's obligation to make monthly deposits into a tenant improvements and leasing commission reserve are waived. The servicer shall have the right to require monthly payments if (i) the tenant, Jen Coat, Inc., defaults in its performance of its obligations under the lease, (ii) if at any time, The Jen Coat lease is not in effect, or (iii) if Jen Coat is no longer the tenant under the Jen Coat lease. In addition, the mortgage loan requires a replacement reserve, however, monthly deposits have been waived subject to (i) the tenant not being in default under the lease; (ii) the servicer's satisfactory annual inspections of the property; and (iii) no default under the loan.

     Loan Number DBM15325. An initial deposit of $100,000 was required to be made at closing into the tenant improvements and leasing commission reserve and monthly deposits of $1,304.33 are required to be made into such reserve. So long as the reserve equals more than $150,000, the borrower's obligation to make monthly deposits is waived.

     Loan Number DBM15452. An initial deposit of $600,000 was required to be made at closing to be held in reserve as additional security for the indebtedness. The reserve will be released when (i) satisfactory evidence is received that The Chase Manhattan Bank has commenced the payment of rent under its lease (which payment is required to begin no later than March 1, 2002) and
(ii) satisfactory evidence is received that Rite Aid of New York and Gristede's Foods Inc. (or a subtenant for either space) are both currently in occupancy of their respective space and paying rent. In the event that conditions (i) and
(ii) have not been fulfilled on or before March 1, 2003, the reserve may be applied in such manner and at such time as the servicer determines, provided however that in the event that the reserve is not released solely by reason of failure to satisfy item (ii), the reserve may be used by the borrower in performing tenant improvements and paying leasing commissions for one or more replacement tenants.

     Loan Number DBM16317. An initial deposit of $93,960 was required to be made at closing into the tenant improvements and leasing commission reserve and monthly deposits of $3,081.67 are required to be made into such reserve. So long as the reserve equals more than $125,000, the borrower's obligation to make monthly deposits is waived.

     Loan Number 09-0001488. An initial deposit of $79,566 was required at closing for tenant improvements and leasing commission obligations to be released upon receipt of certain tenant estoppel certificates.

     Loan Number 09-0001515. A letter of credit was required at closing in the amount of $380,000 for tenant improvements and leasing commission obligations.

     Loan Number 09-0001508. An initial deposit of $300,000 was required at closing for tenant improvements and leasing commission obligations. The funds will be released upon satisfaction of certain leasing requirements.

     Loan Number 09-0001520. A cash reserve in the amount of $125,000 is currently being held as a debt service reserve. The cash reserve will be released to the borrower at any time between July 2002 and January 2003 if, pursuant to a request from the borrower, it is determined that operating income exceeds 1.20x debt service. The test is generally calculated based on expenses for the preceding 12 months and annualized income for the preceding 6 months. If the test is not satisfied by January 2003, the reserve will be held as additional collateral for the duration of the loan.

     Loan Number 09-0001524. An initial deposit of $45,850 was required at closing into a replacement reserve fund in lieu of monthly deposits. The reserve is required to be replenished if the balance falls below $45,850.

     Loan Number 09-0001551. An initial deposit of $63,737.50 was required at closing for capital improvements scheduled for completion on or before May 1, 2002. The funds will be released once the required improvements have been completed in a satisfactory manner.

     Loan Number 09-0001542. A letter of credit in the amount of $300,000 was required at closing as additional security for the payment of the debt with an expiration date of August 28, 2002 and which is automatically renewable for subsequent one-year periods. In the event the debt service coverage ratio exceeds 1.28x the letter of credit will be released.

     Loan Number 09-0001529. A letter of credit was required at closing in the amount of $150,000 as additional security for the payment of the debt with an expiration date of August 31, 2002 and which is automatically renewable for subsequent one-year periods throughout the term of the loan.


EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All but one (1) of the earnout loans provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans or in the case of one loan (identified as loan number DBM15831 on Annex A), as stipulated in the agreements governing the release of such earnout amounts. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                 EARNOUT LOANS



                                                                  FULL
                                                                  LOAN
 CONTROL                   EARNOUT      EARNOUT      CURRENT     AMOUNT
  NUMBER     LOAN NO.      AMOUNT       RESERVE      BALANCE       LTV
--------- ------------- ------------ ------------ ------------ ----------
     7     09-0001524      675,000      742,500    15,878,678     82.27
    23          31712    2,060,000    2,700,000     9,963,106     88.09
    60          33326      155,000      175,000     4,178,189     74.61
     4       DBM15831    2,000,000    2,000,000    19,914,126     73.76



                                 NET     EARLIEST
              NET                 OF      DEFEA-                         IF
              OF       FULL     EARN-     SANCE                        PREPAY,
             EARN-     LOAN      OUT        OR                          YIELD
 CONTROL      OUT     AMOUNT     NCF      PREPAY        DEFEASE/       MAINT.
  NUMBER      LTV      DSCR      DSCR      DATE          PREPAY        APPLIC.
--------- ---------- -------- --------- --------- ------------------- --------
     7      78.78      1.16     1.21      3/1/04          Prepay         Yes
    23      69.88      1.38     1.74      3/5/04    Defeasance/Prepay    Yes
    60      71.84      1.33     1.38      3/5/04          Prepay         Yes
     4      66.35      1.15     1.25        NAP            NAP           NAP

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


 CONTROL
  NUMBER      LOAN SELLER      LOAN NUMBER                   PROPERTY NAME                          PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------
     1      GMACCM               32073             3301 South Norfolk Street                        Industrial
     2      Archon Financial     09-0001535        Southlake Town Square                            Anchored Retail
     3      GMACCM               32302             Lakewood Shopping Plaza                          Anchored Retail
     4      Deutsche Bank        DBM15831          Boca Industrial Park                             Industrial
     5      GMACCM               32554             Holmes Headquarters                              Industrial
--------------------------------------------------------------------------------------------------------------------------
     6      Archon Financial     09-0001488        Tempe City Center                                Office
     7      Archon Financial     09-0001524        Kearney Plaza Apartments                         Multifamily
     8      Deutsche Bank        DBM15452          2551 Broadway                                    Mixed Use
     9      Archon Financial     09-0001530        Mesa Grande                                      Anchored Retail
    10      GMACCM               33290             Resource Center                                  Office
--------------------------------------------------------------------------------------------------------------------------
    11      Deutsche Bank        DBM16055          Parkaire Landing Shopping Center                 Anchored Retail
    12      GMACCM               30437             Courtyard by Marriott (Metairie)                 Hospitality
    13      Deutsche Bank        DBM15883          1021-1039 Avenue of the Americas                 Land
    14      GMACCM               32602             Crown Commerce Center                            Industrial
    15      GMACCM               30882             400 College Road                                 Office
--------------------------------------------------------------------------------------------------------------------------
    16      Deutsche Bank        DBM16131          Mountainside Apartments                          Multifamily
    17      GMACCM               31433             Sherwood Gardens Shopping Center                 Anchored Retail
    18      Archon Financial     09-0001545        Live Oaks Apartments                             Multifamily
    19      GMACCM               30441             Courtyard by Marriott (Worcester)                Hospitality
    20      Deutsche Bank        DBM16377          Annandale Gardens Apartments Phase II            Multifamily
--------------------------------------------------------------------------------------------------------------------------
    21      Archon Financial     09-0001544        Waterford Landing Apartments                     Multifamily
    22      GMACCM               32526             Jupiter Service Center                           Office
    23      GMACCM               31712             Gibson Industrial Properties                     Industrial
    23a     GMACCM               31712-A           Gibson Guitar Corporation (Bozeman)              Industrial
    23b     GMACCM               31712-B           Gibson Guitar Corporation (Elgin)                Industrial
    23c     GMACCM               31712-C           Gibson Guitar Corporation (Massman)              Industrial
--------------------------------------------------------------------------------------------------------------------------
    24      GMACCM               27320             Fox Office Building                              Office
    25      Archon Financial     09-0001527        Sierra Ridge Apartments                          Multifamily
    26      GMACCM               31426             SpringHill Suites                                Hospitality
    27      GMACCM               32975             Lake Park Corporate Center                       Office
    28      Deutsche Bank        DBM16147          Kapolei Medical Park                             Office
--------------------------------------------------------------------------------------------------------------------------
    29      Deutsche Bank        DBM16417          Regency Place Apartments                         Multifamily
    30      Archon Financial     09-0001520        Park at Clearwater Apartments - Phase I          Multifamily
    31      Deutsche Bank        DBM16130          The Towers                                       Multifamily
    32      Deutsche Bank        DBM16344          Mercado Plaza                                    Unanchored Retail
    33      GMACCM               30760             Plaza Escondida                                  Anchored Retail
--------------------------------------------------------------------------------------------------------------------------
    34      Archon Financial     09-0001455        Summergate Corporate Center Building A           Office
    35      Deutsche Bank        DBM16390          Piper`s Creek Villas Apartments                  Multifamily
    36      Archon Financial     09-0001546        Blenheim Apartments                              Multifamily
    37      Archon Financial     09-0001525        Deer Valley Plaza                                Anchored Retail
--------------------------------------------------------------------------------------------------------------------------
    38      Deutsche Bank        DBM15975          G & L Realty Portfolio                           Office
    38a     Deutsche Bank        DBM15975-A        G & L Medical Office Building I                  Office
    38b     Deutsche Bank        DBM15975-B        G&L Medical Office Building II                   Office
    39      GMACCM               33160             Jen-Coat                                         Industrial
--------------------------------------------------------------------------------------------------------------------------
    40      Archon Financial     09-0001551        Crain Industrial Portfolio                       Industrial
    40a     Archon Financial     09-0001551-A      400 Arundel Corporation Road                     Industrial
    40b     Archon Financial     09-0001551-B      101-115 North Langley Road                       Industrial
    40c     Archon Financial     09-0001551-C      512-514 North Crain Highway                      Industrial
    40d     Archon Financial     09-0001551-D      170 Penrod Court                                 Industrial
    40e     Archon Financial     09-0001551-E      4700 Belle Grove Road                            Industrial
    40f     Archon Financial     09-0001551-F      4701 Belle Grove Road                            Industrial
--------------------------------------------------------------------------------------------------------------------------
    41      Deutsche Bank        DBM16430          The Pines Of Vero Apartments                     Multifamily
    42      GMACCM               29301             Washington Square Shopping Center                Anchored Retail
    43      Archon Financial     09-0001540        Pepper Pike Place                                Office
    44      Archon Financial     09-0001519        Ken Caryl Village                                Anchored Retail
--------------------------------------------------------------------------------------------------------------------------
    45      Archon Financial     09-0001511        Oakcrest Estates Mobile Home Park                Manufactured Housing
    46      Archon Financial     09-0001526        Falls of West Oaks Apartments                    Multifamily
    47      Archon Financial     09-0001515        Orangethorpe Plaza                               Office
    48      Archon Financial     09-0001521        Franklin Centre                                  Anchored Retail
    49      GMACCM               25879             Barton Press                                     Industrial
--------------------------------------------------------------------------------------------------------------------------
    50      GMACCM               33940             Village Square Shopping Center                   Anchored Retail
    51      GMACCM               31167             Woodberry Square Shopping Center                 Anchored Retail
    52      Archon Financial     09-0001543        Surfside Centre                                  Anchored Retail
    53      GMACCM               32993             La Carreta Plaza                                 Anchored Retail
    54      Archon Financial     09-0001498        Heatherwood and Kensington Apartments            Multifamily
--------------------------------------------------------------------------------------------------------------------------
    55      Deutsche Bank        DBM15691          Old Taylor Place Apartments                      Multifamily
    56      Archon Financial     09-0001514        Sterling Business Park                           Industrial
    57      GMACCM               31053             Midtown & Burrstone Apartments                   Multifamily
    57a     GMACCM               31053-A           Midtown Apartments                               Multifamily
    57b     GMACCM               31053-B           Burrstone Apartments                             Multifamily
--------------------------------------------------------------------------------------------------------------------------
    58      Deutsche Bank        DBM16060          Fox Rest Woods II Apartments                     Multifamily
    59      GMACCM               32684             Highland Square Shopping Center                  Anchored Retail
    60      GMACCM               33326             Skillman Commons                                 Unanchored Retail
--------------------------------------------------------------------------------------------------------------------------
    61      Archon Financial     09-0001528        Whispering Pines Apartments                      Multifamily
    62      Deutsche Bank        DBM15832          Whispering Pines Apartments                      Multifamily
    63      Archon Financial     09-0001531        King James Park II                               Office
    64      GMACCM               29075             Sterling Plaza-Phase I                           Office
--------------------------------------------------------------------------------------------------------------------------
    65      Archon Financial     09-0001547        Gallery Place Apartments - Phase I               Multifamily
    66      Deutsche Bank        DBM16174          Palm Bay Club                                    Multifamily
    67      Archon Financial     09-0001508        Lamar Life Building                              Office
    68      Archon Financial     09-0001512        Oviedo Crossroads Shopping Center                Anchored Retail
    69      GMACCM               33566             Rossmore Apartments                              Multifamily
--------------------------------------------------------------------------------------------------------------------------
    70      GMACCM               33885             Victory-Madison Sq                               Anchored Retail
    71      Archon Financial     09-0001552        Lockfield Bend Apartments                        Multifamily
    72      Deutsche Bank        DBM14850          Safeway Gaithersburg                             Unanchored Retail
    73      GMACCM               31982             Royal Oak Apartments                             Multifamily
--------------------------------------------------------------------------------------------------------------------------
    74      GMACCM               33888             Victory-Marketplace of Americus                  Anchored Retail
    75      Deutsche Bank        DBM16144          Sorrento View Apartments                         Multifamily
    76      Archon Financial     09-0001542        Highland Towers Apartments                       Multifamily
    77      Deutsche Bank        DBM15712          Shiloh Glen                                      Multifamily
    78      Archon Financial     09-0001529        Wrights Crossing Business Park                   Industrial
--------------------------------------------------------------------------------------------------------------------------
    79      GMACCM               32593             302 Harper Drive                                 Office
    80      Deutsche Bank        DBM15223          Summit Station Shopping Center                   Unanchored Retail
    81      Archon Financial     09-0001522        Spring Valley Mobile Home Park                   Manufactured Housing
    82      Deutsche Bank        DBM16342          Plaza Las Flores                                 Unanchored Retail
    83      Deutsche Bank        DBM15325          68th Street Square                               Mixed Use
--------------------------------------------------------------------------------------------------------------------------
    84      Deutsche Bank        DBM14397          Walgreen Oklahoma City                           Unanchored Retail
    85      Deutsche Bank        DBM15713          Northbrook Place                                 Multifamily
    86      GMACCM               32253             3915 E. Broadway                                 Office
    87      GMACCM               33565             TYG Manor                                        Multifamily
    88      Archon Financial     09-0001517        Burbank Village Apartments                       Multifamily
--------------------------------------------------------------------------------------------------------------------------
    89      GMACCM               31181             Lynnview Apartments                              Multifamily
    90      GMACCM               31688             Crossroads at Middlebury                         Office
    91      GMACCM               32936             Westwood Apartments                              Multifamily
    92      Deutsche Bank        DBM16257          Royal Knight Apartments                          Multifamily
    93      Deutsche Bank        DBM14755          Walgreens Lafayette                              Unanchored Retail
--------------------------------------------------------------------------------------------------------------------------
    94      GMACCM               33887             Victory-Cherry St Plaza                          Anchored Retail
    95      Deutsche Bank        DBM16317          Desert Hills Plaza                               Anchored Retail
    96      GMACCM               31898             Twin Cities Plaza                                Anchored Retail
    97      GMACCM               32099             Leisure Village Apartments                       Multifamily
    98      GMACCM               33562             Pines Mobile Home Park                           Manufactured Housing
--------------------------------------------------------------------------------------------------------------------------
    99      GMACCM               32349             Cardinal-Curiosity Creek                         Multifamily
    100     Deutsche Bank        DBM16143          West Main at the Park Apartments                 Multifamily
    101     GMACCM               30742             Petsmart-Gwinnett City                           Unanchored Retail
--------------------------------------------------------------------------------------------------------------------------
    102     GMACCM               32569             CVS-Mt. Pleasant                                 Unanchored Retail
    103     GMACCM               32083             Bennington Place                                 Anchored Retail
    104     GMACCM               33564             Toluca Place                                     Multifamily
    105     GMACCM               32346             Cardinal-Crystal Court Phase I                   Multifamily
    106     GMACCM               30805             Sears Auto and Boat USA                          Anchored Retail
--------------------------------------------------------------------------------------------------------------------------
    107     Archon Financial     09-0001486        Pondfield Apartments                             Multifamily
    108     GMACCM               33563             14209 Riverside Drive Apartments                 Multifamily

(a) Includes 136 multifamily units and one commercial unit.

(b) Subsequent to the origination of DBM15883, an additional $125,000 was funded.

(c) Loan amortization based on two principal and interest payments based on the original loan amount, with all subsequent amortization based on principal and interest payments of $77,751.84.


 CONTROL
  NUMBER                ADDRESS                                                                                   CITY
-----------------------------------------------------------------------------------------------------------------------------------
     1     3301 South Norfolk Street                                                                           Seattle
     2     1256 Main Street (Bldgs. 1A, 1B, 2A, & 2C)                                                          Southlake
     3     1700 Madison Avenue                                                                                 Lakewood
     4     540 NW 77th Street                                                                                  Boca Raton
     5     One Holmes Way                                                                                      Milford
-----------------------------------------------------------------------------------------------------------------------------------
     6     1400-1470 East Southern Avenue                                                                      Tempe
     7     930 NW 12th Avenue                                                                                  Portland
     8     2551 Broadway                                                                                       New York
     9     1639, 1641, 1649, 1655, 1715, 1721, 1727, 1733, 1803, 1809 & 1859 E. Baseline Road                  Mesa
    10     7026 Old Katy Road                                                                                  Houston
-----------------------------------------------------------------------------------------------------------------------------------
    11     4800 Lower Roswell Road                                                                             Marietta
    12     Two Galleria Boulevard                                                                              Metairie
    13     1021-1029 Avenue of the Americas                                                                    New York
    14     2445, 2460 & 2535 East 12th Street                                                                  Los Angeles
    15     400 College Road East                                                                               Princeton
-----------------------------------------------------------------------------------------------------------------------------------
    16     1-60 Forest Drive                                                                                   Haverstraw
    17     971 North Main Street                                                                               Salinas
    18     12901 Jefferson Parkway                                                                             Baton Rouge
    19     72 Grove Street                                                                                     Worcester
    20     10862 Nichols Boulevard                                                                             Olive Branch
-----------------------------------------------------------------------------------------------------------------------------------
    21     2600 Waterford Place                                                                                Hoover
    22     1009 Jupiter Road                                                                                   Plano
    23

    23a    1894 Orville Way                                                                                    Bozeman
    23b    1150 Bowes Road                                                                                     Elgin
    23c    641-657 Massman Drive                                                                               Nashville
-----------------------------------------------------------------------------------------------------------------------------------
    24     2211 Woodward Avenue                                                                                Detroit
    25     700 Vallejo Drive                                                                                   Roseville
    26     138 Spring Street                                                                                   Herndon
    27     2525 Lake Park Blvd.                                                                                West Valley City
    28     599 Farrington Highway                                                                              Kapolei, Oahu Island
-----------------------------------------------------------------------------------------------------------------------------------
    29     2847 Regency Drive                                                                                  Melbourne
    30     800 Churchill Downs Drive                                                                           Aberdeen
    31     209-225 Passaic Avenue                                                                              Passaic
    32     155 S Palm Canyon Drive                                                                             Palm Springs
    33     7850-7972 North Oracle Road                                                                         Tucson
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    34     7674 West Lake Mead Boulevard                                                                       Las Vegas
    35     7940 Piper`s Creek Road                                                                             San Antonio
    36     1007 Cypress Station Drive                                                                          Houston
    37     4204-4538 Lone Tree Way                                                                             Antioch
-----------------------------------------------------------------------------------------------------------------------------------
    38

    38a    14591 Newport Avenue                                                                                Tustin
    38b    14642 Newport Avenue                                                                                Tustin
    39     132 N. Elm & 175 Ampad                                                                              Westfield
-----------------------------------------------------------------------------------------------------------------------------------
    40

    40a    400 Arundel Corporation Road                                                                        Glen Burnie
    40b    101-115 North Langley Road                                                                          Glen Burnie
    40c    512-514 North Crain Highway                                                                         Glen Burnie
    40d    170 Penrod Court                                                                                    Glen Burnie
    40e    4700 Belle Grove Road                                                                               Glen Burnie
    40f    4701 Belle Grove Road                                                                               Glen Burnie
-----------------------------------------------------------------------------------------------------------------------------------
    41     4141 16th St.                                                                                       Vero Beach
    42     East Side S.R. 213 North of Scheeler Lane                                                           Chestertown
    43     30195 Chagrin Boulevard                                                                             Pepper Pike
    44     12402, 12482, 12512 & 12532 W. Ken Caryl Avenue                                                     Littleton
-----------------------------------------------------------------------------------------------------------------------------------
    45     4271 N. 1st Street                                                                                  San Jose
    46     4034 State Highway 6 South                                                                          Houston
    47     1100 East Orangethorpe Avenue & 1661 North Raymond Avenue                                           Anaheim
    48     7201 South 76th Street                                                                              Franklin
    49     55 Lakeside Avenue                                                                                  West Orange
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    50     912-990 Bragg Road                                                                                  Fredericksburg
    51     7049-7099 Allentown Road                                                                            Temple Hills
    52     2292 Glenns Bay Road                                                                                Surfside Beach
    53     11740-11790 North Kendall Drive                                                                     Miami
    54     170 Davidson Highway                                                                                Concord
-----------------------------------------------------------------------------------------------------------------------------------
    55     2112 Old Taylor Road                                                                                Oxford
    56     12407 Mukilteo Speedway                                                                             Lynnwood
    57

    57a    18 Riverview Street                                                                                 South Glen Falls
    57b    10 Pulaski Street                                                                                   New York Mills
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    58     8800 - 8822 Hunting Lane                                                                            Laurel
    59     9605 Jefferson Highway                                                                              River Ridge
    60     9220 Skillman Street                                                                                Dallas
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    61     7865 West Ustick Road                                                                               Boise
    62     3003, 3021, 3035, & 3043 Mallard Drive, 3020, 3030, 3040, 3050, 3060, 3070 Fountain Blvd.           Colorado Springs
    63     24650 Center Ridge Road                                                                             Westlake
    64     13900 Lakeside Circle                                                                               Sterling Heights
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    65     1412 Gallery Place                                                                                  Blackman Township
    66     1113 Pinewood Drive                                                                                 Palm Bay
    67     317 East Capitol Street                                                                             Jackson
    68     1950 West State Road 426                                                                            Oviedo
    69     585 North Rossmore Avenue                                                                           Los Angeles
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    70     1219 West Base Street                                                                               Madison
    71     4200 Lockfield                                                                                      Houston
    72     20211 Goshen Road                                                                                   Gaithersburg
    73     805-1105 Stephanson Highway                                                                         Royal Oak
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    74     1206 Crawford Street                                                                                Americus
    75     12365 SW Conestoga Drive                                                                            Beaverton
    76     2251 Highland Avenue                                                                                Birmingham
    77     3900 Olympic Blvd                                                                                   Billings
    78     200 Mifflin Drive                                                                                   Hellam
-----------------------------------------------------------------------------------------------------------------------------------
    79     302 Harper Drive                                                                                    Moorestown
    80     127 Jonestown Road                                                                                  Winston-Salem
    81     Old Post Road                                                                                       Aberdeen
    82     116 South Palm Canyon Drive                                                                         Palm Springs
    83     6784 El Cajon Boulevard                                                                             San Diego
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    84     119th and Pennsylvania Ave                                                                          Oklahoma City
    85     3615 Bennett Drive                                                                                  Bellingham
    86     3915 E. Broadway Boulevard                                                                          Tucson
    87     15009 Moorpark Street                                                                               Sherman Oaks
    88     12244 Burbank Boulevard                                                                             North Hollywood
-----------------------------------------------------------------------------------------------------------------------------------
    89     5821-5823 200th St SW                                                                               Lynnwood
    90     751 Straits Turnpike                                                                                Middlebury
    91     718 West 49th Street                                                                                Tulsa
    92     5267 Knight Arnold Road                                                                             Memphis
    93     3747 Moss St.                                                                                       Lafayette
-----------------------------------------------------------------------------------------------------------------------------------
    94     400 West Cherry Street                                                                              Jesup
    95     NWC Twentynine Palms Hwy.& Route 247                                                                Yucca Valley
    96     1232 South Harris Street                                                                            Sandersville
    97     3003-3009 N. Overlook Road                                                                          Boise
    98     6706 Tam O'Shanter Drive                                                                            Stockton
-----------------------------------------------------------------------------------------------------------------------------------
    99     102 Curiosity Creek Lane                                                                            Tampa
    100    1025 SW Main Street                                                                                 Hillsboro
    101    3803 Venture Drive                                                                                  Duluth
-----------------------------------------------------------------------------------------------------------------------------------
    102    1603 U.S. Highway 17 North                                                                          Mt. Pleasant
    103    2110 Bennington Place                                                                               Roanoke
    104    10231 Riverside Drive                                                                               Toluca Lake
    105    1969 Crystal Grove Drive                                                                            Lakeland
    106    1435 Niagara Falls Blvd.                                                                            Amherst
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    107    937 Gammon Road                                                                                     Madison
    108    14209 Riverside Drive                                                                               Sherman Oaks


  CONTROL                                   CROSS COLLATERALIZED                                   ORIGINAL         CUT-OFF DATE
  NUMBER        STATE             ZIP CODE         GROUPS            RELATED GROUPS               BALANCE ($)        BALANCE ($)
---------------------------------------------------------------------------------------------------------------------------------
     1       Washington            98124                                                          33,500,000          33,420,707
     2       Texas                 76092                                                          22,760,000          22,686,317
     3       New Jersey            08701                                                          21,000,000          20,921,669
     4       Florida               33487                                                          20,000,000          19,914,126
     5       Massachusetts         01757                                                          16,740,000          16,680,254
---------------------------------------------------------------------------------------------------------------------------------
     6       Arizona               85282                                                          16,000,000          15,923,653
     7       Oregon                97209                                                          16,000,000          15,878,678
     8       New York              10025                                                          15,000,000          14,968,742
     9       Arizona               85204                                                          14,500,000          14,453,426
    10       Texas                 77024                                                          14,300,000          14,247,096
---------------------------------------------------------------------------------------------------------------------------------
    11       Georgia               30067                                                          11,750,000          11,712,949
    12       Louisiana             70001                                                          11,500,000          11,378,403
    13       New York              10018                                                          11,250,000          11,330,201(b)
    14       California            90021                                                          11,016,000          10,981,355
    15       New Jersey            08540                                                          11,000,000          10,930,067
---------------------------------------------------------------------------------------------------------------------------------
    16       New York              10923                                 Group A                  10,940,000          10,940,000
    17       California            93906                                                          10,700,000          10,674,674
    18       Louisiana             70816                                 Group B                  10,410,000          10,410,000
    19       Massachusetts         01605                                                          10,500,000          10,391,196
    20       Mississippi           38654                                                          10,350,000          10,329,808
---------------------------------------------------------------------------------------------------------------------------------
    21       Alabama               35244                                                          10,160,000          10,160,000
    22       Texas                 75074                                                          10,000,000           9,964,508
    23                                                                   Group C                  10,000,000           9,963,106
    23a      Montana               59715                                                                   -                   -
    23b      Illinois              60123                                                                   -                   -
    23c      Tennessee             37210                                                                   -                   -
---------------------------------------------------------------------------------------------------------------------------------
    24       Michigan              48201                                                          10,000,000           9,916,145
    25       California            95678                                                           9,925,000           9,883,060
    26       Virginia              20170                                                           9,800,000           9,711,626
    27       Utah                  84120                                                           9,700,000           9,667,182
    28       Hawaii                96707                                                           9,600,000           9,581,029
---------------------------------------------------------------------------------------------------------------------------------
    29       Florida               32935          Group D                Group D                   9,300,000           9,280,469
    30       North Carolina        28315                                                           9,200,000           9,158,257
    31       New Jersey            07055                                 Group A                   9,000,000           9,000,000
    32       California            92262          Group C                Group E                   8,400,000           8,383,400
    33       Arizona               85704                                                           8,130,000           8,091,312
---------------------------------------------------------------------------------------------------------------------------------
    34       Nevada                89128                                                           8,050,000           7,996,168
    35       Texas                 78251                                                           8,000,000           7,983,286
    36       Texas                 77090                                 Group B                   7,550,000           7,550,000
    37       California            94509                                                           7,500,000           7,472,101
---------------------------------------------------------------------------------------------------------------------------------
    38                                                                                             7,200,000           7,177,536
    38a      California            92680                                                                   -                   -
    38b      California            92680                                                                   -                   -
    39       Massachusetts         01085                                 Group C                   7,150,000           7,132,088
---------------------------------------------------------------------------------------------------------------------------------
    40                                                                                             7,000,000           6,985,031
    40a      Maryland              21060                                                                   -                   -
    40b      Maryland              21060                                                                   -                   -
    40c      Maryland              21061                                                                   -                   -
    40d      Maryland              21061                                                                   -                   -
    40e      Maryland              21225                                                                   -                   -
    40f      Maryland              21225                                                                   -                   -
---------------------------------------------------------------------------------------------------------------------------------
    41       Florida               32960          Group D                Group D                   6,800,000           6,785,719
    42       Maryland              21620                                                           6,600,000           6,553,175
    43       Ohio                  44124                                                           6,500,000           6,486,804
    44       Colorado              80127                                                           6,435,000           6,409,339
---------------------------------------------------------------------------------------------------------------------------------
    45       California            95134                                                           6,280,000           6,245,864
    46       Texas                 77082                                                           6,144,000           6,120,452
    47       California            92801                                                           6,100,000           6,073,153
    48       Wisconsin             53132                                                           5,800,000           5,800,000
    49       New Jersey            07052                                                           5,600,000           5,593,086
---------------------------------------------------------------------------------------------------------------------------------
    50       Virginia              22254                                                           4,950,000           4,944,070
    51       Maryland              20748                                                           4,950,000           4,928,028
    52       South Carolina        29575                                                           4,900,000           4,887,448
    53       Florida               33186                                                           4,800,000           4,790,636
    54       North Carolina        28027                                                           4,700,000           4,672,219
---------------------------------------------------------------------------------------------------------------------------------
    55       Mississippi           38655                                                           4,560,000           4,547,536
    56       Washington            98037                                                           4,500,000           4,477,816
    57                                                                                             4,500,000           4,472,035
    57a      New York              12803                                                                   -                   -
    57b      New York              13417                                                                   -                   -
---------------------------------------------------------------------------------------------------------------------------------
    58       Maryland              20708                                                           4,350,000           4,340,935
    59       Louisiana             70123                                                           4,300,000           4,283,631
    60       Texas                 75243                                                           4,200,000           4,178,189
---------------------------------------------------------------------------------------------------------------------------------
    61       Idaho                 83704                                                           4,100,000           4,089,410
    62       Colorado              80910                                                           4,000,000           3,995,134
    63       Ohio                  44145                                                           4,000,000           3,987,685
    64       Michigan              48314                                                           3,950,000           3,936,098
---------------------------------------------------------------------------------------------------------------------------------
    65       Michigan              49201                                                           3,900,000           3,878,182
    66       Florida               32905                                                           3,800,000           3,792,184
    67       Mississippi           39201                                                           3,800,000           3,786,050
    68       Florida               32765                                                           3,500,000           3,484,464
    69       California            90004                                 Group F                   3,450,000           3,442,922
---------------------------------------------------------------------------------------------------------------------------------
    70       Florida               32340                                 Group G                   3,440,000           3,428,854
    71       Texas                 77092                                                           3,370,000           3,370,000
    72       Maryland              20879                                                           3,355,945           3,314,119
    73       Michigan              48067                                                           3,300,000           3,285,989
---------------------------------------------------------------------------------------------------------------------------------
    74       Georgia               31709          Group A                Group G                   3,280,000           3,269,372
    75       Oregon                97008          Group B                Group H                   3,250,000           3,243,574
    76       Alabama               35205                                                           3,200,000           3,188,723
    77       Montana               59103                                 Group I                   3,025,000           3,021,090
    78       Pennsylvania          17368                                                           3,000,000           2,991,130
---------------------------------------------------------------------------------------------------------------------------------
    79       New Jersey            08057                                                           3,000,000           2,989,850
    80       North Carolina        27104                                                           3,000,000           2,984,929
    81       Maryland              21001                                                           2,940,000           2,923,482
    82       California            92262          Group C                Group E                   2,870,000           2,864,328
    83       California            92115                                                           2,700,000           2,693,572
---------------------------------------------------------------------------------------------------------------------------------
    84       Oklahoma              73170                                                           2,700,000           2,645,262
    85       Washington            98225                                 Group I                   2,650,000           2,646,826
    86       Arizona               85711                                                           2,550,000           2,544,891
    87       California            91403                                 Group F                   2,550,000           2,544,769
    88       California            91607                                                           2,500,000           2,489,769
---------------------------------------------------------------------------------------------------------------------------------
    89       Washington            98036                                                           2,480,000           2,469,527
    90       Connecticut           06762                                                           2,475,000           2,467,762
    91       Oklahoma              74107                                                           2,400,000           2,391,880
    92       Tennessee             38118                                                           2,320,000           2,314,106
    93       Louisiana             70507                                                           2,350,000           2,301,664
---------------------------------------------------------------------------------------------------------------------------------
    94       Georgia               31545          Group A                Group G                   2,280,000           2,272,612
    95       California            92284                                                           2,250,000           2,238,459
    96       Georgia               31082                                                           2,250,000           2,234,539
    97       Idaho                 83704                                                           2,080,000           2,074,847
    98       California            95210                                 Group F                   1,980,000           1,975,938
---------------------------------------------------------------------------------------------------------------------------------
    99       Florida               33612                                 Group J                   1,960,000           1,952,305
    100      Oregon                97123          Group B                Group H                   1,800,000           1,796,441
    101      Georgia               30096                                                           1,800,000           1,792,368
---------------------------------------------------------------------------------------------------------------------------------
    102      South Carolina        29464                                                           1,765,000           1,760,554
    103      Virginia              24014                                                           1,700,000           1,692,983
    104      California            91602                                 Group F                   1,600,000           1,596,718
    105      Florida               33801                                 Group J                   1,595,000           1,588,738
    106      New York              14228                                                           1,550,000           1,544,297
---------------------------------------------------------------------------------------------------------------------------------
    107      Wisconsin             53717                                                           1,550,000           1,542,502
    108      California            91423                                 Group F                   1,400,000           1,397,128


             % OF AGGREGATE  CUMULATIVE % OF             MORTGAGE         INTEREST
  CONTROL     INITIAL POOL     INITIAL POOL   RATE       SERVICING         ACCRUAL
  NUMBER         BALANCE         BALANCE       (%)      FEE RATE (%)       METHOD                   AMORTIZATION TYPE
----------------------------------------------------------------------------------------------------------------------------------
     1            4.71             4.71      7.50000      0.12820        Actual/360                 Amortizing Balloon
     2            3.19             7.90      7.37000      0.10320        Actual/360                 Amortizing Balloon
     3            2.95            10.85      7.45000      0.12820        Actual/360                 Amortizing Balloon
     4            2.80            13.65      7.45000      0.05320        Actual/360                 Amortizing Balloon
     5            2.35            16.00      7.61000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     6            2.24            18.24      7.68000      0.03320        Actual/360                 Amortizing Balloon
     7            2.24            20.48      7.15000      0.03320        Actual/360                 Amortizing Balloon
     8            2.11            22.59      7.00000      0.05320        Actual/360                  Hyperamortizing
     9            2.04            24.62      7.40000      0.03320        Actual/360                 Amortizing Balloon
    10            2.01            26.63      7.48000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    11            1.65            28.28      7.47000      0.05320        Actual/360                 Amortizing Balloon
    12            1.60            29.88      7.90000      0.12820        Actual/360                 Amortizing Balloon
    13            1.60            31.48      7.26000      0.05320        Actual/360                  Hyperamortizing
    14            1.55            33.03      7.48000      0.12820        Actual/360                 Amortizing Balloon
    15            1.54            34.56      7.50000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    16            1.54            36.11      6.80000      0.05320        Actual/360       Interest Only, then Amortizing Balloon
    17            1.50            37.61      7.50000      0.12820        Actual/360                 Amortizing Balloon
    18            1.47            39.07      6.68000      0.03320        Actual/360       Interest Only, then Amortizing Balloon
    19            1.46            40.54      8.00000      0.12820        Actual/360                 Amortizing Balloon
    20            1.45            41.99      7.25000      0.05320        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    21            1.43            43.42      6.75000      0.03320        Actual/360       Interest Only, then Amortizing Balloon
    22            1.40            44.83      7.63000      0.12820        Actual/360                 Amortizing Balloon
    23            1.40            46.23      7.49000      0.12820        Actual/360                 Amortizing Balloon
    23a              -                -            -
    23b              -                -            -
    23c              -                -            -
----------------------------------------------------------------------------------------------------------------------------------
    24            1.40            47.63      8.25000      0.12820        Actual/360                 Amortizing Balloon
    25            1.39            49.02      6.98000      0.03320        Actual/360                 Amortizing Balloon
    26            1.37            50.39      7.62500      0.12820        Actual/360                 Amortizing Balloon
    27            1.36            51.75      7.20000      0.12820        Actual/360                 Amortizing Balloon
    28            1.35            53.10      7.25000      0.05320        Actual/360                  Hyperamortizing
----------------------------------------------------------------------------------------------------------------------------------
    29            1.31            54.40      6.97000      0.05320        Actual/360                  Hyperamortizing
    30            1.29            55.69      7.25000      0.03320        Actual/360                 Amortizing Balloon
    31            1.27            56.96      6.80000      0.05320        Actual/360       Interest Only, then Amortizing Balloon
    32            1.18            58.14      7.25000      0.05320        Actual/360                 Amortizing Balloon
    33            1.14            59.28      7.69000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    34            1.13            60.41      7.63000      0.03320        Actual/360                 Amortizing Balloon
    35            1.12            61.53      6.99000      0.05320        Actual/360                  Hyperamortizing
    36            1.06            62.60      6.68000      0.03320        Actual/360       Interest Only, then Amortizing Balloon
    37            1.05            63.65      7.46000      0.08570        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    38            1.01            64.66      7.51000      0.05320        Actual/360                  Hyperamortizing
    38a              -                -            -
    38b              -                -            -
    39            1.00            65.66      7.30000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    40            0.98            66.65      6.90000      0.03320        Actual/360                 Amortizing Balloon
    40a              -                -            -
    40b              -                -            -
    40c              -                -            -
    40d              -                -            -
    40e              -                -            -
    40f              -                -            -
----------------------------------------------------------------------------------------------------------------------------------
    41            0.96            67.60      6.97000      0.05320        Actual/360                  Hyperamortizing
    42            0.92            68.53      7.41000      0.12820        Actual/360                 Amortizing Balloon
    43            0.91            69.44      7.10000      0.08320        Actual/360                 Amortizing Balloon
    44            0.90            70.34      7.71000      0.03320        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    45            0.88            71.22      7.19000      0.05320        Actual/360                 Amortizing Balloon
    46            0.86            72.08      7.35000      0.10320        Actual/360                 Amortizing Balloon
    47            0.86            72.94      7.97000      0.10320        Actual/360                 Amortizing Balloon
    48            0.82            73.76      7.37000      0.08570        Actual/360       Interest Only, then Amortizing Balloon
    49            0.79            74.54      8.79000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    50            0.70            75.24      7.15000      0.12820        Actual/360                 Amortizing Balloon
    51            0.69            75.93      7.94000      0.12820        Actual/360                 Amortizing Balloon
    52            0.69            76.62      7.22000      0.03320        Actual/360                 Amortizing Balloon
    53            0.67            77.30      7.25000      0.12820        Actual/360                 Amortizing Balloon
    54            0.66            77.95      6.86000      0.08320        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    55            0.64            78.59      7.05000      0.05320        Actual/360                 Amortizing Balloon
    56            0.63            79.23      7.56000      0.11320        Actual/360                 Amortizing Balloon
    57            0.63            79.86      7.41000      0.12820        Actual/360                 Amortizing Balloon
    57a              -                             -
    57b              -                             -
----------------------------------------------------------------------------------------------------------------------------------
    58            0.61            80.47      7.00000      0.05320        Actual/360                 Amortizing Balloon
    59            0.60            81.07      7.37500      0.12820        Actual/360                 Amortizing Balloon
    60            0.59            81.66      7.45000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    61            0.58            82.23      7.19000      0.03320        Actual/360                 Amortizing Balloon
    62            0.56            82.80      7.10000      0.05320        Actual/360                 Amortizing Balloon
    63            0.56            83.36      7.56000      0.10570        Actual/360                 Amortizing Balloon
    64            0.55            83.91      7.66000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    65            0.55            84.46      6.75000      0.09570        Actual/360                 Amortizing Balloon
    66            0.53            84.99      7.05000      0.05320        Actual/360                 Amortizing Balloon
    67            0.53            85.53      7.99000      0.03320        Actual/360                 Amortizing Balloon
    68            0.49            86.02      7.94000      0.10570        Actual/360                 Amortizing Balloon
    69            0.48            86.50      7.06000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    70            0.48            86.98      7.15000      0.12820        Actual/360                 Amortizing Balloon
    71            0.47            87.46      6.75000      0.03320        Actual/360       Interest Only, then Amortizing Balloon
    72            0.47            87.93      7.69000      0.05320        Actual/360                  Fully Amortizing
    73            0.46            88.39      7.49000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    74            0.46            88.85      7.15000      0.12820        Actual/360                 Amortizing Balloon
    75            0.46            89.31      7.20000      0.05320        Actual/360                 Amortizing Balloon
    76            0.45            89.76      7.04000      0.08320        Actual/360                 Amortizing Balloon
    77            0.43            90.18      6.90000      0.05320        Actual/360                 Amortizing Balloon
    78            0.42            90.60      7.71000      0.10570        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    79            0.42            91.02      7.20000      0.12820        Actual/360                 Amortizing Balloon
    80            0.42            91.44      7.62000      0.05320        Actual/360                 Amortizing Balloon
    81            0.41            91.85      7.91000      0.08570        Actual/360                 Amortizing Balloon
    82            0.40            92.26      7.25000      0.05320        Actual/360                 Amortizing Balloon
    83            0.38            92.64      7.48000      0.05320        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    84            0.37            93.01      7.80000      0.05320          30/360                    Fully Amortizing
    85            0.37            93.38      7.15000      0.05320        Actual/360                 Amortizing Balloon
    86            0.36            93.74      7.15000      0.12820        Actual/360                 Amortizing Balloon
    87            0.36            94.10      7.06000      0.12820        Actual/360                 Amortizing Balloon
    88            0.35            94.45      7.62000      0.10570        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    89            0.35            94.80      7.20000      0.12820        Actual/360                 Amortizing Balloon
    90            0.35            95.15      7.75000      0.12820        Actual/360                 Amortizing Balloon
    91            0.34            95.48      7.20000      0.12820        Actual/360                 Amortizing Balloon
    92            0.33            95.81      7.25000      0.05320        Actual/360                 Amortizing Balloon
    93            0.32            96.13      7.80000      0.05320        Actual/360                  Fully Amortizing
----------------------------------------------------------------------------------------------------------------------------------
    94            0.32            96.45      7.15000      0.12820        Actual/360                 Amortizing Balloon
    95            0.32            96.77      7.37000      0.05320        Actual/360                 Amortizing Balloon
    96            0.31            97.08      7.20000      0.12820        Actual/360                 Amortizing Balloon
    97            0.29            97.37      7.34000      0.12820        Actual/360                 Amortizing Balloon
    98            0.28            97.65      7.06000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    99            0.27            97.93      7.26000      0.12820        Actual/360                 Amortizing Balloon
    100           0.25            98.18      7.20000      0.05320        Actual/360                 Amortizing Balloon
    101           0.25            98.43      8.10000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    102           0.25            98.68      7.28000      0.12820        Actual/360                 Amortizing Balloon
    103           0.24            98.92      7.59000      0.12820        Actual/360                 Amortizing Balloon
    104           0.22            99.14      7.06000      0.12820        Actual/360                 Amortizing Balloon
    105           0.22            99.37      7.26000      0.12820        Actual/360                 Amortizing Balloon
    106           0.22            99.59      7.50000      0.12820        Actual/360                 Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    107           0.22            99.80      7.63000      0.10570        Actual/360                 Amortizing Balloon
    108           0.20           100.00      7.06000      0.12820        Actual/360                 Amortizing Balloon


                                               ORIGINAL
          ORIGINAL INTEREST     REMAINING      TERM TO       REMAINING          ORIGINAL           REMAINING
CONTROL      ONLY PERIOD      INTEREST ONLY    MATURITY       TERM TO       AMORTIZATION TERM  AMORTIZATION TERM
NUMBER          (MOS.)         PERIOD (MOS.)     (MOS.)    MATURITY (MOS.)        (MOS.)             (MOS.)        ORIGINATION DATE
-----------------------------------------------------------------------------------------------------------------------------------
   1                                              120            116                360                356              9/28/01
   2                                              120            115                360                355              8/24/01
   3                                              120            114                360                354              8/2/01
   4                                              120            113                360                353              6/28/01
   5                                              120            114                360                354              7/16/01
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   6                                              120            112                360                352              5/7/01
   7                                              120            113                300                293              6/27/01
   8                                              120            117                360                357              10/4/01
   9                                              120            115                360                355              8/30/01
  10                                              120            114                360                354              8/2/01
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  11                                              120            115                360                355              8/9/01
  12                                              120            109                300                289              2/7/01
  13                                              120            114              360 (c)              354              7/24/01
  14                                              120            115                360                355              8/10/01
  15                                              120            110                360                350              4/2/01
-----------------------------------------------------------------------------------------------------------------------------------
  16              18                15            120            117                324                324             10/31/01
  17                                              120            116                360                356              9/6/01
  18              24                21            120            117                336                336             10/22/01
  19                                              120            109                300                289              2/16/01
  20                                              120            117                360                357              10/4/01
-----------------------------------------------------------------------------------------------------------------------------------
  21              12                 9            120            117                360                360             10/26/01
  22                                              120            114                360                354              7/10/01
  23                                              120            114                360                354              7/31/01
  23a
  23b
  23c
-----------------------------------------------------------------------------------------------------------------------------------
  24                                              120            105                360                345             10/16/00
  25                                               60             54                360                354              7/20/01
  26                                              120            111                300                291              4/6/01
  27                                              126            121                360                355              8/6/01
  28                                              120            118                300                298              11/7/01
-----------------------------------------------------------------------------------------------------------------------------------
  29                                              120            117                360                357             10/12/01
  30                                              120            113                360                353              6/13/01
  31              24                21            120            117                318                318             10/31/01
  32                                              120            118                300                298              11/2/01
  33                                               84             76                360                352              6/5/01
-----------------------------------------------------------------------------------------------------------------------------------
  34                                              120            109                360                349              2/26/01
  35                                               84             81                360                357             10/29/01
  36              24                21            120            117                336                336             10/22/01
  37                                              120            114                360                354              7/13/01
-----------------------------------------------------------------------------------------------------------------------------------
  38                                              120            115                360                355              8/17/01
  38a
  38b

  39                                              120            116                360                356              9/7/01
-----------------------------------------------------------------------------------------------------------------------------------
  40                                              120            117                360                357             10/31/01
  40a
  40b
  40c
  40d
  40e
  40f
-----------------------------------------------------------------------------------------------------------------------------------
  41                                              120            117                360                357             10/12/01
  42                                              120            109                360                349              2/26/01
  43                                              120            117                360                357             10/22/01
  44                                              120            113                360                353              6/28/01
-----------------------------------------------------------------------------------------------------------------------------------
  45                                               84             76                360                352              5/24/01
  46                                              120            114                360                354              7/13/01
  47                                               60             52                360                352              5/30/01
  48              12                 6            120            114                360                360              7/31/01
  49                                              120            117                360                357             10/29/01
-----------------------------------------------------------------------------------------------------------------------------------
  50                                              120            118                360                358              11/9/01
  51                                              120            112                360                352              5/18/01
  52                                              120            116                360                356              9/7/01
  53                                              120            117                360                357             10/10/01
  54                                              120            112                360                352              5/30/01
-----------------------------------------------------------------------------------------------------------------------------------
  55                                              120            117                324                321             10/23/01
  56                                              120            112                360                352              5/17/01
  57                                              120            114                300                294              8/2/01
  57a
  57b

-----------------------------------------------------------------------------------------------------------------------------------
  58                                              120            117                360                357             10/31/01
  59                                              120            114                360                354              8/2/01
  60                                              120            115                300                295              8/30/01
-----------------------------------------------------------------------------------------------------------------------------------
  61                                              120            116                360                356              9/18/01
  62                                              120            118                360                358             11/16/01
  63                                               84             79                360                355              8/20/01
  64                                              120            114                360                354              7/12/01
-----------------------------------------------------------------------------------------------------------------------------------
  65                                              120            117                240                237             10/25/01
  66                                              120            117                360                357             10/30/01
  67                                              120            113                360                353              6/1/01
  68                                              120            112                360                352              5/31/01
  69                                              120            117                360                357             10/23/01
-----------------------------------------------------------------------------------------------------------------------------------
  70                                              120            117                300                297             10/12/01
  71              60                57            120            117                360                360              10/4/01
  72                                              300            287                300                287             12/20/00
  73                                              120            113                360                353              7/2/01
-----------------------------------------------------------------------------------------------------------------------------------
  74                                              120            117                300                297             10/12/01
  75                                               84             81                360                357              11/1/01
  76                                              120            115                360                355              8/30/01
  77                                              120            118                360                358              11/9/01
  78                                              120            115                360                355              8/24/01
-----------------------------------------------------------------------------------------------------------------------------------
  79                                              120            115                360                355              8/30/01
  80                                              120            115                300                295              8/10/01
  81                                              120            114                300                294              7/3/01
  82                                              120            118                300                298              11/2/01
  83                                              120            116                360                356              9/10/01
-----------------------------------------------------------------------------------------------------------------------------------
  84                                              237            226                237                226              2/21/01
  85                                              120            118                360                358              11/9/01
  86                                              120            117                360                357             10/11/01
  87                                              120            117                360                357             10/23/01
  88                                               60             53                360                353              6/1/01
-----------------------------------------------------------------------------------------------------------------------------------
  89                                              120            116                300                296              9/10/01
  90                                              120            115                360                355              8/6/01
  91                                              120            115                360                355              8/16/01
  92                                              120            116                360                356              9/28/01
  93                                              231            220                231                220              2/26/01
-----------------------------------------------------------------------------------------------------------------------------------
  94                                              120            117                300                297             10/12/01
  95                                              120            117                240                237             10/25/01
  96                                              120            110                360                350              4/3/01
  97                                              120            116                360                356              9/6/01
  98                                              120            117                360                357             10/23/01
-----------------------------------------------------------------------------------------------------------------------------------
  99                                              120            114                360                354              7/31/01
  100                                              84             81                360                357              11/1/01
  101                                             120            112                360                352              6/1/01
-----------------------------------------------------------------------------------------------------------------------------------
  102                                             120            116                360                356              10/5/01
  103                                             120            113                360                353              6/15/01
  104                                             120            117                360                357             10/23/01
  105                                             120            114                360                354              7/31/01
  106                                             119            113                360                354              7/25/01
-----------------------------------------------------------------------------------------------------------------------------------
  107                                             120            112                360                352              5/15/01
  108                                             120            117                360                357             10/23/01


                                                                                             ANNUAL
  CONTROL   MATURITY DATE         BALLOON OR ARD                                              DEBT            UNDERWRITTEN NET
  NUMBER        OR ARD              BALANCE ($)           PREPAYMENT PROVISION             SERVICE ($)       OPERATING INCOME ($)
---------------------------------------------------------------------------------------------------------------------------------
     1         10/5/11              29,591,441       Lockout/28_Defeasance/90_0%/2          2,810,842             5,001,511
     2          9/1/11              20,036,064       Lockout/29_Defeasance/87_0%/4          1,885,441             2,584,798
     3          8/5/11              18,527,243       Lockout/30_Defeasance/88_0%/2          1,753,401             2,467,378
     4          7/1/11              17,647,882       Lockout/48_Defeasance/68_0%/4          1,669,905             2,091,243
     5          8/5/11              14,828,165       Lockout/30_Defeasance/86_0%/4          1,419,744             2,067,611
---------------------------------------------------------------------------------------------------------------------------------
     6          6/1/11              14,197,801       Lockout/32_Defeasance/84_0%/4          1,366,236             1,971,105
     7          7/1/11              12,859,461       Lockout/31_Defeasance/85_0%/4          1,375,443             1,614,072
     8         11/1/11              13,078,212       Lockout/48_Defeasance/68_0%/4          1,197,544             2,128,164
     9          9/1/11              12,774,355       Lockout/29_Defeasance/87_0%/4          1,204,741             3,240,891
    10          8/5/11              12,625,719       Lockout/30_Defeasance/86_0%/4          1,197,503             1,833,059
---------------------------------------------------------------------------------------------------------------------------------
    11          9/1/11              10,369,950       Lockout/29_Defeasance/87_0%/4            982,998             1,436,008
    12          3/1/11               9,453,539       Lockout/47_Defeasance/69_0%/4          1,055,981             2,018,000
    13          8/1/11               9,974,107       Lockout/30_Defeasance/83_0%/7            933,022(c)            946,400
    14          9/5/11               9,724,604       Lockout/29_Defeasance/89_0%/2            922,496             1,222,608
    15          4/5/11               9,717,700       Lockout/34_Defeasance/84_0%/2            922,963             1,491,032
---------------------------------------------------------------------------------------------------------------------------------
    16         11/1/11               9,434,282       Lockout/27_Defeasance/89_0%/4            885,917             1,123,887
    17         10/5/11               9,451,595       Lockout/28_Defeasance/90_0%/2            897,791             1,392,907
    18         11/1/11               9,168,670       Lockout/27_Defeasance/89_0%/4            822,811             1,114,461
    19          3/1/11               8,656,537       Lockout/47_Defeasance/70_0%/3            972,489             1,774,751
    20         11/1/11               9,083,024       Lockout/27_Defeasance/89_0%/4            847,263             1,222,898
---------------------------------------------------------------------------------------------------------------------------------
    21         11/1/11               8,981,448       Lockout/27_Defeasance/89_0%/4            790,771             1,081,932
    22          8/5/11               8,862,320       Lockout/30_Defeasance/88_0%/2            849,765             1,197,628
    23          8/5/11               8,831,396       Lockout/30_Defeasance/87_0%/3            838,236             1,246,901
    23a                                      -                                                      -               146,840
    23b                                      -                                                      -               226,435
    23c                                      -                                                      -               873,626
---------------------------------------------------------------------------------------------------------------------------------
    24         11/5/10               8,992,225       Lockout/39_Defeasance/77_0%/4            901,520             1,494,900
    25          8/1/06               9,398,949       Lockout/30_> YM or 1%/26_0%/4            790,776             1,029,887
    26          5/1/11               7,990,828       Lockout/47_Defeasance/69_0%/4            878,638             1,901,000
    27          3/5/12               8,415,056       Lockout/29_Defeasance/95_0%/2            790,110             1,371,462
    28         12/1/11               7,737,359       Lockout/26_Defeasance/90_0%/4            832,674             1,136,188
---------------------------------------------------------------------------------------------------------------------------------
    29         11/1/11               8,102,051       Lockout/27_Defeasance/89_0%/4            740,230               986,627
    30          7/1/11               8,076,615       Lockout/31_Defeasance/85_0%/4            753,123               975,989
    31         11/1/11               7,800,710       Lockout/27_Defeasance/89_0%/4            733,646               970,681
    32         12/1/11               6,770,189       Lockout/26_Defeasance/90_0%/4            728,589               963,251
    33          6/5/08               7,568,729       Lockout/32_Defeasance/50_0%/2            694,891               961,834
---------------------------------------------------------------------------------------------------------------------------------
    34          3/1/11               7,135,937       Lockout/35_Defeasance/81_0%/4            684,061               954,059
    35         11/1/08               7,361,142       Lockout/27_Defeasance/53_0%/4            638,046               879,610
    36         11/1/11               6,649,708       Lockout/27_Defeasance/89_0%/4            596,755               793,726
    37          8/1/11               6,618,537       Lockout/35_Defeasance/81_0%/4            626,830             1,012,270
---------------------------------------------------------------------------------------------------------------------------------
    38          9/1/11               6,360,736       Lockout/29_Defeasance/87_0%/4            604,713               899,754
    38a                                      -                                                      -               204,134
    38b                                      -                                                      -               695,620
    39         10/5/11               6,283,804       Lockout/28_Defeasance/89_0%/3            588,220             1,132,048
---------------------------------------------------------------------------------------------------------------------------------
    40         11/1/11               6,086,963       Lockout/27_Defeasance/89_0%/4            553,224               987,315
    40a                                      -                                                      -                     -
    40b                                      -                                                      -                     -
    40c                                      -                                                      -                     -
    40d                                      -                                                      -                     -
    40e                                      -                                                      -                     -
    40f                                      -                                                      -                     -
---------------------------------------------------------------------------------------------------------------------------------
    41         11/1/11               5,924,080       Lockout/27_Defeasance/89_0%/4            541,244               746,210
    42          3/5/11               5,818,317       Lockout/35_Defeasance/83_0%/2            548,905               815,340
    43         11/1/11               5,682,149       Lockout/27_Defeasance/89_0%/4            524,185               839,347
    44          7/1/11               5,715,174       Lockout/31_Defeasance/85_0%/4            551,081               814,341
---------------------------------------------------------------------------------------------------------------------------------
    45          6/1/08               5,798,924       Lockout/32_Defeasance/48_0%/4            511,025               653,819
    46          8/1/11               5,406,795       Lockout/30_Defeasance/86_0%/4            507,965               845,845
    47          6/1/06               5,840,011       Lockout/32_Defeasance/24_0%/4            535,586               874,954
    48          8/1/11               5,201,944       Lockout/30_Defeasance/86_0%/4            480,473               750,092
    49         11/5/11               5,097,592       Lockout/27_Defeasance/91_0%/2            530,584               752,459
---------------------------------------------------------------------------------------------------------------------------------
    50         12/5/11               4,333,327      Lockout/26_ Defeasance/92_ 0%/2           401,192               610,474
    51          6/5/11               4,420,315       Lockout/32_Defeasance/86_0%/2            433,374               636,803
    52         10/1/11               4,297,517       Lockout/28_Defeasance/88_0%/4            399,924               539,383
    53         11/5/11               4,212,417       Lockout/27_Defeasance/90_0%/3            392,934               649,436
    54          6/1/11               4,083,425       Lockout/32_Defeasance/84_0%/4            369,943               699,916
---------------------------------------------------------------------------------------------------------------------------------
    55         11/1/11               3,802,609       Lockout/27_Defeasance/89_0%/4            378,158               518,969
    56          6/1/11               3,981,257       Lockout/32_> YM or 1%/84_0%/4            379,797               508,613
    57          8/5/11               3,644,862       Lockout/30_Defeasance/88_0%/2            395,899               567,749
    57a                                      -                                                      -               320,590
    57b                                      -                                                      -               247,159
---------------------------------------------------------------------------------------------------------------------------------
    58         11/1/11               3,792,681       Lockout/27_Defeasance/88_0%/5            347,288               524,152
    59          8/5/11               3,786,465       Lockout/30_Defeasance/88_0%/2            356,388               534,698
    60          9/5/11               3,405,326      Lockout/29_ Defeasance/89_ 0%/2           370,814               555,570
---------------------------------------------------------------------------------------------------------------------------------
    61         10/1/11               3,593,087       Lockout/28_Defeasance/88_0%/4            333,631               438,509
    62         12/1/11               3,497,107       Lockout/26_Defeasance/90_0%/4            322,575               599,768
    63          9/1/08               3,715,693       Lockout/29_Defeasance/51_0%/4            337,597               489,287
    64          8/5/11               3,503,215       Lockout/30_Defeasance/88_0%/2            336,636               481,879
---------------------------------------------------------------------------------------------------------------------------------
    65         11/1/11               2,629,405       Lockout/27_Defeasnace/89_0%/4            355,850               455,346
    66         11/1/11               3,317,518       Lockout/27_Defeasance/89_0%/4            304,911               426,267
    67          7/1/11               3,397,932       Lockout/31_Defeasance/85_0%/4            334,279               562,814
    68          6/1/11               3,125,475       Lockout/32_Defeasance/84_0%/4            306,426               411,960
    69         11/5/11               3,012,750       Lockout/27_Defeasance/90_0%/3            277,105               354,554
---------------------------------------------------------------------------------------------------------------------------------
    70         11/5/11               2,763,700       Lockout/27_Defeasance/91_0%/2            295,720               411,402
    71         11/1/11               3,182,501       Lockout/27_Defeasance/89_0%/4            262,293               464,031
    72         1/15/26                       -       Lockout/37_Defeasance/262_0%/1           299,103               300,000
    73          7/5/11               2,914,842       Lockout/31_Defeasance/87_0%/2            276,618               355,298
---------------------------------------------------------------------------------------------------------------------------------
    74         11/5/11               2,635,155       Lockout/27_Defeasance/91_0%/2            281,966               372,512
    75         11/1/08               3,001,153       Lockout/27_Defeasance/53_0%/4            264,727               355,592
    76          9/1/11               2,793,062       Lockout/29_Defeasance/87_0%/4            256,509               388,827
    77         12/1/11               2,630,723       Lockout/26_Defeasance/90_0%/4            239,072               366,939
    78          9/1/11               2,663,481       Lockout/29_Defeasance/87_0%/4            256,914               359,217
---------------------------------------------------------------------------------------------------------------------------------
    79          9/5/11               2,629,461       Lockout/29_Defeasance/87_0%/4            244,364               376,283
    80          9/1/11               2,444,738       Lockout/29_Defeasance/87_0%/4            268,853               383,558
    81          8/1/11               2,416,786       Lockout/30_Defeasance/86_0%/4            270,197               401,098
    82         12/1/11               2,313,148       Lockout/26_Defeasance/90_0%/4            248,935               342,911
    83         10/1/11               2,383,783       Lockout/28_Defeasance/88_0%/4            226,102               311,818
---------------------------------------------------------------------------------------------------------------------------------
    84         12/15/20                      -       Lockout/35_Defeasance/201_0%/1           268,398               305,963
    85         12/1/11               2,319,861       Lockout/26_Defeasance/90_0%/4            214,779               297,447
    86         11/5/11               2,232,062       Lockout/27_Defeasance/91_0%/2            206,674               314,928
    87         11/5/11               2,226,815       Lockout/27_Defeasance/90_0%/3            204,817               288,886
    88          7/1/06               2,384,758       Lockout/31_Defeasance/25_0%/4            212,235               267,394
---------------------------------------------------------------------------------------------------------------------------------
    89         10/5/11               1,995,848      Lockout/28_ Defeasance/90_ 0%/2           214,150               294,766
    90          9/5/11               2,199,524      Lockout/29_ Defeasance/89_ 0%/2           212,774               305,744
    91          9/5/11               2,103,568       Lockout/29_Defeasance/89_0%/2            195,491               305,080
    92         10/1/11               2,036,320       Lockout/28_Defeasance/88_0%/4            189,918               269,996
    93         6/15/20                       -       Lockout/35_Defeasance/195_0%/1           238,182               273,625
---------------------------------------------------------------------------------------------------------------------------------
    94         11/5/11               1,831,754       Lockout/27_Defeasance/91_0%/2            196,001               257,685
    95         11/1/11               1,551,476       Lockout/27_Defeasance/89_0%/4            215,369               340,124
    96          4/5/11               1,972,536       Lockout/34_Defeasance/84_0%/2            183,273               290,105
    97         10/5/11               1,829,888       Lockout/28_Defeasance/90_0%/2            171,798               217,141
    98         11/5/11               1,729,056       Lockout/27_Defeasance/90_0%/3            159,034               357,209
---------------------------------------------------------------------------------------------------------------------------------
    99          8/5/11               1,720,847       Lockout/30_Defeasance/88_0%/2            160,607               227,924
    100        11/1/08               1,662,177       Lockout/27_Defeasance/53_0%/4            146,618               199,674
    101         6/5/11               1,613,519       Lockout/32_Defeasance/86_0%/2            160,002               216,444
---------------------------------------------------------------------------------------------------------------------------------
    102        10/5/11               1,550,380       Lockout/28_Defeasance/90_0%/2            144,916               193,636
    103         7/5/11               1,505,354       Lockout/31_Defeasance/87_0%/2            143,899               192,531
    104        11/5/11               1,397,217       Lockout/27_Defeasance/90_0%/3            128,513               222,917
    105         8/5/11               1,400,383       Lockout/30_Defeasance/88_0%/2            130,698               185,809
    106         7/5/11               1,371,194       Lockout/30_Defeasance/85_0%/4            130,054               181,491
---------------------------------------------------------------------------------------------------------------------------------
    107         6/1/11               1,373,714       Lockout/32_Defeasance/84_0%/4            131,714               181,323
    108        11/5/11               1,222,564       Lockout/27_Defeasance/90_0%/3            112,449               177,180


  CONTROL  UNDERWRITTEN NET    UNDERWRITTEN NCF   CROSS COLLATERALIZED          ORIGINAL            ORIGINAL        CUT-OFF DATE
  NUMBER    CASH FLOW ($)          DSCR (X)             DSCR (X)           APPRAISAL VALUE ($)   APPRAISAL DATE        LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
     1        4,596,529            1.64                                        54,000,000            6/5/01             61.89
     2        2,392,128            1.27                                        28,600,000            7/2/01             79.32
     3        2,315,968            1.32                                        28,000,000           5/17/01             74.72
     4        1,922,933            1.25                                        27,000,000            6/7/01             66.35
     5        1,925,667            1.36                                        24,300,000            4/9/01             68.64
--------------------------------------------------------------------------------------------------------------------------------
     6        1,775,011            1.30                                        21,250,000           2/28/01             74.93
     7        1,591,147            1.21                                        19,300,000            5/3/01             78.78
     8        2,098,727            1.75                                        25,000,000            3/1/02             59.87
     9        3,084,197            1.28                                        37,800,000           7/11/01             76.47
    10        1,532,564            1.28                                        21,000,000            5/1/01             67.84
--------------------------------------------------------------------------------------------------------------------------------
    11        1,302,323            1.32                                        15,000,000            7/5/01             78.09
    12        1,751,000            1.66                                        15,800,000           11/1/00             72.02
    13          946,400            1.01                                        19,500,000           6/18/01             58.10
    14        1,141,121            1.24                                        14,900,000            5/8/01             73.70
    15        1,280,204            1.39                                        16,400,000            7/1/01             66.65
--------------------------------------------------------------------------------------------------------------------------------
    16        1,067,137            1.20                                        13,800,000            8/7/01             79.28
    17        1,197,162            1.50                                        15,300,000           3/15/01             69.77
    18        1,082,261            1.32                                        13,050,000           9/21/01             79.77
    19        1,567,137            1.61                                        14,300,000            1/1/01             72.67
    20        1,179,698            1.39                                        13,800,000           8/24/01             74.85
--------------------------------------------------------------------------------------------------------------------------------
    21        1,037,932            1.31                                        12,750,000           9/17/01             79.69
    22        1,085,665            1.28                                        12,500,000            5/2/01             79.72
    23        1,159,156            1.74                                        11,310,000                               69.88
    23a         130,063                                                         1,800,000           1/24/01
    23b         210,453                                                         2,990,000            2/1/01
    23c         818,640                                                         6,520,000           1/23/01
--------------------------------------------------------------------------------------------------------------------------------
    24        1,254,824            1.39                                        16,000,000           6/14/00             61.98
    25        1,006,839            1.27                                        12,900,000           5/30/01             76.61
    26        1,696,000            1.93                                        13,700,000            3/7/01             70.89
    27        1,248,710            1.58                                        18,500,000           6/15/01             52.26
    28        1,063,698            1.28                                        13,110,000            8/1/01             73.08
--------------------------------------------------------------------------------------------------------------------------------
    29          931,877            1.26                    1.28                11,635,000           7/15/01             79.76
    30          943,989            1.25                                        11,552,000            8/1/01             79.28
    31          929,581            1.27                                        11,700,000            8/7/01             76.92
    32          918,063            1.26                    1.26                12,700,000            9/5/01             66.01
    33          866,912            1.25                                        10,800,000            3/2/01             74.92
--------------------------------------------------------------------------------------------------------------------------------
    34          877,237            1.28                                        10,300,000           10/2/00             77.63
    35          806,610            1.26                                        10,000,000           9/27/01             79.83
    36          766,426            1.28                                        10,000,000           9/21/01             75.50
    37          951,935            1.52                                        11,500,000            5/4/01             64.97
--------------------------------------------------------------------------------------------------------------------------------
    38          787,449            1.30                                        11,633,000                               61.70
    38a         178,673                                                         2,533,000           6/18/01
    38b         608,776                                                         9,100,000           6/18/01
    39        1,032,289            1.75                                        11,200,000           4/23/01             63.68
--------------------------------------------------------------------------------------------------------------------------------
    40          826,714            1.49                                        10,100,000                               69.16
    40a               -                                                           950,000           9/17/01
    40b               -                                                         1,050,000           9/17/01
    40c               -                                                         3,950,000           9/17/01
    40d               -                                                         1,300,000           9/17/01
    40e               -                                                         1,300,000           9/17/01
    40f               -                                                         1,550,000           9/17/01
--------------------------------------------------------------------------------------------------------------------------------
    41          704,882            1.30                    1.28                 8,500,000           6/15/01             79.83
    42          750,754            1.37                                         8,200,000           10/3/00             79.92
    43          721,452            1.38                                         8,800,000           7/20/01             73.71
    44          772,657            1.40                                         8,725,000            4/3/01             73.46
--------------------------------------------------------------------------------------------------------------------------------
    45          645,919            1.26                                         7,880,000            2/7/01             79.26
    46          773,845            1.52                                         8,000,000           6/18/01             76.51
    47          764,552            1.43                                         8,250,000           3/13/01             73.61
    48          707,913            1.47                                         8,000,000            4/1/01             72.50
    49          657,281            1.24                                         7,850,000           11/19/99            71.25
--------------------------------------------------------------------------------------------------------------------------------
    50          536,718            1.34                                         7,300,000           10/1/01             67.73
    51          587,820            1.36                                         6,700,000            2/6/01             73.55
    52          519,368            1.30                                         6,250,000           4/10/01             78.20
    53          598,770            1.52                                         7,300,000            6/4/01             65.63
    54          636,184            1.72                                         7,420,000           4/12/01             62.97
--------------------------------------------------------------------------------------------------------------------------------
    55          485,369            1.28                                         5,720,000            8/1/01             79.50
    56          481,148            1.27                                         5,900,000            4/1/01             75.90
    57          517,749            1.31                                         5,850,000                               76.45
    57a         295,590                                                         3,300,000           2/23/01
    57b         222,159                                                         2,550,000           2/25/01
--------------------------------------------------------------------------------------------------------------------------------
    58          491,152            1.41                                         5,450,000            8/1/01             79.65
    59          480,607            1.35                                         6,000,000            6/6/01             71.39
    60          494,503            1.38                                         5,600,000            8/1/01             71.84
--------------------------------------------------------------------------------------------------------------------------------
    61          415,619            1.25                                         5,275,000           8/14/01             77.52
    62          545,948            1.69                                         6,250,000            8/8/01             63.92
    63          422,199            1.25                                         5,200,000           5/29/01             76.69
    64          438,217            1.30                                         5,300,000           8/15/00             74.27
--------------------------------------------------------------------------------------------------------------------------------
    65          439,346            1.23                                         4,990,000           9/17/01             77.72
    66          396,267            1.30                                         5,400,000           8/21/01             70.23
    67          460,828            1.38                                         6,900,000           3/19/01             54.87
    68          389,767            1.27                                         4,380,000            3/7/01             79.55
    69          343,304            1.24                                         5,200,000           5/11/01             66.21
--------------------------------------------------------------------------------------------------------------------------------
    70          362,427            1.23                                         4,300,000           8/25/01             79.74
    71          423,031            1.61                                         5,300,000           8/30/01             63.58
    72          300,000            1.00                                         3,550,000           11/17/00            93.36
    73          333,548            1.21                                         4,150,000           3/28/01             79.18
--------------------------------------------------------------------------------------------------------------------------------
    74          350,308            1.24                    1.24                 4,100,000           8/24/01             79.74
    75          335,592            1.27                    1.28                 4,650,000           10/1/01             69.75
    76          359,577            1.40                                         4,100,000           4/23/01             77.77
    77          336,939            1.41                                         3,800,000           5/12/01             79.50
    78          330,688            1.29                                         4,050,000           7/10/01             73.86
--------------------------------------------------------------------------------------------------------------------------------
    79          317,062            1.30                                         4,000,000            7/1/01             74.75
    80          355,439            1.32                                         4,000,000           3/21/01             74.62
    81          392,998            1.45                                         4,000,000           5/11/01             73.09
    82          313,445            1.26                    1.26                 4,800,000            9/5/01             59.67
    83          287,846            1.27                                         3,895,000           3/13/01             69.15
--------------------------------------------------------------------------------------------------------------------------------
    84          303,695            1.13                                         3,400,000           11/22/00            77.80
    85          274,947            1.28                                         3,350,000           5/10/01             79.01
    86          278,582            1.35                                         3,750,000           5/16/01             67.86
    87          277,636            1.36                                         3,900,000           5/11/01             65.25
    88          254,866            1.20                                         3,200,000            5/1/01             77.81
--------------------------------------------------------------------------------------------------------------------------------
    89          272,120            1.27                                         3,330,000            2/6/01             74.16
    90          273,595            1.29                                         3,300,000           3/28/01             74.78
    91          272,056            1.39                                         3,000,000            6/6/01             79.73
    92          240,260            1.27                                         2,900,000           7/24/01             79.80
    93          270,752            1.14                                         3,100,000            1/2/01             74.25
--------------------------------------------------------------------------------------------------------------------------------
    94          240,471            1.23                    1.24                 2,900,000           8/25/01             78.37
    95          293,160            1.36                                         3,000,000            9/5/01             74.62
    96          257,923            1.41                                         3,080,000            2/5/01             72.55
    97          202,891            1.18                                         2,600,000           5/14/01             79.80
    98          349,859            2.20                                         4,400,000            4/5/01             44.91
--------------------------------------------------------------------------------------------------------------------------------
    99          207,674            1.29                                         2,550,000            5/8/01             76.56
    100         189,674            1.29                    1.28                 2,350,000           10/1/01             76.44
    101         197,083            1.23                                         2,415,000           12/23/00            74.22
--------------------------------------------------------------------------------------------------------------------------------
    102         185,119            1.28                                         2,400,000           6/11/01             73.36
    103         174,981            1.22                                         2,220,000           3/14/01             76.26
    104         217,667            1.69                                         3,000,000           5/11/01             53.22
    105         167,881            1.28                                         2,200,000            5/8/01             72.22
    106         171,021            1.32                                         2,020,000           3/21/01             76.45
--------------------------------------------------------------------------------------------------------------------------------
    107         174,923            1.33                                         2,000,000            4/2/01             77.13
    108         171,930            1.53                                         2,400,000           5/11/01             58.21


              SCHEDULED
  CONTROL  MATURITY OR ARD   CROSS COLLATERALIZED                                                UNITS, BEDS
  NUMBER    DATE LTV (%)         LTV RATIO (%)         YEAR BUILT          YEAR RENOVATED        ROOMS, SQFT     UNIT DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
     1          54.80                                   1955-1991             On-going             1,033,211          Sq Ft
     2          70.06                                   1998-2001                                    140,699          Sq Ft
     3          66.17                               1969-1972 & 1994            1999                 203,099          Sq Ft
     4          65.36                                     1984                                       386,846          Sq Ft
     5          61.02                                     2000                                       417,000          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
     6          66.81                                  1984 & 1995                                   163,814          Sq Ft
     7          66.63                                     2000                                           131          Units
     8          52.31                                     1968                  2001                  36,000          Sq Ft
     9          67.59                                   1999-2001                                    241,174          Sq Ft
    10          60.12                                     1983                1997-1999              279,793          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    11          69.13                                     1973                  1987                 158,681          Sq Ft
    12          59.83                                     1999                                           153          Rooms
    13          51.15                                     2001                                       280,296          Sq Ft
    14          65.27                                     1988                                       244,501          Sq Ft
    15          59.25                                     1979                  2001                  72,184          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    16          68.36                                     1967                On-going                   227          Units
    17          61.78                                     1957                  1987                 179,406          Sq Ft
    18          70.26                                     2000                                           184          Units
    19          60.54                                     1999                                           130          Rooms
    20          65.82                                     2001                                           216          Units
---------------------------------------------------------------------------------------------------------------------------------
    21          70.44                                     1991                                           220          Units
    22          70.90                                     1999                                       126,485          Sq Ft
    23          78.08                                                                                240,727          Sq Ft
    23a                                                   1989                  2001                  24,515          Sq Ft
    23b                                                   1996                                        39,904          Sq Ft
    23c                                             1975, 1984 & 2001                                176,308          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    24          56.20                                     1927               1988 - 1993             138,557          Sq Ft
    25          72.86                                  2000 & 2001                                       134          Units
    26          58.33                                     1999                                           136          Rooms
    27          45.49                                     2001                                       121,540          Sq Ft
    28          59.02                                     1999                                        50,859          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    29          69.64                79.79                1984                                           219          Units
    30          69.92                                     2000                                           160          Units
    31          66.67                                     1963                  1989                  137 (a)         Units
    32          53.31                64.27                1999                                        35,903          Sq Ft
    33          70.08                                     1976                1995-1996               91,121          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    34          69.28                                     1998                                        55,681          Sq Ft
    35          73.61                                     1985                  2000                     292          Units
    36          66.50                                     2000                                           156          Units
    37          57.55                               1995-1996 & 2001                                  47,428          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    38          54.68                                                                                 66,308          Sq Ft
    38a                                                   1973                  1996                  18,092          Sq Ft
    38b                                                   1986                                        48,216          Sq Ft
    39          56.11                               1954-1992 & 1997            1992                 377,500          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    40          60.27                                                                                301,596          Sq Ft
    40a                                                   1982                                        28,940          Sq Ft
    40b                                                   1975                                        41,783          Sq Ft
    40c                                                   1975                                        98,214          Sq Ft
    40d                                                   1985                                        56,787          Sq Ft
    40e                                                   1982                                        35,210          Sq Ft
    40f                                                   1982                                        40,662          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    41          69.70                79.79                1974                                           164          Units
    42          70.96                                  1991 & 1996                                   118,285          Sq Ft
    43          64.57                                     1983                                        71,372          Sq Ft
    44          65.50                                   1999-2000                                     36,097          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    45          73.59                                     1980                                           158          Pads
    46          67.58                                     1981                2000-2001                  288          Units
    47          70.79                                     1980                                        89,787          Sq Ft
    48          65.02                                  1993 & 2001                                   101,676          Sq Ft
    49          64.94                                     1972                  1999                 191,608          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    50          59.36                                     1984               1991 & 2000              78,978          Sq Ft
    51          65.97                                  1989 & 1992                                    53,110          Sq Ft
    52          68.76                                  2000 & 2001                                    54,900          Sq Ft
    53          57.70                                     1983                                        32,350          Sq Ft
    54          55.03                                  1984 & 1985                                       226          Units
---------------------------------------------------------------------------------------------------------------------------------
    55          66.48                                     1990                                           112          Units
    56          67.48                                     2000                                        63,120          Sq Ft
    57          62.31                                                                                    200          Units
    57a                                                   1975                                           100          Units
    57b                                                   1975                                           100          Units
---------------------------------------------------------------------------------------------------------------------------------
    58          69.59                                     1964                  2000                     132          Units
    59          63.11                                     1983                                        62,200          Sq Ft
    60          60.81                                     1985                  1995                  59,193          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    61          68.12                                     1995                                           105          Units
    62          55.95                                     1968                  1988                     207          Units
    63          71.46                                     1977                  1999                  63,867          Sq Ft
    64          66.10                                     2000                                        30,750          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    65          52.69                                  2000 & 2001                                        80          Units
    66          61.44                                     1985                                           120          Units
    67          49.25                                     1925                  1998                  75,164          Sq Ft
    68          71.36                                     2000                                        27,912          Sq Ft
    69          57.94                                     1990                                            45          Units
---------------------------------------------------------------------------------------------------------------------------------
    70          64.27                                     1978                  1996                  96,729          Sq Ft
    71          60.05                                     1979                                           164          Units
    72          0.00                                      2000                                        49,700          Sq Ft
    73          70.24                                     1966                                            87          Units
---------------------------------------------------------------------------------------------------------------------------------
    74          64.27                79.17                1995                                        62,193          Sq Ft
    75          64.54                72.00                1985                                            80          Units
    76          68.12                                     1948                1999-2000                  117          Units
    77          69.23                                     1994                                           120          Units
    78          65.76                                     2001                                        83,909          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    79          65.74                                     1986                                        35,340          Sq Ft
    80          61.12                                     1989                                        37,456          Sq Ft
    81          60.42                                     1984                                           162          Pads
    82          48.19                64.27                1990                                        30,035          Sq Ft
    83          61.20                                     1989                                        32,736          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    84          0.00                                      2000                                        15,120          Sq Ft
    85          69.25                                     1993                                            90          Units
    86          59.52                                     1972                  1986                  28,320          Sq Ft
    87          57.10                                     1984                                            45          Units
    88          74.52                                     1985                                            48          Units
---------------------------------------------------------------------------------------------------------------------------------
    89          59.94                                     1968                  1998                      67          Units
    90          66.65                                     2001                                        20,444          Sq Ft
    91          70.12                                     1973                  2000                     128          Units
    92          70.22                                     1970                On-going                   118          Units
    93          0.00                                      2000                                        15,120          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    94          63.16                79.17                1983                  1995                  56,550          Sq Ft
    95          51.72                                     1982                  2000                  49,921          Sq Ft
    96          64.04                                     1990                                        47,700          Sq Ft
    97          70.38                                  1973 & 2000              2000                      57          Units
    98          39.30                                     1983                                           147          Pads
---------------------------------------------------------------------------------------------------------------------------------
    99          67.48                                     1982                                            81          Units
    100         70.73                72.00                1993                                            40          Units
    101         66.81                                     1993                                        26,042          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    102         64.60                                  1999 & 2000                                    10,125          Sq Ft
    103         67.81                                     1988                                        42,712          Sq Ft
    104         46.57                                     1987                                            21          Units
    105         63.65                                     1982                  1998                      72          Units
    106         67.88                                     1997                  2001                  20,378          Sq Ft
---------------------------------------------------------------------------------------------------------------------------------
    107         68.69                                  1993 & 1994                                        32          Units
    108         50.94                                     1980                                            21          Units


              CUT-OFF DATE
               BALANCE PER                                                                                             ANNUAL
  CONTROL  SQ. FT., UNIT, BED,                                                                                        REQUIRED
  NUMBER     PAD OR ROOM ($)       OCCUPANCY (%)     OCCUPANCY DATE      OWNERSHIP INTEREST          LOCKBOX         RESERVES ($)
----------------------------------------------------------------------------------------------------------------------------------
     1               32                 100             9/27/01              Fee Simple               Hard             154,980
     2              161                  96             12/31/01             Fee Simple                                 14,070
     3              103                 100             10/3/01              Fee Simple             Springing           30,372
     4               51                  91             1/29/02              Fee Simple             Springing           77,209
     5               40                 100             5/31/01              Fee Simple               Soft             100,000
----------------------------------------------------------------------------------------------------------------------------------
     6               97                  94              6/1/01              Fee Simple                                 24,572
     7          121,211                  93             6/19/01              Fee Simple                                      -
     8              416                 100             9/28/01              Fee Simple               Hard               7,200
     9               60                  98             10/19/01             Fee Simple                                 12,009
    10               51                  88              6/1/01              Fee Simple               Soft              55,956
----------------------------------------------------------------------------------------------------------------------------------
    11               74                  96              8/9/01              Fee Simple                                 31,736
    12           74,369                  77             8/10/01              Fee Simple                                      -
    13               40                 100              7/1/01              Fee Simple               Hard                   -
    14               45                 100              5/1/01              Fee Simple               Soft              39,120
    15              151                 100             1/11/01              Leasehold                Soft              10,828
----------------------------------------------------------------------------------------------------------------------------------
    16           48,194                  97             10/29/01             Fee Simple                                 56,750
    17               60                  97             4/17/01              Fee Simple             Springing           35,652
    18           56,576                  97             10/1/01              Fee Simple                                 32,200
    19           79,932                  81              9/7/01              Fee Simple                                      -
    20           47,823                  93             10/2/01              Fee Simple                                 43,200
----------------------------------------------------------------------------------------------------------------------------------
    21           46,182                  91             10/4/01              Fee Simple                                 44,000
    22               79                 100             6/30/01              Fee Simple               Soft              18,973
    23               41                                                                               Hard                   -
    23a               -                 100             1/24/01              Fee Simple                                      -
    23b               -                 100              2/1/01              Fee Simple                                      -
    23c               -                 100             1/23/01              Fee Simple                                      -
----------------------------------------------------------------------------------------------------------------------------------
    24               72                  96             9/30/01              Fee Simple             Springing           41,567
    25           73,754                  93              7/3/01              Fee Simple                                 23,048
    26           71,409                  75             8/10/01              Fee Simple                                      -
    27               80                 100             6/20/01              Fee Simple               Soft                   -
    28              188                  97             10/12/01             Leasehold                Hard              10,099
----------------------------------------------------------------------------------------------------------------------------------
    29           42,377                  94             9/10/01              Fee Simple               Soft              54,750
    30           57,239                  95             5/21/01              Fee Simple                                 32,000
    31           65,693                 100             10/29/01             Fee Simple                                 41,100
    32              234                  90             10/23/01             Fee Simple               Soft               7,181
    33               89                 100             10/1/01              Fee Simple                                 23,691
----------------------------------------------------------------------------------------------------------------------------------
    34              144                 100              2/8/01              Fee Simple                                  5,568
    35           27,340                  97             9/25/01              Fee Simple               Soft              73,000
    36           48,397                  99             10/4/01              Fee Simple                                 27,300
    37              158                 100              9/1/01              Fee Simple                                      -
----------------------------------------------------------------------------------------------------------------------------------
    38              108                                                                               Hard              13,262
    38a               -                  90             8/16/01              Fee Simple                                      -
    38b               -                  93             6/20/01              Fee Simple                                      -
    39               19                 100             8/15/01              Fee Simple               Hard                   -
----------------------------------------------------------------------------------------------------------------------------------
    40               23                                                                                                 42,223
    40a               -                 100             12/10/01             Fee Simple                                      -
    40b               -                  94             10/2/01              Fee Simple                                      -
    40c               -                  91             10/2/01              Fee Simple                                      -
    40d               -                 100             10/2/01              Fee Simple                                      -
    40e               -                 100             10/2/01              Fee Simple                                      -
    40f               -                  93             12/10/01             Fee Simple                                      -
----------------------------------------------------------------------------------------------------------------------------------
    41           41,376                  99              9/1/01              Fee Simple               Soft              41,328
    42               55                  98             6/30/01              Fee Simple                                 17,735
    43               91                 100             11/30/01             Fee Simple                                      -
    44              178                  89             11/30/01             Fee Simple                                  7,214
----------------------------------------------------------------------------------------------------------------------------------
    45           39,531                  99             4/30/01              Leasehold                                   7,900
    46           21,252                  99              7/2/01              Fee Simple                                 72,000
    47               68                  97             5/30/01              Fee Simple                                 17,969
    48               57                  98              8/1/01              Fee Simple                                 15,251
    49               29                  95              7/2/01              Fee Simple                                 21,540
----------------------------------------------------------------------------------------------------------------------------------
    50               63                  92             10/1/01              Fee Simple               Soft              16,584
    51               93                 100             6/20/01              Fee Simple                                  9,029
    52               89                  91             12/1/01              Fee Simple                                  6,588
    53              148                  96             9/30/01              Fee Simple               Soft               9,708
    54           20,674                  96             5/10/01              Fee Simple                                 45,200
----------------------------------------------------------------------------------------------------------------------------------
    55           40,603                  96              8/1/01              Fee Simple                                 33,600
    56               71                 100             3/15/01              Fee Simple                                  6,312
    57           22,360                                                                                                 50,000
    57a               -                  98             5/23/01              Fee Simple                                      -
    57b               -                  98             5/23/01              Fee Simple                                      -
----------------------------------------------------------------------------------------------------------------------------------
    58           32,886                  99             9/28/01              Fee Simple                                 33,000
    59               69                 100              6/1/01              Fee Simple               Soft              11,196
    60               71                  87             7/26/01              Fee Simple                                  9,334
----------------------------------------------------------------------------------------------------------------------------------
    61           38,947                  96              9/6/01              Fee Simple                                 22,890
    62           19,300                  95             8/10/01              Fee Simple                                 51,750
    63               62                  87             6/21/01              Fee Simple             Springing            9,562
    64              128                 100             3/31/01              Fee Simple               Hard               4,613
----------------------------------------------------------------------------------------------------------------------------------
    65           48,477                  98              9/6/01              Fee Simple                                      -
    66           31,602                  98             9/28/01              Fee Simple                                 30,000
    67               50                  85              6/1/01              Fee Simple                                 11,275
    68              125                 100             5/14/01              Fee Simple                                  5,024
    69           76,509                  97             7/31/01              Fee Simple               Soft                   -
----------------------------------------------------------------------------------------------------------------------------------
    70               35                  97             8/27/01              Fee Simple                                 19,346
    71           20,549                  97             9/21/01              Fee Simple                                 41,000
    72               67                 100             11/1/01              Fee Simple               Hard                   -
    73           37,770                 100              5/1/01              Fee Simple                                 21,750
----------------------------------------------------------------------------------------------------------------------------------
    74               53                  95             9/11/01              Fee Simple                                 12,439
    75           40,545                  94             10/25/01             Fee Simple                                 20,000
    76           27,254                  91             6/29/01              Fee Simple                                 29,250
    77           25,176                  93             10/3/01              Fee Simple                                 30,000
    78               36                 100             6/29/01              Fee Simple                                      -
----------------------------------------------------------------------------------------------------------------------------------
    79               85                 100              7/9/01              Fee Simple               Soft               5,304
    80               80                 100             10/10/01             Fee Simple                                  7,491
    81           18,046                  94              6/1/00              Fee Simple                                  8,100
    82               95                  95             8/22/01              Fee Simple               Soft               6,067
    83               82                 100             8/16/01              Fee Simple                                  8,320
----------------------------------------------------------------------------------------------------------------------------------
    84              175                 100             9/17/01              Fee Simple               Hard               2,268
    85           29,409                  97             10/3/01              Fee Simple                                 22,500
    86               90                 100              6/1/01              Fee Simple             Springing            4,248
    87           56,550                  98             7/31/01              Fee Simple               Soft                   -
    88           51,870                  96             5/22/01              Fee Simple                                 12,528
----------------------------------------------------------------------------------------------------------------------------------
    89           36,859                  97              9/1/01              Fee Simple                                 22,646
    90              121                 100              8/2/01              Fee Simple               Soft               3,067
    91           18,687                  93              7/9/01              Fee Simple                                 33,024
    92           19,611                  96             9/26/01              Fee Simple                                 29,736
    93              152                 100             10/4/01              Fee Simple               Hard               2,873
----------------------------------------------------------------------------------------------------------------------------------
    94               40                  95             8/27/01              Fee Simple                                 11,310
    95               45                 100              9/6/01              Fee Simple                                  9,984
    96               47                 100             9/26/01              Fee Simple               Soft              11,925
    97           36,401                  98             8/30/01              Fee Simple                                 14,250
    98           13,442                 100              6/1/01              Fee Simple               Soft                   -
----------------------------------------------------------------------------------------------------------------------------------
    99           24,103                  96             5/31/01              Fee Simple                                 19,926
    100          44,911                 100              9/1/01              Fee Simple                                 10,000
    101              69                 100             1/31/01              Fee Simple               Hard               5,208
----------------------------------------------------------------------------------------------------------------------------------
    102             174                 100             5/15/00              Fee Simple               Hard               1,524
    103              40                 100             1/31/01              Fee Simple             Springing           11,105
    104          76,034                 100             7/31/01              Fee Simple               Soft                   -
    105          22,066                  97             5/31/01              Fee Simple                                 17,928
    106              76                 100              4/1/01              Fee Simple                                  3,057
----------------------------------------------------------------------------------------------------------------------------------
    107          48,203                  97             4/26/01              Fee Simple                                  6,400
    108          66,530                 100             7/31/01              Fee Simple               Soft                   -


  CONTROL         ANNUAL                                                          LARGEST TENANT       LARGEST TENANT
  NUMBER    REQUIRED TI/LC ($)                LARGEST TENANT                           SQ FT          LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------
     1           250,008             Associated Grocer (Warehouse Space)              626,545             7/14/31
     2           102,000             The Container Store, Inc.                         23,976             2/28/12
     3           120,696             Shoprite                                          76,577             2/28/10
     4           108,093             Rexall Showcase International                     90,000             3/31/06
     5                 -             Holmes Group, Inc.                               417,000            12/31/15
----------------------------------------------------------------------------------------------------------------------
     6                 -             Federal Express Corp.                             14,667             2/28/02
     7                 -
     8                 -             Chase Manhattan Bank                              17,874             8/31/16
     9                 -             Ultimate Electronics                              34,000             7/31/16
    10           248,856             Channel 55                                        16,550             9/14/08
----------------------------------------------------------------------------------------------------------------------
    11           110,511             World On Ice                                      28,850            12/31/05
    12                 -
    13                 -             1029 Sixth, LLC                                   17,470             6/30/24
    14            42,372             Dipox Products, Inc.                              65,880             1/31/03
    15           200,000             Bloomberg LP                                      72,184             6/30/08
----------------------------------------------------------------------------------------------------------------------
    16                 -
    17           160,093             24 Hour Nautilus Fitness                          22,658             3/25/05
    18                 -
    19                 -
    20                 -
----------------------------------------------------------------------------------------------------------------------
    21                 -
    22            92,990             Micotune                                          43,680             8/1/05
    23                 -
    23a                -             Gibson Guitar Corporation                         24,515             2/28/21
    23b                -             Gibson Guitar Corporation                         39,904             2/28/21
    23c                -             Gibson Guitar Corporation                        176,308             2/28/21
----------------------------------------------------------------------------------------------------------------------
    24           200,000             Little Ceasar's Headquarters                      78,975            10/10/20
    25                 -
    26                 -
    27           103,596             United Health Care Services, Inc.                121,540             3/31/11
    28            62,318             Kaiser Permanente                                 14,954             5/31/10
----------------------------------------------------------------------------------------------------------------------
    29                 -
    30                 -
    31                 -
    32            37,698             Falls Prime Steakhouse                             5,892             9/30/10
    33            69,952             Marshalls                                         27,760             4/30/10
----------------------------------------------------------------------------------------------------------------------
    34            20,000             New Horizons                                      14,204             2/1/05
    35                 -
    36                 -
    37                 -             Schooner's Grille & Brewery                        6,163             4/30/11
----------------------------------------------------------------------------------------------------------------------
    38            97,642
    38a                -             Michael Sukoff, M.D., F.A.                         2,954             2/28/04
    38b                -             Pacific Health Corporation                         7,444            12/31/05
    39                 -             Jen-Coat, Inc.                                   377,500             7/31/21
----------------------------------------------------------------------------------------------------------------------
    40                 -
    40a                -             Mid Atlantic Waste                                 7,212             5/31/02
    40b                -             United Cheer & Tumble                             20,575             8/31/04
    40c                -             Maryland Auto&Truck                                8,272            10/31/05
    40d                -             I-95 Distributor, Inc                             21,002             4/30/06
    40e                -             Alway Moving                                       3,259             2/28/02
    40f                -             TLK's Auto Body Service                            4,722             5/31/02
----------------------------------------------------------------------------------------------------------------------
    41                 -
    42            55,149             Superfresh                                        36,000            10/31/11
    43                 -             Merrill Lynch                                     15,725             8/31/08
    44                 -             Hallmark Creations                                 7,063             2/28/06
----------------------------------------------------------------------------------------------------------------------
    45                 -
    46                 -
    47            88,800             Sully Miller Contracting                          23,097            10/31/03
    48                 -             Pick 'N Save                                      72,000            12/31/13
    49            68,220             Barton Press                                     119,677             5/31/07
----------------------------------------------------------------------------------------------------------------------
    50            57,168             Jo-Ann Fabrics                                    16,033             1/31/10
    51            48,843             AutoZone                                           8,700             8/31/02
    52                 -             Food Lion                                         33,000             4/3/21
    53            40,236             LaCarreta Restaurant                               6,300            12/31/15
    54                 -
----------------------------------------------------------------------------------------------------------------------
    55                 -
    56            24,000             The Gary's Group                                  16,620            11/30/07
    57                 -
    57a                -
    57b                -
----------------------------------------------------------------------------------------------------------------------
    58                 -
    59            44,388             Breaux Mart                                       33,389             1/4/11
    60            50,594             Sinbad's Place                                     7,797             8/31/05
----------------------------------------------------------------------------------------------------------------------
    61                 -
    62                 -
    63            43,752             Medical Mutual of Ohio                            39,075             3/1/07
    64                 -             Cross Huller                                      30,750             1/31/07
----------------------------------------------------------------------------------------------------------------------
    65                 -
    66                 -
    67            48,000             Wells Marble Hurst Law Firm                       17,250             6/30/05
    68                 -             Staples                                           23,942             6/15/15
    69                 -
----------------------------------------------------------------------------------------------------------------------
    70            19,000             Winn Dixie                                        49,729            11/12/18
    71                 -
    72                 -             Safeway                                           49,700             9/30/29
    73                 -
----------------------------------------------------------------------------------------------------------------------
    74             9,765             Winn Dixie                                        44,000             2/17/16
    75                 -
    76                 -
    77                 -
    78                 -             Earle M. Jorgensen Company                        83,909             7/31/26
----------------------------------------------------------------------------------------------------------------------
    79            51,804             Computer Sciences                                 16,616            10/31/05
    80            23,397             La Carreta                                         5,190             9/30/06
    81                 -
    82            23,427             Palm Springs Follies                               9,175            12/31/06
    83            15,652             Academy of Health Professionals                    3,868            12/31/03
----------------------------------------------------------------------------------------------------------------------
    84                 -             Walgreen Co.                                      15,120            12/31/20
    85                 -
    86            32,100             United Blood Services                             14,224            10/31/10
    87                 -
    88                 -
----------------------------------------------------------------------------------------------------------------------
    89                 -
    90                 -             Prudential Insurance Co.                          10,665             4/30/06
    91                 -
    92                 -
    93                 -             Walgreen Co                                       15,120             6/30/20
----------------------------------------------------------------------------------------------------------------------
    94             5,905             Winn Dixie                                        42,400             8/31/15
    95            36,980             Factory 2 U                                       15,000             6/30/05
    96            21,458             Food Lion, Inc.                                   25,000             5/31/10
    97                 -
    98                 -
----------------------------------------------------------------------------------------------------------------------
    99                 -
    100                -
    101           10,800             PetsMart                                          26,042              5/4/13
----------------------------------------------------------------------------------------------------------------------
    102                -             CVS                                               10,125             5/10/20
    103            7,726             Food Lion                                         31,512            10/31/14
    104                -
    105                -
    106            7,413             Sears Roebuck                                     11,138            10/31/17
----------------------------------------------------------------------------------------------------------------------
    107                -
    108                -


                                                     SECOND            SECOND
  CONTROL                   SECOND               LARGEST TENANT    LARGEST TENANT                          THIRD
  NUMBER                LARGEST TENANT                SQ FT       LEASE EXPIRATION                    LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------------------
     1     Associated Grocer (Cooler Space)          229,240          7/14/31           Associated Grocer (Office Space)
     2     Mi Cocina                                   5,782          6/30/09           Harold's Stores of Texas, L.P.
     3     Staples                                    14,890          2/28/09           R&S Strauss Inc.
     4     Norbar Fabrics                             35,000          11/14/03          Whirlpool Corporation
     5

-----------------------------------------------------------------------------------------------------------------------------------
     6     Zions Bancorp/Nat'l Bank of AZ             14,110          10/31/05          Contact Inc.
     7

     8     Gristedes Supermarket                      12,000          12/31/15          Rite Aid
     9     Petsmart #125                              26,352          1/31/15           Office Max #1059
    10     Pettigrew Assoc                            11,924          10/31/03          Chapman Design
-----------------------------------------------------------------------------------------------------------------------------------
    11     Royal Gourmet Marietta                     16,748          6/30/07           Babes and Kids Furniture
    12
    13

    14     Hankook Super Corporation                  35,610          6/30/03           Z Cavarrichi, Inc.
    15

-----------------------------------------------------------------------------------------------------------------------------------
    16

    17     Grocery Outlet                             17,534          4/22/03           JoAnn Fabrics and Crafts
    18
    19
    20

-----------------------------------------------------------------------------------------------------------------------------------
    21

    22     Digital Computer Integration Co.           19,780          10/1/05           Triad Spectrum
    23
    23a
    23b
    23c

-----------------------------------------------------------------------------------------------------------------------------------
    24     Olympia Entertainment                      31,034          10/10/20          M&M Ilitch Holding, Inc
    25
    26
    27

    28     Straub Clinic & Hospital                   12,091          2/11/10           Hawaii Medical Service Association (BCBS)
-----------------------------------------------------------------------------------------------------------------------------------
    29
    30
    31

    32     Ruby`s Diner                                4,115          4/14/10           El torito Restaurants
    33     Trader Joes                                10,000          11/1/06           Metropolitan Grill
-----------------------------------------------------------------------------------------------------------------------------------
    34     Westwood Studios, Inc.                     11,860           6/1/04           American Fidelity
    35
    36

    37     Blockbuster Video                           6,000          6/30/06           Washington Mutual
-----------------------------------------------------------------------------------------------------------------------------------
    38

    38a    Barry Marfleet, M.D.                        2,604          7/31/04           NSR Medical
    38b    Tustin Hospital & Medical                   6,021          3/31/03           Prospect Medical Systems
    39

-----------------------------------------------------------------------------------------------------------------------------------
    40

    40a    Bay Country Consumer                        4,854          12/31/02          Miles Enterprises
    40b    Refractory Composite                        9,744          5/31/02           Delcoline, Inc.
    40c    The Rug Man                                 6,100          4/30/02           Jack & Jill's Cue
    40d    Mentor Dynamics, LTD                       19,800          5/31/06           Automatic Merch.
    40e    GA Mechanical, Inc.                         3,207          10/31/02          United Clean
    40f    Superior Automotive                         3,165          3/31/03           Equipment Services
-----------------------------------------------------------------------------------------------------------------------------------
    41

    42     JBK Hardware                               14,400          4/30/11           P and G Movie Theatre
    43     Weber Fulton & Felman                       9,030          10/31/05          Conway, Marken
    44     Liquor Emporium                             4,119          1/31/09           Chipolte Mexican Grill
-----------------------------------------------------------------------------------------------------------------------------------
    45
    46

    47     State of California                        22,597          7/31/02           Trinity College
    48     Big Wheel Rossi Store                       6,050          8/31/06           Char's Cards & Gifts
    49     Crestwood Printing                         19,613          5/31/07           Association for Retarded Citizens
-----------------------------------------------------------------------------------------------------------------------------------
    50     Good Wood (Bradley Thomas)                 10,791          5/31/05           Dollar General/Dolgen Corp.
    51     Family Dollar                               7,500          12/31/04          Blockbuster, Inc.
    52     Anthony's Pizza                             2,700          4/30/06           Eggs Up Grill
    53     Fuji Hana                                   3,150          8/31/05           Carlin Corp.
    54

-----------------------------------------------------------------------------------------------------------------------------------
    55

    56     Western Pacific                            15,120          6/30/06           Eustis Company
    57
    57a
    57b

-----------------------------------------------------------------------------------------------------------------------------------
    58

    59     Eckerds                                     8,640           6/3/03           Dr. Richard Doskey
    60     Mother Mesquite's                           6,000          11/30/03          Lucky Garden
-----------------------------------------------------------------------------------------------------------------------------------
    61
    62

    63     West-Way Management Co.                     6,600          12/1/10           Brennan Financial Group
    64

-----------------------------------------------------------------------------------------------------------------------------------
    65
    66

    67     WorldCom - Brooks Fiber                     7,090          8/31/06           United States Marshalls Office
    68     Quest Diagnostics                           2,663           6/1/06           Interstate Batteries
    69

-----------------------------------------------------------------------------------------------------------------------------------
    70     Beall's Outlet                             13,200          4/30/05           Allied Fashion
    71
    72
    73

-----------------------------------------------------------------------------------------------------------------------------------
    74     Cato                                        6,400          1/31/03           U. S. Beauty
    75
    76
    77
    78

-----------------------------------------------------------------------------------------------------------------------------------
    79     Tosco Corporation                           5,014          11/30/02          Insurance Office of America
    80     United Tae Kwan Do                          3,965          8/31/03           Play It Again Sports
    81

    82     Taqueria Grill                              5,880          3/22/04           Blue Guitar
    83     Mental Health System                        3,000          11/30/05          A+ Review
-----------------------------------------------------------------------------------------------------------------------------------
    84
    85

    86     Bourn Partners, LLC                         7,156          6/30/05           Calmwood Medical
    87
    88

-----------------------------------------------------------------------------------------------------------------------------------
    89

    90     Jaci Carroll Personnel Service              6,412          5/31/05           Tadros & Alosco MD
    91
    92
    93

-----------------------------------------------------------------------------------------------------------------------------------
    94     Family Dollar                               7,500          12/31/03          Peking Gourmet
    95     Toda Moda                                   6,994          7/31/03           Alejandros Restaurant
    96     The Cato Corp                               8,000          1/31/04           Dollar Junction
    97
    98

-----------------------------------------------------------------------------------------------------------------------------------
    99
    100
    101

-----------------------------------------------------------------------------------------------------------------------------------
    102

    103    Dollar General                              9,000          6/30/03           Starz Video
    104
    105

    106    Boat America Corp.                          9,240          4/30/16
-----------------------------------------------------------------------------------------------------------------------------------
    107
    108


                     THIRD                   THIRD
  CONTROL        LARGEST TENANT          LARGEST TENANT
  NUMBER             SQ FT              LEASE EXPIRATION
-----------------------------------------------------------
     1              102,176                 7/14/31
     2                6,131                 3/31/11
     3               13,790                 12/31/07
     4               22,490                 12/31/02
     5

-----------------------------------------------------------
     6               10,636                 2/28/04
     7
     8                6,126                 10/31/11
     9               23,500                 1/31/15
    10               11,176                 2/28/04
-----------------------------------------------------------
    11                9,400                 10/31/05
    12
    13

    14               32,625                 1/31/03
    15
-----------------------------------------------------------
    16

    17               16,089                 3/31/04
    18
    19
    20

-----------------------------------------------------------
    21

    22               16,320                 10/31/06
    23
    23a
    23b
    23c
-----------------------------------------------------------
    24               17,010                 10/10/20
    25
    26
    27

    28               10,139                 1/12/10
-----------------------------------------------------------
    29
    30
    31

    32                2,505                 10/18/04
    33                9,231                 10/14/06
-----------------------------------------------------------
    34                6,031                  8/1/06
    35
    36

    37                4,750                 9/19/09
-----------------------------------------------------------
    38

    38a               2,441                 12/31/07
    38b               6,005                 9/30/03
    39

-----------------------------------------------------------
    40

    40a               4,854                 5/31/02
    40b               6,424                 12/31/03
    40c               5,240                 2/28/05
    40d              15,985                 12/31/02
    40e               3,207                 12/31/04
    40f               3,165                 8/31/02
-----------------------------------------------------------
    41

    42               14,400                 12/31/06
    43                7,500                 4/30/03
    44                2,640                 12/31/05
-----------------------------------------------------------
    45
    46

    47                7,235                 1/31/02
    48                5,310                 3/31/06
    49               13,777                 6/14/05
-----------------------------------------------------------
    50               10,321                 2/28/05
    51                6,400                 3/31/04
    52                2,700                 3/31/06
    53                1,800                 3/16/05
    54

-----------------------------------------------------------
    55

    56                9,800                 9/30/06
    57
    57a
    57b
-----------------------------------------------------------
    58

    59                3,200                 6/14/05
    60                5,532                 5/31/06
-----------------------------------------------------------
    61
    62

    63                3,574                  2/1/06
    64
-----------------------------------------------------------
    65
    66

    67                6,613                 2/28/06
    68                1,307                  6/1/06
    69

-----------------------------------------------------------
    70               10,000                 9/30/03
    71
    72
    73

-----------------------------------------------------------
    74                4,800                 2/28/06
    75
    76
    77
    78

-----------------------------------------------------------
    79                4,080                 2/28/03
    80                2,720                 6/30/03
    81

    82                2,860                 7/14/03
    83                2,830                 1/31/03
-----------------------------------------------------------
    84
    85

    86                3,856                 12/31/04
    87
    88

-----------------------------------------------------------
    89

    90                3,367                 2/28/06
    91
    92
    93

-----------------------------------------------------------
    94                2,450                 8/31/03
    95                6,600                 5/31/02
    96                3,000                 8/31/03
    97
    98

-----------------------------------------------------------
    99
    100
    101

-----------------------------------------------------------
    102

    103               2,200                 10/31/02
    104
    105
    106

-----------------------------------------------------------
    107
    108


                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

   CONTROL        LOAN
    NUMBER       NUMBER                       PROPERTY NAME                         CITY                     COUNTY
---------------------------------------------------------------------------------------------------------------------------------
       7       09-0001524       Kearney Plaza Apartments                        Portland                Multnomah
      16       DBM16131         Mountainside Apartments                         Haverstraw              Rockland County
      18       09-0001545       Live Oaks Apartments                            Baton Rouge             East Baton Rouge Parish
      20       DBM16377         Annandale Gardens Apartments Phase II           Olive Branch            Desoto
      21       09-0001544       Waterford Landing Apartments                    Hoover                  Jefferson
---------------------------------------------------------------------------------------------------------------------------------
      25       09-0001527       Sierra Ridge Apartments                         Roseville               Placer
      29       DBM16417         Regency Place Apartments                        Melbourne               Brevard
      30       09-0001520       Park at Clearwater Apartments - Phase I         Aberdeen                Moore
      31       DBM16130         The Towers                                      Passaic                 Passaic
      35       DBM16390         Piper`s Creek Villas Apartments                 San Antonio             Bexar County
---------------------------------------------------------------------------------------------------------------------------------
      36       09-0001546       Blenheim Apartments                             Houston                 Harris
      41       DBM16430         The Pines Of Vero Apartments                    Vero Beach              Indian River
      45       09-0001511       Oakcrest Estates Mobile Home Park               San Jose                Santa Clara
      46       09-0001526       Falls of West Oaks Apartments                   Houston                 Harris
      54       09-0001498       Heatherwood and Kensington Apartments           Concord                 Cabarrus
---------------------------------------------------------------------------------------------------------------------------------
      55       DBM15691         Old Taylor Place Apartemnts                     Oxford                  Lafayette
      57       31053            Midtown & Burrstone Apartments
      57a      31053-A          Midtown Apartments                              South Glen Falls        Saratoga
      57b      31053-B          Burrstone Apartments                            New York Mills          Oneida
      58       DBM16060         Fox Rest Woods II Apartments                    Laurel                  Prince Georges
---------------------------------------------------------------------------------------------------------------------------------
      61       09-0001528       Whispering Pines Apartments                     Boise                   Ada
      62       DBM15832         Whispering Pines                                Colorado Springs        El Paso County
      65       09-0001547       Gallery Place Apartments - Phase I              Blackman Township       Jackson
      66       DBM16174         Palm Bay Club                                   Palm Bay                Brevard
---------------------------------------------------------------------------------------------------------------------------------
      69       33566            Rossmore Apartments                             Los Angeles             Los Angeles
      71       09-0001552       Lockfield Bend Apartments                       Houston                 Harris County
      73       31982            Royal Oak Apartments                            Royal Oak               Oakland
      75       DBM16144         Sorrento View Apartments                        Beaverton               Washington
      76       09-0001542       Highland Towers Apartments                      Birmingham              Jefferson
---------------------------------------------------------------------------------------------------------------------------------
      77       DBM15712         Shiloh Glen                                     Billings                Yellowstone
      81       09-0001522       Spring Valley Mobile Home Park                  Aberdeen                Harford
      85       DBM15713         Northbrook Place                                Bellingham              Whatcom
      87       33565            TYG Manor Apartments                            Sherman Oaks            Los Angeles
      88       09-0001517       Burbank Village Apartments                      North Hollywood         Los Angeles
---------------------------------------------------------------------------------------------------------------------------------
      89       31181            Lynnview Apartments                             Lynnwood                Snohomish
      91       32936            Westwood Apts                                   Tulsa                   Tulsa
      92       DBM16257         Royal Knight Apartments                         Memphis                 Shelby
      97       32099            Leisure Village Apts.                           Boise                   Ada
      98       33562            Pines Mobile Home Park                          Stockton                San Joaquin
---------------------------------------------------------------------------------------------------------------------------------
      99       32349            Curiosity Creek                                 Tampa                   Hillsborough
     100       DBM16143         West Main at the Park Apartments                Hillsboro               Washington
     104       33564            Toluca Place Apartments                         Toluca Lake             Los Angeles
     105       32346            Cardinal-Crystal Court I Apartments             Lakeland                Polk County
     107       09-0001486       Pondfield Apartments                            Madison                 Dane
---------------------------------------------------------------------------------------------------------------------------------
     108       33563            14209 Riverside Drive Apartments                Sherman Oaks            Los Angeles

                                                            INITIAL                                               STUDIOS
 CONTROL                                INITIAL POOL     POOL BALANCE                                                   AVG RENT
 NUMBER     STATE          ZIP CODE      BALANCE ($)      PER UNIT ($)     UTILITIES PAID BY TENANT         # UNITS    PER MO. ($)
----------------------------------------------------------------------------------------------------------------------------------
    7    Oregon             97209        15,878,678         121,211     Electricity/Water/Sewer/Trash          18          755
   16    New York           10923        10,940,000          48,194     None                                    0            0
   18    Louisiana          70816        10,410,000          56,576     Electricity                             0            0
   20    Mississippi        38654        10,329,808          47,823     None                                    0            0
   21    Alabama            35244        10,160,000          46,182     Electricity/Gas                         0            0
----------------------------------------------------------------------------------------------------------------------------------
   25    California         95678         9,883,060          73,754     Electricity/Gas                         0            0
   29    Florida            32935         9,280,469          42,377     None                                    0            0
   30    North Carolina     28315         9,158,257          57,239     Electricity                             0            0
   31    New Jersey         7055          9,000,000          65,693     None                                   30          848
   35    Texas              78251         7,983,286          27,340     Electricity                             0            0
----------------------------------------------------------------------------------------------------------------------------------
   36    Texas              77090         7,550,000          48,397     Electricity                             0            0
   41    Florida            32960         6,785,719          41,376     None                                    0            0
   45    California         95134         6,245,864          39,531     Electricity/Gas/Water/Trash             0            0
   46    Texas              77082         6,120,452          21,252     Electricity                             0            0
   54    North Carolina     28027         4,672,219          20,674     Electricity/Gas                         0            0
----------------------------------------------------------------------------------------------------------------------------------
   55    Mississippi        38655         4,547,536          40,603     None                                    0            0
   57                                     4,472,035          22,360
   57a   New York           12803                 -               -     Electricity/Gas                         0            0
   57b   New York           13417                 -               -     Electricity/Gas                         0            0
   58    Maryland           20708         4,340,935          32,886     Electricity                             0            0
----------------------------------------------------------------------------------------------------------------------------------
   61    Idaho              83704         4,089,410          38,947     Electricity/Gas                         0            0
   62    Colorado           80910         3,995,134          19,300     Electricity                             0            0
   65    Michigan           49201         3,878,182          48,477     Electricity/Gas                         0            0
   66    Florida            32905         3,792,184          31,602     Electricity/Gas/Water                   0            0
----------------------------------------------------------------------------------------------------------------------------------
   69    California         90004         3,442,922          76,509     Electricity                             0            0
   71    Texas              77092         3,370,000          20,549     Electricity/Water                       0            0
   73    Michigan           48067         3,285,989          37,770     Electricity                             0            0
   75    Oregon             97008         3,243,574          40,545     Electricity                             0            0
   76    Alabama            35205         3,188,723          27,254     Electricity                            82          465
----------------------------------------------------------------------------------------------------------------------------------
   77    Montana            59103         3,021,090          25,176     Electricity/Gas/Water                  20          375
   81    Maryland           21001         2,923,482          18,046     Electricity/Water/Sewer                 0            0
   85    Washington         98225         2,646,826          29,409     None                                    0            0
   87    California         91403         2,544,769          56,550     Electricity                             0            0
   88    California         91607         2,489,769          51,870     Electricity                             9          613
----------------------------------------------------------------------------------------------------------------------------------
   89    Washington         98036         2,469,527          36,859     Electricity/Gas                         0            0
   91    Oklahoma           74107         2,391,880          18,687     Electricity/Gas                         0            0
   92    Tennessee          38118         2,314,106          19,611     Electricity                             0            0
   97    Idaho              83704         2,074,847          36,401     Electricity/Gas                         0            0
   98    California         95210         1,975,938          13,442     Electricity/Gas/Water                   0            0
----------------------------------------------------------------------------------------------------------------------------------
   99    Florida            33612         1,952,305          24,103     Electricity                            16          379
  100    Oregon             97123         1,796,441          44,911     Electricity/Gas                         0            0
  104    California         91602         1,596,718          76,034     Electricity                             0            0
  105    Florida            33801         1,588,738          22,066     Electricity                             0            0
  107    Wisconsin          53717         1,542,502          48,203     Electricity                             0            0
----------------------------------------------------------------------------------------------------------------------------------
  108    California         91423         1,397,128          66,530     Electricity/Gas                         0            0

               1 BEDROOM               2 BEDROOM             3 BEDROOM              4 BEDROOM              5 BEDROOM        NUMBER
CONTROL               AVG RENT               AVG RENT              AVG RENT               AVG RENT               AVG RENT      OF
NUMBER   # UNITS    PER MO. ($)  # UNITS   PER MO. ($)  # UNITS   PER MO. ($)  # UNITS   PER MO. ($)  #UNITS   PER MO. ($) ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------
   7         52          1,229      61          1,297       0             0        0             0       0              0         3
  16        135            826      92            936       0             0        0             0       0              0         0
  18         96            660      72            866      16         1,050        0             0       0              0         0
  20         36            602     132            696      48           802        0             0       0              0         0
  21         78            582     114            692      28           863        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
  25         54            815      80            998       0             0        0             0       0              0         0
  29        104            535     115            643       0             0        0             0       0              0         0
  30         32            615      64            702      64           818        0             0       0              0         0
  31         75          1,079      31          1,207       0             0        0             0       0              0         2
  35        164            460     112            609      16           765        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
  36         84            639      60            932      12         1,108        0             0       0              0         0
  41         16            610     148            680       0             0        0             0       0              0         0
  45          0              0     146            559      12           559        0             0       0              0         0
  46        208            447      80            602       0             0        0             0       0              0         0
  54        102            452     124            558       0             0        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
  55          0              0     112            630       0             0        0             0       0              0         0
  57
  57a       100            582       0              0       0             0        0             0       0              0         0
  57b       100            510       0              0       0             0        0             0       0              0         0
  58         84            585      42            675       6           800        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
  61         30            544      55            622      20           747        0             0       0              0         0
  62         77            488     130            559       0             0        0             0       0              0         0
  65          8            613      64            734       8           799        0             0       0              0         0
  66          0              0     120            585       0             0        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
  69         23          1,200      22          1,600       0             0        0             0       0              0         2
  71         89            482      75            629       0             0        0             0       0              0         0
  73         84            656       3            775       0             0        0             0       0              0         0
  75          4            575      76            652       0             0        0             0       0              0         0
  76         34            594       1          1,500       0             0        0             0       0              0         2
------------------------------------------------------------------------------------------------------------------------------------
  77         26            430      56            485      18           590        0             0       0              0         0
  81        162            286       0              0       0             0        0             0       0              0         0
  85         39            471      42            617       9           688        0             0       0              0         0
  87         40          1,016       5          1,155       0             0        0             0       0              0         1
  88         27            725      12            927       0             0        0             0       0              0         1
------------------------------------------------------------------------------------------------------------------------------------
  89         50            553      17            637       0             0        0             0       0              0         0
  91         32            348      88            445       8           600        0             0       0              0         0
  92         64            455      48            535       6           620        0             0       0              0         0
  97         31            589      26            604       0             0        0             0       0              0         0
  98          7            331      76            348      64           365        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
  99         59            479       6            599       0             0        0             0       0              0         0
 100          8            513      28            679       4           785        0             0       0              0         0
 104          0              0      21          1,600       0             0        0             0       0              0         1
 105         64            399       8            520       0             0        0             0       0              0         0
 107         12            700      16            805       4         1,075        0             0       0              0         0
------------------------------------------------------------------------------------------------------------------------------------
 108          0              0      21          1,450       0             0        0             0       0              0         1

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE       DATE          DATE          DATE          DATE          DATE
DISTRIBUTION                    LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
---------------------------- ----------- -------------- ------------ ------------- ------------- -------------
$ 1,397,128 --  1,999,999         11      $ 18,639,971       2.63%    $ 1,397,128   $ 1,975,938   $ 1,694,543
  2,000,000 --  2,999,999         20        51,084,207       7.20       2,074,847     2,991,130     2,554,210
  3,000,000 --  3,999,999         16        56,424,440       7.95       3,021,090     3,995,134     3,526,528
  4,000,000 --  4,999,999         12        54,611,953       7.69       4,089,410     4,944,070     4,550,996
  5,000,000 --  6,999,999         10        63,052,624       8.88       5,593,086     6,985,031     6,305,262
  7,000,000 --  9,999,999         18       157,911,272      22.24       7,132,088     9,964,508     8,772,848
 10,000,000 -- 14,999,999         14       162,907,918      22.94      10,160,000    14,968,742    11,636,280
 15,000,000 -- 19,999,999          4        68,396,710       9.63      15,878,678    19,914,126    17,099,178
 20,000,000 -- 29,999,999          2        43,607,986       6.14      20,921,669    22,686,317    21,803,993
 30,000,000 -- 33,420,707          1        33,420,707       4.71      33,420,707    33,420,707    33,420,707
                                  --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:                    108      $710,057,789     100.00%    $ 1,397,128   $33,420,707   $ 6,574,609
                                 ===      ============     ======



                                                                           WEIGHTED
                                                    WEIGHTED               AVERAGE
                               MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$ 1,397,128 --  1,999,999        1.22x      2.20x      1.43x     7.364%      111.3       44.91%      77.13%      68.93%
  2,000,000 --  2,999,999        1.13       1.45       1.29      7.419       123.1       59.67       79.80       73.84
  3,000,000 --  3,999,999        1.00       1.69       1.32      7.287       121.2       54.87       93.36       73.84
  4,000,000 --  4,999,999        1.25       1.72       1.38      7.290       115.0       62.97       79.65       73.25
  5,000,000 --  6,999,999        1.24       1.52       1.39      7.450       104.9       69.16       79.92       74.97
  7,000,000 --  9,999,999        1.25       1.93       1.40      7.338       107.1       52.26       79.83       71.46
 10,000,000 -- 14,999,999        1.01       1.75       1.38      7.321       114.5       58.10       79.77       71.69
 15,000,000 -- 19,999,999        1.21       1.36       1.28      7.473       113.0       66.35       78.78       71.79
 20,000,000 -- 29,999,999        1.27       1.32       1.29      7.408       114.5       74.72       79.32       77.11
 30,000,000 -- 33,420,707        1.64       1.64       1.64      7.500       116.0       61.89       61.89       61.89
Total/Avg./Wtd.
Avg./Min/Max:                    1.00x      2.20x      1.37x     7.368%      113.0       44.91%      93.36%      72.19%



                        DISTRIBUTION OF PROPERTY TYPES

                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                      NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                      MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE        PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------- ------------ --------------- ------------ ------------- -------------- -------------
Multifamily (a)           44      $214,770,501       30.25%    $ 1,397,128   $15,878,678    $ 4,881,148
Anchored Retail           23       158,774,357       22.36       1,544,297    22,686,317      6,903,233
Office                    18       127,675,677       17.98       1,619,930    15,923,653      7,093,093
Industrial                17       118,138,699       16.64         657,008    33,420,707      6,949,335
Hospitality                3        31,481,226        4.43       9,711,626    11,378,403     10,493,742
Unanchored Retail          9        30,224,814        4.26       1,760,554     8,383,400      3,358,313
Mixed Use                  2        17,662,314        2.49       2,693,572    14,968,742      8,831,157
Land                       1        11,330,201        1.60      11,330,201    11,330,201     11,330,201
                          --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:            117      $710,057,789      100.00%    $   657,008   $33,420,707    $ 6,068,870
                         ===      ============      ======



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE          RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily (a)         1.18x      2.20x      1.32x     7.048%      109.0       44.91%      79.83%      76.09%
Anchored Retail         1.22       1.52       1.34      7.439       112.6       64.97       79.92       74.95
Office                  1.25       1.58       1.34      7.570       109.5       52.26       79.72       69.54
Industrial              1.24       1.75       1.46      7.526       114.9       61.89       75.90       67.18
Hospitality             1.61       1.93       1.73      7.848       109.6       70.89       72.67       71.89
Unanchored Retail       1.00       1.38       1.23      7.505       152.6       59.67       93.36       72.64
Mixed Use               1.27       1.75       1.68      7.073       116.8       59.87       69.15       61.29
Land                    1.01       1.01       1.01      7.260       114.0       58.10       58.10       58.10
Total/Avg./Wtd.
Avg./Min/Max:           1.00x      2.20x      1.37x     7.368%      113.0       44.91%      93.36%      72.19%

(a) Includes 3 manufactured housing properties representing 1.57% of the initial pool balance.

              DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)




                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
DEBT SERVICE      NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
COVERAGE           MORTGAGE       DATE          DATE          DATE          DATE           DATE
RATIOS              LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
---------------- ----------- -------------- ------------ ------------- -------------- -------------
1.00 -- 1.09x          2      $ 14,644,320       2.06%    $3,314,119    $11,330,201    $ 7,322,160
1.11 -- 1.19           3         7,021,774       0.99      2,074,847      2,645,262      2,340,591
1.20 -- 1.29          46       292,740,263      41.23      1,588,738     22,686,317      6,363,919
1.30 -- 1.39          30       201,977,090      28.45      1,542,502     20,921,669      6,732,570
1.40 -- 1.49           9        40,976,292       5.77      2,234,539      6,985,031      4,552,921
1.50 -- 1.59           6        40,122,172       5.65      1,397,128     10,674,674      6,687,029
1.60 -- 1.69           6        64,152,158       9.04      1,596,718     33,420,707     10,692,026
1.70 -- 1.79           4        36,736,154       5.17      4,672,219     14,968,742      9,184,039
1.90 -- 1.99           1         9,711,626       1.37      9,711,626      9,711,626      9,711,626
2.20 -- 2.29           1         1,975,938       0.28      1,975,938      1,975,938      1,975,938
                      --      ------------     ------     ----------    -----------    -----------
Total/Avg./Wtd.
Avg./Min/Max:        108      $710,057,789     100.00%    $1,397,128    $33,420,707    $ 6,574,609
                     ===      ============     ======



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
DEBT SERVICE       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
COVERAGE          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.00 -- 1.09x        1.00x      1.01x      1.01x  7.357 %        153.2       58.10%      93.36%      66.08%
1.11 -- 1.19         1.13       1.18       1.15   7.664          191.5       74.25       79.80       77.23
1.20 -- 1.29         1.20       1.29       1.26   7.311          108.5       59.67       79.83       75.38
1.30 -- 1.39         1.30       1.39       1.34   7.404          114.1       54.87       79.92       72.94
1.40 -- 1.49         1.40       1.49       1.44   7.362          105.6       69.16       79.65       73.97
1.50 -- 1.59         1.50       1.58       1.53   7.352          116.7       52.26       76.51       64.79
1.60 -- 1.69         1.61       1.69       1.64   7.577          113.8       53.22       72.67       65.43
1.70 -- 1.79         1.72       1.75       1.74   7.173          115.4       59.87       69.88       63.72
1.90 -- 1.99         1.93       1.93       1.93   7.625          111.0       70.89       70.89       70.89
2.20 -- 2.29         2.20       2.20       2.20   7.060          117.0       44.91       44.91       44.91
                     ----       ----       ----   -----          -----       -----       -----       -----
Total/Avg./Wtd.
Avg./Min/Max:        1.00x      2.20x      1.37x  7.368 %        113.0       44.91%      93.36%      72.19%

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
RANGE OF                    MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE INTEREST RATES      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------- ----------- -------------- ------------ ------------- -------------- -------------
6.5000 -- 6.7499%               2      $ 17,960,000  2.53 %        $7,550,000    $10,410,000    $8,980,000
6.7500 -- 6.9999               12        85,959,055  12.11          3,021,090     10,940,000     7,163,255
7.0000 -- 7.2499               29       127,278,551  17.93          1,397,128     15,878,678     4,388,916
7.2500 -- 7.4999               31       245,237,945  34.54          1,588,738     22,686,317     7,910,901
7.5000 -- 7.7499               21       165,941,174  23.37          1,542,502     33,420,707     7,901,961
7.7500 -- 7.9999                9        39,988,269   5.63          2,301,664     11,378,403     4,443,141
8.0000 -- 8.2499                2        12,183,564   1.72          1,792,368     10,391,196     6,091,782
8.2500 -- 8.4999                1         9,916,145   1.40          9,916,145      9,916,145     9,916,145
8.7500 -- 8.9999                1         5,593,086   0.79          5,593,086      5,593,086     5,593,086
                               --      ------------  -----
Total/Avg./Wtd.
Avg./Min/Max:                 108      $710,057,789  100.00 %      $1,397,128    $33,420,707    $6,574,609
                                       ============  ==========



                                                                        WEIGHTED
                                                 WEIGHTED               AVERAGE
                            MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                             DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                            SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                   COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE INTEREST RATES      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
6.5000 -- 6.7499%             1.28x      1.32x      1.30x    6.680 %     117.0       75.50%      79.77%      77.97 %
6.7500 -- 6.9999              1.20       1.72       1.32     6.875       106.2       62.97       79.83       76.53
7.0000 -- 7.2499              1.21       2.20       1.40     7.122       113.1       44.91       79.74       70.73
7.2500 -- 7.4999              1.01       1.75       1.33     7.382       114.7       58.10       79.92       72.30
7.5000 -- 7.7499              1.00       1.93       1.42     7.588       113.5       61.70       93.36       70.83
7.7500 -- 7.9999              1.13       1.66       1.42     7.907       116.2       54.87       79.55       72.24
8.0000 -- 8.2499              1.23       1.61       1.55     8.015       109.4       72.67       74.22       72.90
8.2500 -- 8.4999              1.39       1.39       1.39     8.250       105.0       61.98       61.98       61.98
8.7500 -- 8.9999              1.24       1.24       1.24     8.790       117.0       71.25       71.25       71.25
Total/Avg./Wtd.
Avg./Min/Max:                 1.00x      2.20x      1.37x    7.368 %     113.0       44.91%      93.36%      72.19 %

                       DISTRIBUTION OF AMORTIZATION TYPES

                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                     NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                      MORTGAGE        DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPE      LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- --------------- ------------ ------------- -------------- -------------
Amortizing
 Balloon (a)             98      $634,689,762   89.40 %       $1,397,128    $33,420,707    $6,476,426
Hyperamortizing           7        67,106,981   9.45           6,785,719     14,968,742     9,586,712
Fully Amortizing          3         8,261,046   1.16           2,301,664      3,314,119     2,753,682
                         --      ------------   ----
Total/Avg./Wtd.
Avg./Min/Max:           108      $710,057,789   100.00 %      $1,397,128    $33,420,707    $6,574,609
                        ===      ============   ==========



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing
 Balloon (a)            1.18x      2.20x      1.38x    7.388%      111.3       44.91%      79.92%      72.40%
Hyperamortizing         1.01       1.75       1.34     7.126       112.1       58.10       79.83       68.80
Fully Amortizing        1.00       1.14       1.08     7.756       248.8       74.25       93.36       83.05
Total/Avg./Wtd.
Avg./Min/Max:           1.00x      2.20x      1.37x    7.368%      113.0       44.91%      93.36%      72.19%

(a) Includes seven loans with interest only periods of up to 60 months.



               DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS

                                              PERCENTAGE
                                                  OF
RANGE OF                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE      NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
LOAN-TO-VALUE      MORTGAGE        DATE          DATE          DATE          DATE          DATE
RATIOS              LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
---------------- ----------- --------------- ------------ ------------- ------------- -------------
40.00 -- 49.99         1      $  1,975,938   0.28 %        $1,975,938    $ 1,975,938   $1,975,938
50.00 -- 54.99         3        15,049,949    2.12          1,596,718      9,667,182    5,016,650
55.00 -- 59.99         4        30,560,400    4.30          1,397,128     14,968,742    7,640,100
60.00 -- 64.99         8        77,155,930   10.87          3,370,000     33,420,707    9,644,491
65.00 -- 69.99        15       121,982,187   17.18          2,544,769     19,914,126    8,132,146
70.00 -- 74.99        31       187,533,567   26.42          1,588,738     20,921,669    6,049,470
75.00 -- 79.99        45       272,485,699   38.38          1,542,502     22,686,317    6,055,238
90.00 -- 93.36         1         3,314,119    0.47          3,314,119      3,314,119    3,314,119
                      --      ------------   -----
Total/Avg./Wtd.
Avg./Min/Max:        108      $710,057,789   100.00 %      $1,397,128    $33,420,707   $6,574,609
                     ===      ============   ==========



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
40.00 -- 49.99       2.20x      2.20x     2.20x      7.060%     117.0       44.91%      44.91%      44.91%
50.00 -- 54.99       1.38       1.69      1.54       7.384      118.6       52.26       54.87       53.02
55.00 -- 59.99       1.01       1.75      1.42       7.123      116.0       58.10       59.87       59.12
60.00 -- 64.99       1.30       1.75      1.58       7.483      114.2       61.70       64.97       62.59
65.00 -- 69.99       1.24       1.74      1.38       7.391      113.8       65.25       69.88       67.77
70.00 -- 74.99       1.14       1.93      1.39       7.600      111.4       70.23       74.93       73.46
75.00 -- 79.99       1.13       1.52      1.28       7.190      110.7       75.50       79.92       78.46
90.00 -- 93.36       1.00       1.00      1.00       7.690      287.0       93.36       93.36       93.36
Total/Avg./Wtd.
Avg./Min/Max:        1.00x      2.20x     1.37x      7.368%     113.0       44.91%      93.36%      72.19%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                              PERCENTAGE
                                                  OF
                                               AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                   NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                   MORTGAGED       DATE          DATE          DATE          DATE           DATE
PROPERTY STATE    PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
---------------- ------------ -------------- ------------ ------------- -------------- -------------
California             18      $ 88,134,747      12.41%    $1,397,128    $10,981,355    $ 4,896,375
Texas                   8        76,099,849      10.72      3,370,000     22,686,317      9,512,481
Florida                 9        55,017,493       7.75      1,588,738     19,914,126      6,113,055
New Jersey              5        49,434,672       6.96      2,989,850     20,921,669      9,886,934
New York                6        43,255,276       6.09      1,544,297     14,968,742      7,209,213
Washington              4        43,014,876       6.06      2,469,527     33,420,707     10,753,719
Arizona                 4        41,013,282       5.78      2,544,891     15,923,653     10,253,321
Massachusetts           3        34,203,538       4.82      7,132,088     16,680,254     11,401,179
Maryland               11        29,044,769       4.09        657,008      6,553,175      2,640,434
Louisiana               4        28,373,698       4.00      2,301,664     11,378,403      7,093,425
Georgia                 5        21,281,841       3.00      1,792,368     11,712,949      4,256,368
Michigan                4        21,016,413       2.96      3,285,989      9,916,145      5,254,103
Oregon                  3        20,918,694       2.95      1,796,441     15,878,678      6,972,898
Mississippi             3        18,663,394       2.63      3,786,050     10,329,808      6,221,131
North Carolina          3        16,815,406       2.37      2,984,929      9,158,257      5,605,135
Virginia                3        16,348,680       2.30      1,692,983      9,711,626      5,449,560
Alabama                 2        13,348,723       1.88      3,188,723     10,160,000      6,674,361
Ohio                    2        10,474,490       1.48      3,987,685      6,486,804      5,237,245
Colorado                2        10,404,473       1.47      3,995,134      6,409,339      5,202,237
Utah                    1         9,667,182       1.36      9,667,182      9,667,182      9,667,182
Hawaii                  1         9,581,029       1.35      9,581,029      9,581,029      9,581,029
Tennessee               2         8,057,647       1.13      2,314,106      5,743,541      4,028,824
Nevada                  1         7,996,168       1.13      7,996,168      7,996,168      7,996,168
Wisconsin               2         7,342,502       1.03      1,542,502      5,800,000      3,671,251
South Carolina          2         6,648,002       0.94      1,760,554      4,887,448      3,324,001
Idaho                   2         6,164,257       0.87      2,074,847      4,089,410      3,082,129
Oklahoma                2         5,037,143       0.71      2,391,880      2,645,262      2,518,571
Montana                 2         4,606,730       0.65      1,585,640      3,021,090      2,303,365
Pennsylvania            1         2,991,130       0.42      2,991,130      2,991,130      2,991,130
Illinois                1         2,633,924       0.37      2,633,924      2,633,924      2,633,924
Connecticut             1         2,467,762       0.35      2,467,762      2,467,762      2,467,762
                       --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:         117      $710,057,789     100.00%    $  657,008    $33,420,707    $ 6,068,870
                      ===      ============     ======



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California           1.20x      2.20x      1.36x     7.360%     100.1       44.91%      79.26%      69.24%
Texas                1.26       1.61       1.31      7.292      111.3       63.58       79.83       75.56
Florida              1.23       1.52       1.29      7.265      115.0       65.63       79.83       72.68
New Jersey           1.24       1.39       1.32      7.479      114.1       66.65       76.92       72.95
New York             1.01       1.75       1.36      7.078      115.8       58.10       79.28       66.62
Washington           1.27       1.64       1.56      7.467      115.7       61.89       79.01       65.11
Arizona              1.25       1.35       1.29      7.550      106.3       67.86       76.47       75.03
Massachusetts        1.36       1.75       1.52      7.664      112.9       63.68       72.67       68.83
Maryland             1.00       1.49       1.37      7.398      133.4       69.16       93.36       77.06
Louisiana            1.14       1.66       1.45      7.365      121.7       71.39       79.77       74.95
Georgia              1.23       1.41       1.30      7.411      114.7       72.55       79.74       77.47
Michigan             1.21       1.39       1.32      7.744      110.2       61.98       79.18       69.88
Oregon               1.21       1.29       1.23      7.162      105.3       69.75       78.78       77.18
Mississippi          1.28       1.39       1.36      7.351      116.2       54.87       79.50       71.93
North Carolina       1.25       1.72       1.39      7.207      113.1       62.97       79.28       73.92
Virginia             1.22       1.93       1.68      7.478      113.3       67.73       76.26       70.49
Alabama              1.31       1.40       1.33      6.819      116.5       77.77       79.69       79.23
Ohio                 1.25       1.38       1.33      7.275      102.5       73.71       76.69       74.84
Colorado             1.40       1.69       1.51      7.476      114.9       63.92       73.46       69.80
Utah                 1.58       1.58       1.58      7.200      121.0       52.26       52.26       52.26
Hawaii               1.28       1.28       1.28      7.250      118.0       73.08       73.08       73.08
Tennessee            1.27       1.74       1.61      7.421      114.6       69.88       79.80       72.73
Nevada               1.28       1.28       1.28      7.630      109.0       77.63       77.63       77.63
Wisconsin            1.33       1.47       1.44      7.425      113.6       72.50       77.13       73.47
South Carolina       1.28       1.30       1.29      7.236      116.0       73.36       78.20       76.92
Idaho                1.18       1.25       1.23      7.240      116.0       77.52       79.80       78.29
Oklahoma             1.13       1.39       1.25      7.515      173.3       77.80       79.73       78.72
Montana              1.41       1.74       1.52      7.103      116.6       69.88       79.50       76.19
Pennsylvania         1.29       1.29       1.29      7.710      115.0       73.86       73.86       73.86
Illinois             1.74       1.74       1.74      7.490      114.0       69.88       69.88       69.88
Connecticut          1.29       1.29       1.29      7.750      115.0       74.78       74.78       74.78
Total/Avg./Wtd.
Avg./Min/Max:        1.00x      2.20x      1.37x     7.368%     113.0       44.91%      93.36%      72.19%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                              PERCENTAGE
                                                  OF
RANGE OF                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
REMAINING         NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
AMORTIZATION       MORTGAGE        DATE          DATE          DATE          DATE          DATE
TERMS (MOS)         LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
---------------- ----------- --------------- ------------ ------------- ------------- -------------
201 -- 220             1      $  2,301,664   0.32 %        $2,301,664    $ 2,301,664   $2,301,664
221 -- 240             3         8,761,904    1.23          2,238,459      3,878,182    2,920,635
281 -- 300            16        97,501,781   13.73          2,272,612     15,878,678    6,093,861
301 -- 320             1         9,000,000    1.27          9,000,000      9,000,000    9,000,000
321 -- 340             4        33,447,536    4.71          4,547,536     10,940,000    8,361,884
341 -- 360            83       559,044,905   78.73          1,397,128     33,420,707    6,735,481
                      --      ------------   -----
Total/Avg./Wtd.
Avg./Min/Max:        108      $710,057,789   100.00 %      $1,397,128    $33,420,707   $6,574,609
                     ===      ============   ==========



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
201 -- 220           1.14x      1.14x      1.14x    7.800%      220.0       74.25%      74.25%      74.25%
221 -- 240           1.13       1.36       1.23     7.225       149.9       74.62       77.80       76.95
281 -- 300           1.00       1.93       1.41     7.478       119.6       59.67       93.36       74.07
301 -- 320           1.27       1.27       1.27     6.800       117.0       76.92       76.92       76.92
321 -- 340           1.20       1.32       1.27     6.770       117.0       75.50       79.77       78.61
341 -- 360           1.01       2.20       1.38     7.394       110.6       44.91       79.92       71.31
Total/Avg./Wtd.
Avg./Min/Max:        1.00x      2.20x      1.37x    7.368%      113.0       44.91%      93.36%      72.19%

                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE          DATE          DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- ------------- -------------
 41 --  60                3      $ 18,445,982  2.60 %        $2,489,769    $ 9,883,060   $6,148,661
 81 -- 100                6        31,348,163   4.42          1,796,441      8,091,312    5,224,694
101 -- 120               95       642,335,417  90.46          1,397,128     33,420,707    6,761,425
121 -- 140                1         9,667,182   1.36          9,667,182      9,667,182    9,667,182
221 -- 240                2         4,946,927   0.70          2,301,664      2,645,262    2,473,463
281 -- 300                1         3,314,119   0.47          3,314,119      3,314,119    3,314,119
                         --      ------------  -----
Total/Avg./Wtd.
Avg./Min/Max:           108      $710,057,789  100.00 %      $1,397,128    $33,420,707   $6,574,609
                        ===      ============  ==========



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 41 --  60              1.20x      1.43x     1.31x      7.392%      53.2       73.61%      77.81%      75.78%
 81 -- 100              1.25       1.29      1.26       7.317       78.5       69.75       79.83       76.81
101 -- 120              1.01       2.20      1.38       7.367      114.6       44.91       79.92       72.02
121 -- 140              1.58       1.58      1.58       7.200      121.0       52.26       52.26       52.26
221 -- 240              1.13       1.14      1.13       7.800      223.2       74.25       77.80       76.15
281 -- 300              1.00       1.00      1.00       7.690      287.0       93.36       93.36       93.36
Total/Avg./Wtd.
Avg./Min/Max:           1.00x      2.20x     1.37x      7.368%     113.0       44.91%      93.36%      72.19%

                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE       DATE          DATE          DATE          DATE          DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- ------------- -------------
 52 --  60                3      $ 18,445,982  2.60 %        $2,489,769    $ 9,883,060   $6,148,661
 71 --  80                3        18,324,862   2.58          3,987,685      8,091,312    6,108,287
 81 --  90                3        13,023,301   1.83          1,796,441      7,983,286    4,341,100
101 -- 110                7        59,399,693   8.37          2,234,539     11,378,403    8,485,670
111 -- 120               88       582,935,723  82.10          1,397,128     33,420,707    6,624,270
121 -- 130                1         9,667,182   1.36          9,667,182      9,667,182    9,667,182
131 -- 220                1         2,301,664   0.32          2,301,664      2,301,664    2,301,664
221 -- 230                1         2,645,262   0.37          2,645,262      2,645,262    2,645,262
281 -- 290                1         3,314,119   0.47          3,314,119      3,314,119    3,314,119
                         --      ------------  -----
Total/Avg./Wtd.
Avg./Min/Max:           108      $710,057,789  100.00 %      $1,397,128    $33,420,707   $6,574,609
                        ===      ============  ==========



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 52 --  60              1.20x      1.43x      1.31x     7.392 %     53.2       73.61%      77.81%       75.78%
 71 --  80              1.25       1.26       1.25      7.491       76.7       74.92       79.26        76.78
 81 --  90              1.26       1.29       1.27      7.071       81.0       69.75       79.83        76.85
101 -- 110              1.28       1.66       1.46      7.786      108.6       61.98       79.92        71.12
111 -- 120              1.01       2.20       1.37      7.325      115.2       44.91       79.83        72.11
121 -- 130              1.58       1.58       1.58      7.200      121.0       52.26       52.26        52.26
131 -- 220              1.14       1.14       1.14      7.800      220.0       74.25       74.25        74.25
221 -- 230              1.13       1.13       1.13      7.800      226.0       77.80       77.80        77.80
281 -- 290              1.00       1.00       1.00      7.690      287.0       93.36       93.36        93.36
Total/Avg./Wtd.
Avg./Min/Max:           1.00x      2.20x      1.37x     7.368 %    113.0       44.91%      93.36%       72.19%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                           NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
PREPAYMENT                  MORTGAGE        DATE          DATE          DATE          DATE           DATE
PROVISION                    LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------------- ----------- --------------- ------------ ------------- -------------- -------------
Defeasance                    106      $695,696,914       97.98%    $1,397,128     $33,420,707    $6,563,178
Greater of YM or 1% UPB         2        14,360,876        2.02      4,477,816       9,883,060     7,180,438
                              ---      ------------       -----
Total/Avg./Wtd.
Avg./Min/Max:                 108      $710,057,789      100.00%    $1,397,128     $33,420,707    $6,574,609
                              ===      ============      ======



                                                                        WEIGHTED
                                                 WEIGHTED               AVERAGE
                            MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                             DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                            SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                 COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance                   1.00x      2.20x      1.37x      7.372%     113.9       44.91%      93.36%      72.10%
Greater of YM or 1% UPB      1.27       1.27       1.27       7.161       72.1       75.90       76.61       76.39
Total/Avg./Wtd.
Avg./Min/Max:                1.00x      2.20x      1.37x      7.368%     113.0       44.91%      93.36%      72.19%

                                                                         ANNEX B

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Loan                                                 16
     Liquidated Loan Detail                                             17

================================================================================

                                     ISSUER

================================================================================

     GMAC Commercial Mortgage Securities,
     200 Witmer Road
     Horsham, PA 19044


     Contact:       Karen Repeckyj
     Phone Number:  (215) 328-1259

================================================================================

                                    DEPOSITOR

================================================================================

     GMAC Commercial Mortgage Securities,
     200 Witmer Road
     Horsham, PA 19044


     Contact:       Karen Repeckyj
     Phone Number:  (215) 328-1259

================================================================================

                                    SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 10944-8015


     Contact:       Darri Cunningham
     Phone Number:  (215) 328-1784

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP   Rate    Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level
====================================================================================================================================
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
====================================================================================================================================
 Totals
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
=======================================================================================================
   X                0.000000%      0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
=========================================================================================================
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
=========================================================================
    X                  0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                                         0.00

Services Advances Outstanding                                    0.00

Reimbursements for Interest on P&I                               0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                         0.00
Advances paid from general collections



          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

===================================================================================================================================
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
===================================================================================================================================
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
===================================================================================================================================
Total
===================================================================================================================================

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                          0.00


Aggregate Number of Outstanding Loans                                     0
Aggregate Stated Principal Balance of Loans Before Distributions       0.00
Aggregate Stated Principal Balance of Loans After Distributions        0.00
Percentage of Cut-off Date Principal Balance                           0.00%

Aggregate Amount of Servicing Fee                                      0.00
Aggregate Amount of Special Servicing Fee                              0.00
Aggregate Amount of Trustee Fee                                        0.00
Aggregate Amount of Primary Servicing Fee Fee                          0.00
Aggregate Trust Fund Expenses                                          0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                                          0
     Aggregate Unpaid Principal Balance                                0.00

Appraisal Reduction Amount

 =====================================================
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number         Amount        Amount          Date
 =====================================================
















 =====================================================
 Total
 =====================================================

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                                 RATINGS DETAIL

================================================================================
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    ---------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
================================================================================
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
================================================================================




















================================================================================
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
================================================================================




















================================================================================
   Totals
================================================================================

See footnotes on last page of this section.

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO(1)
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props     Balance     Bal.     (2)      WAC       Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

See footnotes on last page of this section.

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
       Term (2)        Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
         Term          Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
      Term          Loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
================================================================================







================================================================================
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                              MORTGAGE LOAN DETAIL

=================================================================================================================
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
=================================================================================================================












=================================================================================================================

=================================================================================================================

=========================================================================================
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
=========================================================================================












=========================================================================================

=========================================================================================

(1) Property Type Code
----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

(2) Resolution Strategy Code
----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

(3) Modification Code
---------------------

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                          PRINCIPAL PREPAYMENT DETAIL

=============================================================================================================================
                                         Principal Prepayment Amount                       Prepayment Premium
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
=============================================================================================================================












=============================================================================================================================
  Totals
=============================================================================================================================

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                               HISTORICAL DETAIL

====================================================================================================================================
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
====================================================================================================================================













====================================================================================================================================


                             Prepayments                    Rate and Maturities
======================================================================================
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Amount      #   Amount     Coupon      Remit          WAM
======================================================================================












======================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                            DELINQUENCY LOAN DETAIL

====================================================================================================================================
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
====================================================================================================================================











====================================================================================================================================
  Totals
====================================================================================================================================

================================================================================
                                Actual       Outstanding
                Foreclosure    Principal      Servicing    Bankruptcy    REO
Loan Number        Date         Balance       Advances        Date       Date
================================================================================









================================================================================
  Totals
================================================================================

(1) Status of Mortgage Loan
---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less                  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Balloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

(2) Resolution Strategy Code
----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

** Outstanding P&I Advances include the current period advance.

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1



                     SPECIALLY SERVICED LOAN DETAIL - PART 1

==============================================================================================================
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
==============================================================================================================















==============================================================================================================

========================================================================
                                                          Remaining
 Loan            DSCR                Note     Maturity   Amortization
Number           Date      DSCR      Date       Date         Term
========================================================================














========================================================================

(1) Resolution Strategy Code
----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

(2) Property Type Code
----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

=====================================================================================================================
            Offering        Resolution      Site
 Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
=====================================================================================================================
















===================================================================================================================

(1) Resolution Strategy Code
----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                              MODIFIED LOAN DETAIL

====================================================================================================================================
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
====================================================================================================================================














====================================================================================================================================
Totals
====================================================================================================================================

                                      ------------------------------------------
WELLS FARGO [LOGO]                    For Additional Information, please contact
                                             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                  (301) 815-6600
CORPORATE TRUST SERVICES               Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21044                    ------------------------------------------

                                      PAYMENT DATE:  03/15/2002
                                      RECORD DATE:   02/28/2002

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

                             LIQUIDATED LOAN DETAIL

=================================================================================================
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
=================================================================================================















=================================================================================================
Current Total
=================================================================================================
Cumulative Total
=================================================================================================


=========================================================================
        Aggregate        Net        Net Proceeds              Repurchased
 Loan  Liquidation   Liquidation     as a % of      Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
=========================================================================













=========================================================================
Current Total
=========================================================================
Cumulative Total
=========================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                         DELINQUENT LOAN STATUS REPORT
                         AS OF _______________________


                     SHORT NAME                                                      PAID   SCHEDULED   TOTAL P&I        TOTAL
                       (WHEN         PROPERTY                           SQ FT OR     THRU     LOAN     ADVANCES TO    EXPENSES TO
PROSPECTUS ID       APPROPRIATE)       TYPE       CITY      STATE        UNITS       DATE    BALANCE       DATE          DATE
-------------       ------------     --------     ----      -----      ---------     ----   ---------- -----------    -----------
90+ DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT




CURRENT & AT SPECIAL SERVICER

FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months


                       OTHER
                     ADVANCES                   CURRENT   CURRENT                  LTM                       ***CAP   VALUE USING
                     (TAXES &         TOTAL     MONTHLY   INTEREST   MATURITY      NOI      LTM      LTM       RATE    NOI & CAP
PROSPECTUS ID         ESCROW)        EXPOSURE     P&I       RATE       DATE        DATE     NOI      DSCR    ASSIGNED     RATE
-------------       ----------       --------     ---       ----     --------      ----     ---      ----    --------  ----------
90+ DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT




CURRENT & AT SPECIAL SERVICER

FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months

------------------
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan)
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                         DELINQUENT LOAN STATUS REPORT
                         AS OF _______________________

             APPRAISAL                                    TOTAL
              BPO OR      LOSS USING                    APPRAISAL                  SHORT NAME
VALUATION    INTERNAL    90% APPR. OR    ESTIMATED      REDUCTION    PROSPECTUS       (WHEN        PROPERTY
  DATE        VALUE**       BPO (F)      RECOVERY %     REALIZED         ID        APPROPRIATE)      TYPE      CITY   STATE
---------    --------    ------------    ----------     ---------    ----------    ------------    --------    ----   -----













                                         FCL      EXPECTED
VALUATION     TRANSFER    RESOLUTION     START    FCL SALE    WORKOUT
  DATE          DATE         DATE        DATE       DATE      STRATEGY        COMMENTS
---------      -------    ----------     -----    ---------   --------        --------












                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                         as of _______________________

                                                BALANCE
                                                 WHEN          BALANCE AT THE
                              MOD/              SENT TO        EFFECTIVE DATE          # MTHS
PROSPECTUS                  EXTENSION  EFFECT   SPECIAL              OF         OLD    FOR RATE   NEW    OLD    NEW
   ID        CITY   STATE     FLAG      DATE    SERVICER       REHABILITATION   RATE    CHANGE    RATE   P&I    P&I
----------   ----   -----   ---------  ------   --------       --------------   ----   ---------  ----   ---    ---

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.




---------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                        # OF LOANS               $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENTIONS:
TOTAL:

                                                              (2) EST.
                                                               FUTURE
                                                              INTEREST
                                     TOTAL #       (1)        LOSS TO
                                     MTHS FOR    REALIZED      TRUST $
PROSPECTUS      OLD         NEW       CHANGE     LOSS TO        (RATE
   ID        MATURITY    MATURITY     OF MOD     TRUST $      REDUCTION)     COMMENT
----------   --------    --------    --------    --------     ----------     -------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.




---------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                        # OF LOANS               $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENTIONS:
TOTAL:

* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                         as of _______________________

                                                                   LATEST
             SHORT NAME                                  %      APPRAISAL OR                               NET AMT
PROSPECTUS      (WHEN      PROPERTY                  RECEIVED     BROKERS      EFFECT DATE                 RECEIVED    SCHEDULED
    ID       APPROPRIATE     TYPE     CITY   STATE   FROM SALE    OPINION        OF SALE     SALES PRICE   FROM SALE    BALANCE
----------   -----------   --------   ----   -----   ---------  -------------  -----------   -----------   ---------   ---------

THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.




----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:


                                                               ACTUAL                   MINOR    DATE MINOR  TOTAL LOSS   LOSS % OF
PROSPECTUS  TOTAL P&I   TOTAL      SERVICING                   LOSSES      DATE LOSS    ADJ TO   ADJ PASSED    WITH       SCHEDULED
    ID      ADVANCED   EXPENSES  FEES EXPENSE  NET PROCEEDS  PASSED THRU  PASSED THRU    TRUST      THRU     ADJUSTMENT    BALANCE
----------  ---------  --------  ------------  ------------  -----------  -----------   ------   ----------  ----------   ---------

THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.




----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:


                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                               REO STATUS REPORT
                         as of _______________________


               SHORT                                                                              OTHER
               NAME                                        PAID  SCHEDULED  TOTAL P&I   TOTAL    ADVANCES          CURRENT
PROSPECTUS    (WHEN     PROPERTY               SQ. FT. OR  THRU    LOAN     ADVANCES   EXPENSES (TAXES &   TOTAL   MONTHLY  MATURITY
    ID     APPROPRIATE)   TYPE    CITY  STATE     UNITS    DATE   BALANCE   TO DATE    TO DATE   ESCROW)  EXPOSURE   P&I     DATE
---------- ------------ --------  ----  -----  ----------  ----  ---------  ---------  -------- --------- -------- -------  --------







                                       VALUE
                       CAP             USING  APPRAISAL                         TOTAL
           LTM  LTM   RATE             NOI &   BPO OR   LOSS USING  ESTIMATED  APPRAISAL                REO       PENDING
PROSPECTUS NOI  NOI/ ASSIGN  VALUATION  CAP   INTERNAL   92% APPR.  RECOVERY   REDUCTION  TRANSFER  ACQUISITION  RESOLUTION
    ID     DATE DSC   ***      DATE    RATE   VALUE**   OR BPO (F)      %      REALIZED     DATE        DATE        DATE    COMMENTS
---------- ---- ---- ------  --------- ----   -------   ----------  ---------  ---------  --------  -----------  ---------- --------






(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.


                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                              SERVICER WATCH LIST
                         as of _______________________


     S4           S55        S61       S57      S58       P7       P8       P11      P54

             SHORT NAME                                SCHEDULED  PAID
PROSPECTUS      (WHEN      PROPERTY                      LOAN     THRU    MATURITY   LTM*
    ID       APPROPRIATE)    TYPE      CITY    STATE    BALANCE   DATE      DATE     DSCR       COMMENT/REASON ON WATCH LIST
----------   -----------   --------    ----    -----   ---------  ----    --------   ----       ----------------------------

List all loans on watch list and reason sorted in decending balance order.







Total:                                                  $
*LTM - Last 12 months either trailing or last annual


                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                         as of _______________________

                                                                                     ORIGINAL UNDERWRITING INFORMATION
                                                                                ---------------------------------------------
                                                                                BASIS YEAR
                                                                                ----------
                               LAST
                             PROPERTY     SCHEDULED       PAID       ANNUAL     FINANCIAL
PROSPECTUS                   INSPECT        LOAN          THRU        DEBT      INFO AS OF    %      TOTAL       $
   ID        CITY    STATE     DATE        BALANCE        DATE       SERVICE       DATE      OCC    REVENUE     NOI     DSCR
----------   ----    -----   --------     ---------       ----       -------    ----------   ---    -------     ---     ----
                             yy/mm                                                 yy/mm
List all loans currently in deal with or with out information largest to smallest loan




Total:                                     $                          $                       WA     $          $        WA



                                                                                        RECEIVED
FINANCIAL INFORMATION:                                                               LOANS                BALANCE
                                                                                       #        %      $            %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:




                 2ND PRECEDING ANNUAL OPERATING INFO           PRECEDING ANNUAL OPERATING INFORMA
            --------------------------------------------  --------------------------------------------
            AS OF___________                NORMALIZED    AS OF___________                NORMALIZED
            --------------------------------------------  --------------------------------------------
            FINANCIAL                                     FINANCIAL
PROSPECTUS  INFO AS OF    %      TOTAL       $            INFO AS OF    %      TOTAL       $
   ID          DATE      OCC    REVENUE     NOI     DSCR     DATE      OCC    REVENUE     NOI     DSCR
----------  ----------   ---    -------     ---     ----  ----------   ---    -------     ---     ----
               yy/mm                                        yy/mm
List all loans currently in deal with or with out information largest to smallest loan




Total:                    WA     $          $        WA                WA      $          $        WA



                            REQUIRED
FINANCIAL INFORMATION:    LOANS                BALANCE
                           #        %      $            %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:





            YTD OR TRAILING FINANCIAL INFORMATION     NET CHANGE
            ------------------------------------- -------------------
                 MONTH REPORTED "ACTUAL"           PRECEDING & BASIS
            ------------------------------------- -------------------
              FS                                           %
PROSPECTUS   START  FS END   TOTAL     $     %      %    TOTAL
   ID        DATE    DATE   REVENUE   NOI   DSC    OCC    REV   DSC
----------  ------  ------  -------   ---   ---    ---   -----  ---
            yy/mm   yy/mm
List all loans currently in deal with or with out information largest to smallest loan




Total:               WA     $          $     WA     WA      $    WA




FINANCIAL INFORMATION:

CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:



(1) Net change should compare the latest year to the underwriting year

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                      OPERATING STATEMENT ANALYSIS REPORT
                         as of _______________________

PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                    UNDERWRITING       199       199        200            YTD
  Occupancy Rate*
  Average Rental Rate
                                        *OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

INCOME:                                                                                        NO. OF MOS.
  Number of Mos. Annualized                                         PRIOR YEAR  CURRENT YR.
  Period Ended                          UNDERWRITING       199       199        2000           2000 YTD**    199  -BASE  199 - 199
  Statement Classification                BASE LINE    NORMALIZED  NORMALIZED  NORMALIZED     AS OF  / / 96    VARIANCE   VARIANCE
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

EFFECTIVE GROSS INCOME                       $0.00        $0.00       $0.00     $0.00           $0.00               %         %
                                        Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                        Servicer
                                        ** Servicer will not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Group Rent
TOTAL OPERATING EXPENSES                     $0.00        $0.00       $0.00     $0.00           $0.00               %         %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                         $0.00        $0.00       $0.00     $0.00           $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
TOTAL CAPITAL ITEMS                          $0.00        $0.00       $0.00     $0.00           $0.00                        $0.00

N.O.I. AFTER CAPITAL ITEMS                   $0.00        $0.00       $0.00     $0.00           $0.00

DEBT SERVICE (PER SERVICER)                  $0.00        $0.00       $0.00     $0.00           $0.00
CASH FLOW AFTER DEBT SERVICE                 $0.00        $0.00       $0.00     $0.00           $0.00

DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                        (ie. operating statements, financial statements, tax return, other)
NOTES AND ASSUMPTIONS:
------------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent
2) Percentage rents on cashflow Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT


                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 2002-C1
                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                         as of _______________________

PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                     BORROWER      ADJUSTMENT   NORMALIZED
  Occupancy Rate*
  Average Rental Rate
                                        *OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

INCOME:
  Number of Mos. Annualized              "YEAR"
  Period Ended                           BORROWER                   ADJUSTMENT                 NORMALIZED
  Statement Classification               ACTUAL
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

EFFECTIVE GROSS INCOME                       $0.00                    $0.00                     $0.00
                                        Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                        Servicer

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Group Rent
TOTAL OPERATING EXPENSES                     $0.00                    $0.00                     $0.00

OPERATING EXPENSE RATIO

NET OPERATING INCOME                         $0.00                    $0.00                     $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
TOTAL CAPITAL ITEMS                          $0.00                    $0.00                     $0.00

N.O.I. AFTER CAPITAL ITEMS                   $0.00                    $0.00                     $0.00

DEBT SERVICE (PER SERVICER)                  $0.00                    $0.00                     $0.00
CASH FLOW AFTER DEBT SERVICE                 $0.00                    $0.00                     $0.00

DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                        (ie. operating statements, financial statements, tax return, other)
NOTES AND ASSUMPTIONS:
------------------------------------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS


                                                                         ANNEX C


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $614,199,000 (APPROXIMATE BALANCE)       JANUARY 25, 2002
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------
                                                 EXPECTED      EXPECTED
                                 APPROXIMATE      CREDIT       WEIGHTED         EXPECTED
               EXPECTED RATING   FACE/NOTIONAL   SUPPORT       AVERAGE           PAYMENT
    CLASS       MOODY'S / S&P    AMOUNT (MM)    (% OF UPB)   LIFE (YEARS) (a)  WINDOW (a)
------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
------------------------------------------------------------------------------------------------
 A-1              Aaa / AAA         $144.5       22.500%          5.70        03/02 - 03/11
 A-2              Aaa / AAA          405.8       22.500           9.52        03/11 - 11/11
 B                 Aa2 / AA           29.3       18.375           9.78        11/11 - 11/11
 C                Aa3 / AA-            9.8       17.000           9.78        11/11 - 11/11
 D                  A2 / A            16.0       14.750           9.78        11/11 - 11/11
 E                 A3 / A-             8.9       13.500           9.78        11/11 - 11/11
------------------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (B)
------------------------------------------------------------------------------------------------
 F                Baa1 / BBB+         12.4       11.750
 G                Baa2 / BBB          10.7       10.250
 H                Baa3 / BBB-          8.9        9.000
 J                 Ba1 / BB+          14.2        7.000
 K                 Ba2 / BB           12.4        5.250
 L                 Ba3 / BB-           5.3        4.500
 M                 B1 / B+             5.3        3.750
 N                  B2 / B             8.0        2.625
 O                 B3 / B-             3.6        2.125
 P                 NR / NR            15.1         --
 X-1(c)           Aaa / AAA          710.1
 X-2(c)           Aaa / AAA          416.4
              TOTAL SECURITIES:     $710.1
------------------------------------------------------------------------------------------------

(a) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(b)  Not offered hereby.
(c)  Notional amount on interest only class.

KEY FEATURES:
-------------
Lead Managers:                      Deutsche Banc Alex. Brown
                                    Goldman, Sachs & Co.
Originators:                        GMAC Commercial Mortgage Corporation (42.03%)
                                    Goldman Sachs Mortgage Company (Archon) (31.75%)
                                    German American Capital Corporation (DB) (26.21%)
Collateral:                         108 Mortgage Loans ($710,057,789)
Master Servicer:                    GMAC Commercial Mortgage Corporation
Special Servicer:                   GMAC Commercial Mortgage Corporation
Trustee:                            Wells Fargo Bank Minnesota, N.A.
Launch:                             January 2002
Pricing:                            January 2002
Closing:                            February 2002
Cut-Off Date:                       February 1st , 5th and 15th
Distribution Date:                  15th of each month, or following business day
                                    (commencing March 15, 2002)
Payment Delay:                      14 days
ERISA Eligible:                     Classes A-1 through E are expected to be ERISA
                                    eligible subject to certain conditions for eligibility.
Structure:                          Sequential pay
Day Count:                          30/360
Tax Treatment:                      REMIC
Rated Final Distribution Date:      November 2039
Clean up Call:                      1.0%
Minimum Denominations:              Publicly Offered Classes: $25,000 & $1
Delivery:                           DTC for publicly offered classes

--------------------------------------------------------------------------------


COLLATERAL FACTS:
-----------------
Cut-Off Date Loan Principal Balance:                                          $710,057,789
Number of Mortgage Loans / Properties:                                           108 / 117
Average Mortgage Loan Cut-Off Date Balance:                                     $6,574,609
Weighted Average Current Mortgage Rate:                                             7.368%
Weighted Average Loan U/W DSCR (a):                                                  1.37x
Weighted Average Loan Cut-Off Date LTV Ratio (a):                                   72.19%
Weighted Average  Remaining Term to Maturity or ARD date (months):                   113.0
Weighted Average Remaining Amortization Term (months):                               342.6
Prepayment Lockout / Defeasance as % of Total:                                      97.98%
Balloon Loans as % of Total                                                         89.39%
Single Largest Asset as % of Total:                                                  4.71%
Five Largest Assets as % of Total:                                                  16.00%
Ten Largest Assets as % of Total:                                                   26.63%

(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.


TEN LARGEST LOANS:
------------------
                                         CUT-OFF DATE   % BY LOAN
LOAN OR SPONSOR                             BALANCE      POOL UPB    LTV      DSCR      PROPERTY TYPE
------------------------------------------------------------------------------------------------------------
3301 South Norfolk Street                 $33,420,707      4.71%    61.89%    1.64x     Industrial
Southlake Town Square                     $22,686,317      3.19     79.32     1.27      Anchored Retail
Lakewood Shopping Plaza                   $20,921,669      2.95     74.72     1.32      Anchored Retail
Boca Industrial Park                      $19,914,126      2.80     66.35     1.25      Industrial
Holmes Headquarters                       $16,680,254      2.35     68.64     1.36      Industrial
Ceabraid Multifamily Portfolio (a)        $16,066,187      2.26     79.79     1.28      Multifamily
Tempe City Center                         $15,923,653      2.24     74.93     1.30      Office
Kearney Plaza Apartments                  $15,878,678      2.24     78.78     1.21      Multifamily
2551 Broadway                             $14,968,742      2.11     59.87     1.75      Mixed Use
Mesa Grande (b)                           $14,453,426      2.04     76.47     1.28      Anchored Retail
                                          -----------      ----
TOTAL/WTD. AVG.                          $190,913,759     26.89%    71.37%    1.38X
------------------------------------------------------------------------------------------------------------

(a) Consists of two cross-collateralized loans: the $9.3 million Regency Place Apartments and the $6.8 million Pines of Vero Apartments loans.
(b) The mortgaged property also secures a companion loan with a principal balance of $14,453,426, which is not included in the trust fund.

SELECTED LOAN DATA:
-------------------
                                       NUMBER OF             LOAN POOL CUT-OFF DATE BALANCE
                                       MORTGAGED    --------------------------------------------------
 GEOGRAPHIC DISTRIBUTION              PROPERTIES       (MM)            % BY UPB     WTD. AVG. DSCR
------------------------------------------------------------------------------------------------------
 California                           18               $88.1             12.41%          1.36x
 Texas                                 8                76.1             10.72           1.31
 Florida                               9                55.0              7.75           1.29
 New Jersey                            5                49.4              6.96           1.32
 New York                              6                43.3              6.09           1.36
 Washington                            4                43.0              6.06           1.56
 Arizona                               4                41.0              5.78           1.29
 Other (a)                            63               314.1             44.23           1.40
                                     ---               -----            ------
 TOTAL/WTD. AVG.                     117              $710.1            100.00%          1.37X
------------------------------------------------------------------------------------------------------

(a)  Includes 24 states.

                                        NUMBER OF              LOAN POOL CUT-OFF DATE BALANCE
                                        MORTGAGED    ------------------------------------------------
 PROPERTY TYPE                          PROPERTIES      (MM)      % BY UPB   WTD. AVG. DSCR
-----------------------------------------------------------------------------------------------------
 Multifamily (a)                         44            $214.8         30.25%      1.32x
 Anchored Retail                         23             158.8         22.36       1.34
 Office                                  18             127.7         17.98       1.34
 Industrial                              17             118.1         16.64       1.46
 Hospitality                              3              31.5          4.43       1.73
 Unanchored Retail (b)                    9              30.2          4.26       1.23
 Mixed Use                                2              17.7          2.49       1.68
 Land                                     1              11.3          1.60       1.01
                                        ---           -------        ------
 TOTAL/WTD. AVG.                        117            $710.1        100.00%      1.37X
-----------------------------------------------------------------------------------------------------

(a)  Includes 3 Manufactured Housing properties (1.57% of UPB).
(b)  Includes 3 Credit Tenant Lease properties (1.16% of UPB).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For purposes of calculating principal distributions of the certificate:

     -- Available principal will be allocated sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, and P certificates.

     -- In case the principal balance of the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B, in that order, have been reduced to zero due to the allocation of principal losses, then Class A-1 and A-2 will be allocated principal pro-rata.

o Classes X-1 and X-2 will be entitled to receive payments of interest only and will not receive any payments of principal. Classes X-1 and X-2 will be entitled to payments of interest pro-rata (based on interest entitlements) with the Class A-1 and A-2 certificates each month.

o Each class will be subordinate to the Class A-1, A-2, X-1 and X-2 and to each class with an earlier alphabetic designation than such class. Each of the Class A-1, A-2, X-1 and X-2 certificate will be of equal priority.

o    All classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to Class P, O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro-rata to Class A-1 and A-2.

o The master servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on or preceding the related determination date the master servicer will only cover net prepayment interest shortfalls up to the master servicing fee equal to 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other servicer coverage from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificate.

o Shortfalls resulting from master servicer and special servicer modifications, special servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding regular certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and X-2 certificates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
-----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related certificate then entitled to principal distributions and the Class X-1 certificate as follows:

o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each Class of the certificate then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of certificate currently receiving principal over the relevant discount rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the discount rate.

         -----------------------------------------------------------------------
          Prepayment                  (Pass-Through Rate - Discount Rate)
          Premium Allocation     =   -------------------------------------------
          Percentage                  (Mortgage Rate - Discount Rate)
         -----------------------------------------------------------------------

o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the certificate then entitled to principal distributions relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------

Discount Rate Fraction Methodology:
Mortgage Rate                            =  8%
Bond Class Rate                          =  6%
Treasury Rate                            =  5%
% of Principal Distributed to Class     =   100%

  BOND CLASS ALLOCATION           CLASS X-1 ALLOCATION
--------------------------------------------------------------------------------

  6% - 5% x 100%  =  33 1/3%      Receives excess premiums = 66 2/3% thereof
  -------
  8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                 PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                       MARCH        MARCH        MARCH        MARCH        MARCH        MARCH        MARCH         MARCH
RESTRICTIONS                      2002         2003         2004         2005         2006         2007         2008         2009
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%       97.98%       97.98%       97.11%       99.35%       98.44%       99.31%
> of YM or 1%                      0.00         0.00         2.02         2.02         2.02         0.65         0.65         0.69
Open                               0.00         0.00         0.00         0.00         0.86         0.00         0.91         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Balance of Mortgage Loans        710.06       703.68       696.52       688.68       680.07       653.29       643.51       604.20
($mm)
% OF CUTOFF BALANCE              100.00%       99.10%       98.09%       96.99%       95.78%       92.01%       90.63%       85.09%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                       MARCH        MARCH        MARCH        MARCH        MARCH        MARCH        MARCH         MARCH
RESTRICTIONS                      2010         2011         2012         2013         2014         2015         2016         2017
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           99.31%       84.64%       40.84%      100.00%      100.00%      100.00%      100.00%      100.00%
> of YM or 1%                      0.69         0.00         0.00         0.00         0.00         0.00         0.00         0.00
Open                               0.00        15.36        59.16         0.00         0.00         0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Balance of Mortgage Loans        593.31       572.63        14.25         5.44         5.03         4.59         4.11         3.60
($mm)
% OF CUTOFF BALANCE               83.56%       80.64%        2.01%        0.77%        0.71%        0.65%        0.58%        0.51%
------------------------------------------------------------------------------------------------------------------------------------

(a)  Table calculated using modeling assumptions.
(b)  Differences in totals may exist due to rounding.

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
     (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND
            YIELD MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
            0% CPR        25% CPR        50% CPR        75% CPR        100% CPR
--------------------------------------------------------------------------------
A-1          5.70          5.69           5.69           5.67            5.60
A-2          9.52          9.50           9.49           9.47            9.31
B            9.78          9.78           9.77           9.72            9.53
C            9.78          9.78           9.78           9.78            9.53
D            9.78          9.78           9.78           9.78            9.59
E            9.78          9.78           9.78           9.78            9.61
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                        PERCENTAGE                                              AVERAGE    WEIGHTED
                                                            OF                                    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                   AGGREGATE                     WEIGHTED     AVERAGE      TERM TO    CUT-OFF
RANGE OF CUT-OFF DATE       MORTGAGE    CUT-OFF DATE     CUT-OFF    AVERAGE CUT-OFF    AVERAGE    MORTGAGE     MATURITY    DATE LTV
BALANCES ($)                  LOANS        BALANCE     DATE BALANCE   DATE BALANCE      DSCR        RATE         (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
1,397,128 - 1,999,999            11      $18,639,971         2.63%     $1,694,543         1.43x       7.364%      111.3       68.93%
2,000,000 - 2,999,999            20       51,084,207         7.19       2,554,210         1.29        7.419       123.1       73.84
3,000,000 - 3,999,999            16       56,424,440         7.95       3,526,528         1.32        7.287       121.2       73.84
4,000,000 - 4,999,999            12       54,611,953         7.69       4,550,996         1.38        7.290       115.0       73.25
5,000,000 - 6,999,999            10       63,052,624         8.88       6,305,262         1.39        7.450       104.9       74.97
7,000,000 - 9,999,999            18      157,911,272        22.24       8,772,848         1.40        7.338       107.1       71.46
10,000,000 - 14,999,999          14      162,907,918        22.94      11,636,280         1.38        7.321       114.5       71.69
15,000,000 - 19,999,999           4       68,396,710         9.63      17,099,178         1.28        7.473       113.0       71.79
20,000,000 - 29,999,999           2       43,607,986         6.14      21,803,993         1.29        7.408       114.5       77.11
30,000,000 - 33,420,707           1       33,420,707         4.71      33,420,707         1.64        7.500       116.0       61.89
                                ---     ------------      -------
TOTAL/WTD. AVG.                 108     $710,057,789       100.00%     $6,573,458         1.37X       7.368%      113.0       72.19%
                                ===     ============       =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (a)
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                  PERCENTAGE                                    WEIGHTED     REMAINING     AVERAGE
                      NUMBER OF                  OF AGGREGATE                       WEIGHTED    AVERAGE       TERM TO      CUT-OFF
                      MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF     AVERAGE     MORTGAGE     MATURITY     DATE LTV
PROPERTY STATE        PROPERTIES     BALANCE        BALANCE       DATE BALANCE        DSCR         RATE        (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
California                 18     $88,134,747         12.41%        $4,896,375          1.36x       7.360%      100.1        69.24%
Texas                       8      76,099,849         10.72          9,512,481          1.31        7.292       111.3        75.56
Florida                     9      55,017,493          7.75          6,113,055          1.29        7.265       115.0        72.68
New Jersey                  5      49,434,672          6.96          9,886,934          1.32        7.479       114.1        72.95
New York                    6      43,255,276          6.09          7,209,213          1.36        7.078       115.8        66.62
Washington                  4      43,014,876          6.06         10,753,719          1.56        7.467       115.7        65.11
Arizona                     4      41,013,282          5.78         10,253,321          1.29        7.550       106.3        75.03
Massachusetts               3      34,203,538          4.82         11,401,179          1.52        7.664       112.9        68.83
Maryland                   11      29,044,769          4.09          2,640,434          1.37        7.398       133.4        77.06
Louisiana                   4      28,373,698          4.00          7,093,425          1.45        7.365       121.7        74.95
Georgia                     5      21,281,841          3.00          4,256,368          1.30        7.411       114.7        77.47
Michigan                    4      21,016,413          2.96          5,254,103          1.32        7.744       110.2        69.88
Oregon                      3      20,918,694          2.95          6,972,898          1.23        7.162       105.3        77.18
Mississippi                 3      18,663,394          2.63          6,221,131          1.36        7.351       116.2        71.93
North Carolina              3      16,815,406          2.37          5,605,135          1.39        7.207       113.1        73.92
Virginia                    3      16,348,680          2.30          5,449,560          1.68        7.478       113.3        70.49
Alabama                     2      13,348,723          1.88          6,674,361          1.33        6.819       116.5        79.23
Ohio                        2      10,474,490          1.48          5,237,245          1.33        7.275       102.5        74.84
Colorado                    2      10,404,473          1.47          5,202,237          1.51        7.476       114.9        69.80
Utah                        1       9,667,182          1.36          9,667,182          1.58        7.200       121.0        52.26
Hawaii                      1       9,581,029          1.35          9,581,029          1.28        7.250       118.0        73.08
Tennessee                   2       8,057,647          1.13          4,028,824          1.61        7.421       114.6        72.73
Nevada                      1       7,996,168          1.13          7,996,168          1.28        7.630       109.0        77.63
Wisconsin                   2       7,342,502          1.03          3,671,251          1.44        7.425       113.6        73.47
South Carolina              2       6,648,002          0.94          3,324,001          1.29        7.236       116.0        76.92
Idaho                       2       6,164,257          0.87          3,082,129          1.23        7.240       116.0        78.29
Oklahoma                    2       5,037,143          0.71          2,518,571          1.25        7.515       173.3        78.72
Montana                     2       4,606,730          0.65          2,303,365          1.52        7.103       116.6        76.19
Pennsylvania                1       2,991,130          0.42          2,991,130          1.29        7.710       115.0        73.86
Illinois                    1       2,633,924          0.37          2,633,924          1.74        7.490       114.0        69.88
Connecticut                 1       2,467,762          0.35          2,467,762          1.29        7.750       115.0        74.78
                          ---     -----------        ------
TOTAL/ WTD. AVG.          117    $710,057,789        100.00%        $6,068,870          1.37X       7.368%      113.0        72.19%
                          ===    ============        =======
------------------------------------------------------------------------------------------------------------------------------------


(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off date balance based on the allocated loan amount.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


WA           6.06%
OR           2.95%
CA          12.41%
MT           0.65%
ID           0.87%
NV           1.13%
UT           1.36%
AZ           5.78%
CO           1.47%
HI           1.35%
OK           0.71%
TX          10.72%
LA           4.00%
WI           1.03%
IL           0.37%
MS           2.63%
MI           2.96%
TN           1.13%
AL           1.88%
OH           1.48%
GA           3.00%
NY           6.09%
PA           0.42%
VA           2.30%
NC           2.37%
SC           0.94%
FL           7.75%
MA           4.82%
CT           0.35%
NJ           6.96%
MD           4.09%


California                 12.41%
Texas                      10.72%
Florida                     7.75%
New Jersey                  6.96%
New York                    6.09%
Washington                  6.06%
Arizona                     5.78%
Massachusetts               4.82%
Other (a)                  39.42%

(a)  Other includes 23 states.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                   PERCENTAGE                                   WEIGHTED     REMAINING    AVERAGE
                      NUMBER OF                   OF AGGREGATE     AVERAGE        WEIGHTED       AVERAGE       TERM TO    CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE      AVERAGE      MORTGAGE      MATURITY     DATE LTV
PROPERTY TYPE         PROPERTIES     BALANCE         BALANCE       BALANCE          DSCR          RATE         (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
Multifamily (a)            44     $214,770,501          30.25%    $4,881,148          1.32x        7.048%       109.0         76.09%
Anchored Retail            23      158,774,357          22.36      6,903,233          1.34         7.439        112.6         74.95
Office                     18      127,675,677          17.98      7,093,093          1.34         7.570        109.5         69.54
Industrial                 17      118,138,699          16.64      6,949,335          1.46         7.526        114.9         67.18
Hospitality                 3       31,481,226           4.43     10,493,742          1.73         7.848        109.6         71.89
Unanchored Retail (b)       9       30,224,814           4.26      3,358,313          1.23         7.505        152.6         72.64
Mixed Use                   2       17,662,314           2.49      8,831,157          1.68         7.073        116.8         61.29
Land                        1       11,330,201           1.60     11,330,201          1.01         7.260        114.0         58.10
                            -                          ------
TOTAL/WTD. AVG.           117     $710,057,789         100.00%    $6,068,870          1.37X        7.368%       113.0         72.19%
                          ===     ============         =======
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes three properties for a total of $11.1 million (1.57% of Aggregate Cut-Off Date Balance) that are Manufactured Housing properties.
(b) Includes three properties for a total of $8.3 million (1.16% of Aggregate Cut-Off Date Balance) that are Credit Tenant Lease properties.


Multifamily (a)            30.25%
Anchored Retail            22.36%
Office                     17.98%
Industrial                 16.64%
Hospitality                 4.43%
Unanchored Retail (b)       4.26%
Mixed Use                   2.49%
Land                        1.60%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                             AVERAGE
                                                PERCENTAGE                                                  REMAINING     WEIGHTED
RANGE OF DEBT      NUMBER OF                   OF AGGREGATE      AVERAGE                      WEIGHTED       TERM TO       AVERAGE
SERVICE            MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE      MATURITY    CUT-OFF DATE
COVERAGE RATIOS      LOANS         BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE     (MOS)       LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.09x(a)         2        $14,644,320        2.06%      $7,322,160         1.01x         7.357%         153.2        66.08%
1.10 - 1.19 (b)         3          7,021,774        0.99        2,340,591         1.15          7.664          191.5        77.23
1.20 - 1.29            46        292,740,263       41.23        6,363,919         1.26          7.311          108.5        75.38
1.30 - 1.39            30        201,977,090       28.45        6,732,570         1.34          7.404          114.1        72.94
1.40 - 1.49             9         40,976,292        5.77        4,552,921         1.44          7.362          105.6        73.97
1.50 - 1.59             6         40,122,172        5.65        6,687,029         1.53          7.352          116.7        64.79
1.60 - 1.69             6         64,152,158        9.03       10,692,026         1.64          7.577          113.8        65.43
1.70 - 1.79             4         36,736,154        5.17        9,184,039         1.74          7.173          115.4        63.72
1.90 - 1.99             1          9,711,626        1.37        9,711,626         1.93          7.625          111.0        70.89
2.20 - 2.29x            1          1,975,938        0.28        1,975,938         2.20          7.060          117.0        44.91
                      ---       ------------      ------
TOTAL/WTD.AVG.        108       $710,057,789      100.00%      $6,574,609         1.37X         7.368%         113.0        72.19%
                      ===       ============      =======
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes one Credit Tenant Lease loan representing 0.47% of the Aggregate Cut-Off Date Balance and one Land loan representing 1.60% of the Aggregate Cut-Off Date Balance.
(b) Includes two Credit Tenant Lease loans representing 0.70% of the Aggregate Cut-Off Date Balance.

--------------------------------------------------------------------------------
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                             AVERAGE
                                                PERCENTAGE                                                  REMAINING     WEIGHTED
RANGE OF CUT-OFF    NUMBER OF                  OF AGGREGATE      AVERAGE                      WEIGHTED       TERM TO       AVERAGE
DATE LOAN TO        MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE      MATURITY    CUT-OFF DATE
VALUE RATIOS          LOANS        BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE     (MOS)       LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
40.00 - 49.99%             1      $1,975,938         0.28%     $1,975,938         2.20x         7.060%        117.0         44.91%
50.00 - 54.99              3      15,049,949         2.12       5,016,650         1.54          7.384         118.6         53.02
55.00 - 59.99              4      30,560,400         4.30       7,640,100         1.42          7.123         116.0         59.12
60.00 - 64.99              8      77,155,930        10.87       9,644,491         1.58          7.483         114.2         62.59
65.00 - 69.99             15     121,982,187        17.18       8,132,146         1.38          7.391         113.8         67.77
70.00 - 74.99 (a)         31     187,533,567        26.41       6,049,470         1.39          7.600         111.4         73.46
75.00 - 79.99 (b)         45     272,485,699        38.38       6,055,238         1.28          7.190         110.7         78.46
90.00 - 93.36% (c)         1       3,314,119         0.47       3,314,119         1.00          7.690         287.0         93.36
                         ---                       ------
TOTAL/WTD.AVG.           108    $710,057,789       100.00%     $6,574,609         1.37X         7.368%        113.0         72.19%
                         ===    ============       =======
------------------------------------------------------------------------------------------------------------------------------------


(a) Includes one Credit Tenant Lease loan representing 0.32% of the Aggregate Cut-Off Date Balance.
(b) Includes one Credit Tenant Lease loan representing 0.37% of the Aggregate Cut-Off Date Balance.
(c) Includes one Credit Tenant Lease loans representing 0.47% of the Aggregate Cut-Off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                  PERCENTAGE                                                WEIGHTED
                                                      OF                                                     AVERAGE       WEIGHTED
                                                   AGGREGATE                                  WEIGHTED      REMAINING      AVERAGE
                      NUMBER OF                     CUT-OFF       AVERAGE                     AVERAGE        TERM TO       CUT-OFF
RANGE OF MORTGAGE      MORTGAGE    CUT-OFF DATE      DATE      CUT-OFF DATE     WEIGHTED      MORTGAGE      MATURITY       DATE LTV
INTEREST RATES          LOANS         BALANCE       BALANCE       BALANCE     AVERAGE DSCR      RATE          (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
  6.5000 - 6.7499%          2       $17,960,000        2.53%    $8,980,000         1.30x         6.680%       117.0           77.97%
  6.7500 - 6.9999          12        85,959,055       12.11      7,163,255         1.32          6.875        106.2           76.53
  7.0000 - 7.2499          29       127,278,551       17.93      4,388,916         1.40          7.122        113.1           70.73
  7.2500 - 7.4999          31       245,237,945       34.54      7,910,901         1.33          7.382        114.7           72.30
  7.5000 - 7.7499          21       165,941,174       23.37      7,901,961         1.42          7.588        113.5           70.83
  7.7500 - 7.9999           9        39,988,269        5.63      4,443,141         1.42          7.907        116.2           72.24
  8.0000 - 8.2499           2        12,183,564        1.72      6,091,782         1.55          8.015        109.4           72.90
  8.2500 - 8.4999           1         9,916,145        1.40      9,916,145         1.39          8.250        105.0           61.98
  8.7500 - 8.9999           1         5,593,086        0.79      5,593,086         1.24          8.790        117.0           71.25
                          ---      ------------      ------
TOTAL/WTD. AVG.           108      $710,057,789      100.00%    $6,574,609         1.37X         7.368%       113.0           72.19%
                          ===      ============      =======
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE    WEIGHTED
                                                    PERCENTAGE                                  WEIGHTED      REMAINING   AVERAGE
RANGE OF REMAINING      NUMBER OF                  OF AGGREGATE     AVERAGE                     AVERAGE        TERM TO    CUT-OFF
AMORTIZATION TERMS      MORTGAGE       CUT-OFF     CUT-OFF DATE     CUT-OFF       WEIGHTED      MORTGAGE      MATURITY    DATE LTV
(MOS)                     LOANS      DATE BALANCE     BALANCE     DATE BALANCE  AVERAGE DSCR      RATE          (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
  201 - 220                  1         $2,301,664       0.32%      $2,301,664        1.14x        7.800%       220.0         74.25%
  221 - 240                  3          8,761,904       1.23        2,920,635        1.23         7.225        149.9         76.95
  281 - 300                 16         97,501,781      13.73        6,093,861        1.41         7.478        119.6         74.07
  301 - 320                  1          9,000,000       1.27        9,000,000        1.27         6.800        117.0         76.92
  321 - 340                  4         33,447,536       4.71        8,361,884        1.27         6.770        117.0         78.61
  341 - 360                 83        559,044,905      78.73        6,735,481        1.38         7.394        110.6         71.31
                           ---       ------------     ------
TOTAL/WTD. AVG.            108       $709,933,417     100.00%      $6,574,609        1.37X        7.368%       113.0         72.19%
                           ===       ============     =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                      PERCENTAGE                                             AVERAGE       WEIGHTED
                                                          OF         AVERAGE                   WEIGHTED     REMAINING      AVERAGE
                         NUMBER OF                    AGGREGATE      CUT-OFF     WEIGHTED      AVERAGE       TERM TO       CUT-OFF
RANGE OF ORIGINAL TERM    MORTGAGE    CUT-OFF DATE     CUT-OFF        DATE        AVERAGE      MORTGAGE      MATURITY      DATE LTV
TO MATURITY (MOS)          LOANS         BALANCE     DATE BALANCE    BALANCE       DSCR          RATE         (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
41 - 60                       3        $18,445,982       2.60%     $6,148,661        1.31x       7.392%         53.2         75.78%
81 - 100                      6         31,348,163       4.41       5,224,694        1.26        7.317          78.5         76.81
101 - 120                    95        642,335,417      90.46       6,761,425        1.38        7.367         114.6         72.02
121 - 140                     1          9,667,182       1.36       9,667,182        1.58        7.200         121.0         52.26
221 - 240                     2          4,946,927       0.70       2,473,463        1.13        7.800         223.2         76.15
281 - 300                     1          3,314,119       0.47       3,314,119        1.00        7.690         287.0         93.36
                            ---       ------------     ------
TOTAL/WTD. AVG.             108       $710,057,789     100.00%     $6,574,609        1.37X       7.368%        113.0         72.19%
                            ===       ============     =======
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                                WEIGHTED
                                                        PERCENTAGE                                              AVERAGE     WEIGHTED
                                                            OF         AVERAGE                    WEIGHTED     REMAINING    AVERAGE
                           NUMBER OF                    AGGREGATE      CUT-OFF                    AVERAGE       TERM TO     CUT-OFF
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE     CUT-OFF        DATE        WEIGHTED      MORTGAGE      MATURITY    DATE LTV
TERMS TO MATURITY (MOS)      LOANS         BALANCE     DATE BALANCE    BALANCE    AVERAGE DSCR      RATE         (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
51 - 60                         3        $18,445,982       2.60%     $6,148,661       1.31x        7.392%         53.2       75.78%
71 - 80                         3         18,324,862       2.58       6,108,287       1.25         7.491          76.7       76.78
81 - 90                         3         13,023,301       1.83       4,341,100       1.27         7.071          81.0       76.85
101 - 110                       7         59,399,693       8.37       8,485,670       1.46         7.786         108.6       71.12
111 - 120                      88        582,935,723      82.10       6,624,270       1.37         7.325         115.2       72.11
121 - 130                       1          9,667,182       1.36       9,667,182       1.58         7.200         121.0       52.26
211 - 220                       1          2,301,664       0.32       2,301,664       1.14         7.800         220.0       74.25
221 - 230                       1          2,645,262       0.37       2,645,262       1.13         7.800         226.0       77.80
281 - 290                       1          3,314,119       0.47       3,314,119       1.00         7.690         287.0       93.36
                              ---        -----------    -------
TOTAL/WTD. AVG.               108       $710,057,789     100.00%     $6,574,609       1.37X        7.368%        113.0       72.19%
                              ===       ============     =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.



This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                      PERCENTAGE      AVERAGE                   WEIGHTED     REMAINING     AVERAGE
                          NUMBER OF                  OF AGGREGATE     CUT-OFF     WEIGHTED      AVERAGE       TERM TO     CUT-OFF
                          MORTGAGE    CUT-OFF DATE   CUT-OFF DATE      DATE        AVERAGE      MORTGAGE     MATURITY     DATE LTV
AMORTIZATION TYPE           LOANS        BALANCE        BALANCE       BALANCE       DSCR          RATE         (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
Amortizing Balloon (a)        98      $634,689,762       89.39%     $6,476,426        1.38x        7.388%      111.3          72.40%
Hyperamortizing                7        67,106,981        9.44       9,568,712        1.34         7.126       112.1          68.80
Fully Amortizing               3         8,261,046        1.16       2,753,682        1.08         7.756       248.8          83.05
                            ----      ------------      ------
TOTAL/WTD. AVG.              108      $710,057,789      100.00%     $6,574,609        1.37X       7.368%       113.0          72.19%
                             ===      ============      =======
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes seven loans with interest only periods of up to 60 months (8.06% of UPB).

--------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                        PERCENTAGE                                            AVERAGE     WEIGHTED
                                                            OF         AVERAGE                    WEIGHTED   REMAINING    AVERAGE
                            NUMBER OF                   AGGREGATE      CUT-OFF                    AVERAGE     TERM TO     CUT-OFF
                            MORTGAGE    CUT-OFF DATE     CUT-OFF        DATE        WEIGHTED      MORTGAGE    MATURITY    DATE LTV
PREPAYMENT PROVISION          LOANS        BALANCE     DATE BALANCE    BALANCE    AVERAGE DSCR      RATE       (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
Defeasance                     106      $695,696,914      97.98%     $6,562,178        1.37x        7.372%      113.9       72.10%
Greater of YM or 1% of UPB       2        14,360,876       2.02       7,180,438        1.27         7.161        72.1       76.39
                               ---      ------------      -----
TOTAL/WTD. AVG.                108      $710,057,789     100.00%     $6,574,609        1.37X        7.368%      113.0       72.19%
                               ===      ============     =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                            3301 SOUTH NORFOLK STREET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $33,500,000         $33,420,707

% OF POOL BY UPB          4.71%

ORIGINATOR:               GMAC Commercial Mortgage Corporation ("GMACCM")

NOTE DATE:                September 28, 2001

INTEREST RATE:            7.500%

AMORTIZATION:             30 years

MATURITY DATE:            October 5, 2011

BORROWER/SPONSOR:         Sea-Tuk Warehouse, LLC, a bankruptcy remote, special
                          purpose entity sponsored by Associated Grocers, Inc.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Hard Lockbox

RESERVES                  Upfront:
                          --------
                          The loan was structured with a $3,500,000 TI/LC deposit at closing in the form of a Letter of Credit. With further monthly deposits, this reserve is scheduled to grow to approximately $6,000,000 by the end of the loan's term.

                          Immediate Repairs:              $76,250
                          Real Estate Tax:                $55,656
                          Insurance:                      $74,297

                          Monthly:
                          --------
                          Real Estate Tax:                $55,656
                          Insurance:                      $50,347
                          TI/LC:                          $20,834
                          Replacement:                    $12,915
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Industrial

LOCATION:                      Seattle, WA

YEAR BUILT / RENOVATED:        1955-1991 / Ongoing

THE COLLATERAL:                A 1,033,211 square foot industrial distribution
                               center, whose single tenant is Associated
                               Grocers, Inc., under a bondable NNN lease expiring in July 2031. The property consists of eight primary buildings and additional ancillary buildings.

PROPERTY MANAGEMENT:           The property is self-managed by Associated
                               Grocers, Inc.

CURRENT OCCUPANCY (09/27/01):  100%

UNDERWRITTEN NET CASH FLOW:    $4,596,529

APPRAISED VALUE:               $54,000,000

APPRAISAL DATE:                June 5, 2001

CUT-OFF DATE LOAN/SF:          $32.35

CUT-OFF DATE LTV:              61.89%

BALLOON LTV:                   54.80%

UWNCF DSCR:                    1.64x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                              SOUTHLAKE TOWN SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------

PRINCIPAL BALANCE:        $22,760,000         $22,686,317

% OF POOL BY UPB:         3.20%

ORIGINATOR:               Archon Financial, LP ("Archon")

NOTE DATE:                August 24, 2001

INTEREST RATE:            7.370%

AMORTIZATION:             30 years

MATURITY DATE:            September 1, 2011

BORROWER:                 SL Venture West II, L.P., a bankruptcy remote, special
                          purpose entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

RESERVES:                 Upfront
                          -------
                          Real Estate Tax:               $340,614
                          Insurance:                      $15,233

                          Monthly
                          -------
                          Real Estate Tax:                $42,577
                          TI/LC:                           $8,500
                          Replacement:                     $1,173
                          Insurance:                       $1,693
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Southlake, TX

YEAR BUILT / RENOVATED:        1998 - 2001 / NAP

THE COLLATERAL:                A 140,699 square foot open air retail center
                               which surrounds the City of Southlake Town Hall and County Courthouse.

PROPERTY MANAGEMENT:           The property is managed by Cooper & Stebbins,
                               L.P.

CURRENT OCCUPANCY (12/31/01):  96%

UNDERWRITTEN NET CASH FLOW:    $2,392,128

APPRAISED VALUE:               $28,600,000

APPRAISAL DATE:                July 2, 2001

CUT-OFF DATE LOAN / SF:        $161.24

CUT-OFF DATE LTV:              79.32%

BALLOON LTV:                   70.06%

UWNCF DSCR:                    1.27x

--------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------
                             FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENT
---------------------------------------------------------------------------------------------------------
                                       LEASE          TENANT GLA                      APPROXIMATE % OF
TENANT                            EXPIRATION DATE     (SQ. FT.)        % OF GLA        TOTAL BASE RENT
---------------------------------------------------------------------------------------------------------
Container Store                       2/28/12            23,976           17.04%            15.70%
---------------------------------------------------------------------------------------------------------
Harold's Stores of Texas              3/31/11             6,131            4.36              5.90
---------------------------------------------------------------------------------------------------------
Mi Cocina                             6/30/09             5,782            4.11              4.36
---------------------------------------------------------------------------------------------------------
Williams Sonoma                       1/31/09             5,000            3.55              4.27
---------------------------------------------------------------------------------------------------------
Corner Bakery                         3/31/09             4,626            3.29              3.84
---------------------------------------------------------------------------------------------------------
TOTAL                                                    45,515           32.35%            34.08%
---------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTUAL AND COLLATERAL TERM SHEET
                            LAKEWOOD SHOPPING PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------

PRINCIPAL BALANCE:        $21,000,000         $20,921,669

% OF POOL BY UPB          2.95%

ORIGINATOR:               GMACCM

NOTE DATE:                August 2, 2001

INTEREST RATE:            7.450%

AMORTIZATION:             30 Years

MATURITY DATE:            August 5, 2011

BORROWER:                 Lakewood Plaza 9 Associates, L.P., a bankruptcy
                          remote, special purpose entity, sponsored by Kramont
                          Realty Trust (NYSE: KRT).

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Springing Lockbox

RESERVES:                 Upfront
                          -------
                          Real Estate Tax:                $71,370
                          Insurance:                       $9,900

                          Monthly
                          -------
                          TI/LC:                          $10,058
                          Replacement:                     $2,531
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Lakewood, NJ

YEAR BUILT / RENOVATED:        1969-1972 & 1994 / 1999

THE COLLATERAL:                A 203,099 square foot neighborhood shopping
                               center.

PROPERTY MANAGEMENT:           The property is managed by the Kramont Operating
                               Partnership.

CURRENT OCCUPANCY (10/03/01):  100%

UNDERWRITTEN NET CASH FLOW:    $2,315,968

APPRAISED VALUE:               $28,000,000

APPRAISAL DATE:                May 17, 2001

CUT-OFF DATE LOAN / SF:        $103.01

CUT-OFF DATE LTV:              74.72%

BALLOON LTV:                   66.17%

UWNCF DSCR:                    1.32x

--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
               FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENT
---------------------------------------------------------------------------------------------------------
                           LEASE                                                      APPROXIMATE % OF
TENANT                 EXPIRATION DATE     TENANT GLA (SQ. FT.)        % OF GLA        TOTAL BASE RENT
---------------------------------------------------------------------------------------------------------
Shoprite                   2/28/10                 76,577                 37.70%            42.07%
---------------------------------------------------------------------------------------------------------
Odd Job Trading            7/31/02                 13,451                  6.62              7.30
---------------------------------------------------------------------------------------------------------
Staples (a)                2/28/09                 14,890                  7.33              5.12
---------------------------------------------------------------------------------------------------------
R&S Strauss Inc.          12/31/07                 13,790                  6.79              4.99
---------------------------------------------------------------------------------------------------------
D&K Stores, Inc.           1/1/05                   8,088                  3.98              3.62
---------------------------------------------------------------------------------------------------------
TOTAL                                             126,796                 62.43%            63.10%
---------------------------------------------------------------------------------------------------------

 (a) Staples subleases its space to three subtenants (Judaica Plaza, DE Jones, and Rainbow Store)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTUAL AND COLLATERAL TERM SHEET
                              BOCA INDUSTRIAL PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------

PRINCIPAL BALANCE:        $20,000,000         $19,914,126

% OF POOL BY UPB          2.80%

ORIGINATOR:               German American Capital Corporation

NOTE DATE:                June 28, 2001

INTEREST RATE:            7.450%

AMORTIZATION:             30 years

MATURITY DATES:           July 1, 2011

BORROWER/SPONSOR:         Boca Industrial Park, Ltd., a bankruptcy remote,
                          special purpose entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Springing Lockbox

RESERVES                  Upfront:
                          --------
                          At closing the Borrower posted two letters of credit in the amounts of $2,000,000 and $500,000. The $2,000,000 earnout letter of credit is to be released upon the achievement of a 1.25x DSCR on a trailing twelve-month basis. The $500,000 leasing letter of credit is to be released upon the leasing of certain vacant space at the property.

                          Real Estate Taxes:             $262,214
                          Insurance:                      $28,156


                          Monthly:
                          --------
                          Real Estate Taxes:              $29,135
                          Insurance:                      $14,078
                          Replacement:                     $6,434
                          Rollover:                        $9,008
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Industrial

LOCATION:                     Boca Raton, FL

YEAR BUILT / RENOVATED:       1984 / NAP

THE COLLATERAL:               A 386,846 sf industrial / flex property located in
                              Boca Raton, FL.

PROPERTY MANAGEMENT:          The property is managed by Danburg Management
                              Corporation, an affiliate of the borrower.

CURRENT OCCUPANCY (1/29/02):  90.6%

AGGREGATE UNDERWRITTEN NET    $1,922,933
CASH FLOW:

APPRAISED VALUE:              $27,000,000

APPRAISAL DATE:               June 7, 2001

CUT-OFF DATE LOAN/SF:         $51.48

CUT-OFF DATE LTV (a):         66.35%

BALLOON LTV:                  65.36%

UWNCF DSCR (B):               1.25x

--------------------------------------------------------------------------------
(a) Based on the cut-off date balance net of the earnout letter of credit.
(b) Based on the release conditions stipulated in the earnout letter of credit.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                      STRUCTUAL AND COLLATERAL TERM SHEET
                              HOLMES HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------

PRINCIPAL BALANCE:        $16,740,000         $16,680,254

% OF POOL BY UPB          2.35%

ORIGINATOR:               GMACCM

NOTE DATE:                July 16, 2001

INTEREST RATE:            7.610%

AMORTIZATION:             30 years

MATURITY DATE:            August 5, 2011

BORROWER:                 ACRE HPC, LLC, a bankruptcy remote, special purpose
                          entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Soft Lockbox

RESERVES:                 Upfront:
                          --------
                          Real Estate Taxes:               $8,685
                          Insurance:                       $5,347
                          TI/LC:                         $700,000
                          Immediate Repairs:              $30,000

                          Monthly:
                          --------

                          Real Estate Taxes:               $2,171
                          Insurance:                         $795
                          Replacement / TI/LC (a):         $8,333
--------------------------------------------------------------------------------

(a) Once funds in the replacement reserve equal or exceed $62,500 additional monthly deposits will be deposited into the TI/LC reserve.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Industrial

LOCATION:                       Milford, MA

YEAR BUILT / RENOVATED:         2000 / NAP

THE COLLATERAL:                 A two-story, 90,000 square foot office building
                                and a one-story, 327,000 square foot
                                warehouse/R&D building.

PROPERTY MANAGEMENT:            The property is self-managed by the Holmes
                                Product Group, Inc.

CURRENT OCCUPANCY (05/31/01):   100%

UNDERWRITTEN NET CASH FLOW:     $1,925,667

APPRAISED VALUE:                $24,300,000

APPRAISAL DATE:                 April 9, 2001

CUT-OFF DATE LOAN/SF:           $40.00

CUT-OFF DATE LTV:               68.64%

BALLOON LTV:                    61.02%

UWNCF DSCR:                     1.36x

--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Banc Alex. Brown Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D

                         GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or

Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


U. S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U. S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, is agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


 o will be paid only from the assets of the trust created for that series; and


 o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


 o multifamily or commercial mortgage loans; or


 o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


 o a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS JUNE 26, 2001

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:


 o this prospectus, which provides general information, some of which may not apply to your series of certificates; and


 o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:


     o the timing of interest and principal payments;


     o financial and other information about the mortgage loans;


     o any credit enhancement for each class;


     o the ratings for each class; and


     o the method for selling the certificates.


     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.


     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.


     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 114 in this prospectus.

                               TABLE OF CONTENTS




                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5
RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11


                                             PAGE
                                            -----
DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
    prospectus supplements ..............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17
YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23
THE DEPOSITOR ...........................     25
GMAC COMMERCIAL
 MORTGAGE CORPORATION                         26
DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31
    Termination; Retirement of
       Certificates .....................     33

                                               PAGE
                                              -----
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56
DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59
LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60
    Personalty ............................     61


                                               PAGE
                                              -----
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70
FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     92
STATE AND OTHER TAX
 CONSEQUENCES .............................    102
ERISA CONSIDERATIONS ......................    102
    Plan Asset Regulations ................    103
    Prohibited Transaction
       Exemption ..........................    104
    Representation from Investing
       Plans ..............................    107
    Tax Exempt Investors ..................    108
LEGAL INVESTMENT ..........................    108
USE OF PROCEEDS ...........................    110
METHOD OF DISTRIBUTION ....................    110
LEGAL MATTERS .............................    112
FINANCIAL INFORMATION .....................    112
WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    112
REPORTS TO
 CERTIFICATEHOLDERS .......................    112
INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    112
RATING ....................................    113
GLOSSARY ..................................    114

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND
OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER
AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

 o     the initial principal balance if that class receives principal;

 o     the initial interest rate if that class receives interest;

 o     whether that class is subordinated;

 o whether each class will receive distributions from all or a portion of the mortgage loans; and

 o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

 o     priority in receiving interest payments;

 o     payment dates;

 o     interest rates; or

 o     methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

 o     its priority of principal payments;

 o     periods during which certificateholders receive principal payments;

 o the amount of scheduled principal it is entitled to receive on each payment date; or

 o the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

 o     whether credit support covers any classes of certificates;

 o     the type, amount and extent of coverage;

 o     the identity of any entity providing the coverage; and

 o     the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND  The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR    certificates, but they are not required to do
CERTIFICATES                    so. A secondary market for your certificates may
                                not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.


THE CERTIFICATES WILL ONLY BE  The certificates will represent interests
PAID FROM TRUST ASSETS         only in the trust established for that series.
                               The certificates will not represent an obligation of the depositor, GMAC Commercial Mortgage
                               Corporation or any of their affiliates. Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.


THE CERTIFICATES ARE NOT       Unless so specified in your prospectus
GUARANTEED                     supplement, no governmental agency or any other
                               person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.


INVESTMENT IN COMMERCIAL AND   Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS  number of higher balance loans than would a pool
RISKIER THAN INVESTMENT IN     of single-family loans of comparable aggregate
SINGLE-FAMILY MORTGAGE LOANS   unpaid principal balance. Accordingly, the
                               concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the Trust--Default and Loss
                               Considerations for the Mortgage Loans" in this prospectus.

                               In contrast to single-family loans, the ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                               Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:


                                o changes in general or local economic
                                  conditions or specific industry segments;

                                o declines in real estate values;


                                o declines in rental or occupancy rates;


                                o increases in interest rates, real estate tax
                                  rates and other operating expenses;


                                o changes in governmental rules, regulations
                                  and fiscal policies, including environmental legislation; and


                                o natural disasters and civil disturbances such
                                  as earthquakes, hurricanes, floods, eruptions or riots.

                               Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.


MODIFICATIONS TO MORTGAGE      To maximize recoveries on defaulted mortgage OR
LOANS EXTENSIONS OF THE        loans, the master servicer or a special servicer
MATURITY DATE AGREED           may, under certain limited circumstances, extend
TO BY THE SERVICER             the maturity date of and otherwise modify
MAY NOT ULTIMATELY             mortgage loans that are in default or as to which
INCREASE THE                   a payment default is reasonably foreseeable. See
PRESENT VALUE OF PROCEEDS TO   "The Pooling and Servicing Agreements
CERTIFICATEHOLDERS             --Realization Upon Defaulted Mortgage Loans"
                               in this prospectus. There is no guarantee, however, that an extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.


                               See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.


CREDIT SUPPORT IS LIMITED      The prospectus supplement for your series of
                               certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.


                               Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:


                               o The amount of coverage usually is limited.


                               o The amount of coverage usually will be
                                 reduced over time according to a schedule or formula.

                               o Credit support may not cover all potential
                                 losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.


                               o Credit support may provide coverage only to
                                 some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.


                               o If the applicable rating agencies believe
                                 that the rating on the certificates will not be adversely affected, credit support may be reduced or terminated without the consent of certificateholders.


                               o The loss experience on the related mortgage
                                 assets underlying your certificates may
                                 exceed the levels of losses covered by the amount of credit support for your certificates. If this happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See "Description of the
                                 Certificates--Allocation of Losses and
                                 Shortfalls" and "Description of Credit
                                 Support" in this prospectus.


EACH CLASS OF CERTIFICATES     The price you paid for your certificates and
WILL HAVE DIFFERENT YIELD      the rate of principal payments on the
AND PREPAYMENT CONSIDERATIONS  mortgage assets in the applicable trust will affect the yield to maturity of your
                               certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:


                               o classes that receive distributions of
                                 interest or principal commencing only after the occurrence of specific events;


                               o classes that are only entitled to receive
                                 distributions of interest accrued on a
                                 notional principal balance;


                               o classes that are entitled to receive
                                 disproportionately small or no interest
                                 distributions;


                               o certificates with a pass-through rate that
                                 fluctuates inversely with an index; or


                               o classes of a series that includes multiple
                                 classes of certificates.


                               The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND      If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS TO   the related mortgage loan typically will be
CERTIFICATEHOLDERS             secured by an assignment of leases and rents.
                               Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.
                               Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL CONDITIONS MAY   Real property pledged as security for a mortgage
SUBJECT THE MORTGAGED PROPERTY loan may be subject to environmental risks.
TO LIENS OR IMPOSE COSTS       Under   some state laws, contamination of real
ON THE PROPERTY OWNER          property may give rise to a lien on the property
                               to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal
                               Comprehensive Environmental Response,
                               Compensation and Liability Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

 o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

 o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

 o available information as to the period of the delinquency or non-performance;

 o any forbearance arrangement then in effect;

 o the condition of the related mortgaged property; and

 o the ability of the mortgaged property to generate income to service the mortgage debt.


  DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

 o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

 o the cost replacement method based on the cost of replacing the property at that date;

 o the income capitalization method based on a projection of value of the property's projected net cash flow; or

 o a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

 o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

 o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

 o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

 o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

 o the type or types of property that provide security for repayment of the mortgage loans,

 o the earliest and latest origination date and maturity date of the mortgage loans,

 o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

 o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

 o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

 o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

 o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

 o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

 o the geographic distribution of the mortgaged properties on a state-by-state basis, and

 o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


  MBS

     MBS may include:

 o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

 o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

 o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

 o the original and remaining term to stated maturity of the MBS, if applicable,

 o the pass-through or bond rate of the MBS or the formula for determining those rates,

 o the payment characteristics of the MBS,

 o the MBS issuer, MBS servicer and MBS trustee, as applicable,

 o a description of the credit support, if any,

 o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

 o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

 o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

 o the characteristics of any cash flow agreements that relate to the MBS.


  CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


  CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


  PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

 o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

 o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


  PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


  PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


  SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


  THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

 o the availability of mortgage credit,

 o the relative economic vitality of the area in which the mortgaged properties are located,

 o the quality of management of the mortgaged properties,

 o the servicing of the mortgage loans,

 o possible changes in tax laws, and

 o other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


  WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

  OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

 o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

 o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

 o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.


     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.


     Foreclosures and Payment Plans.


     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.


     Losses and Shortfalls on the Mortgage Assets.


     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.


     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.


     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.


     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:


 o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,


 o Excess Funds or


 o any other amounts described in the related prospectus supplement.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.


     Optional Early Termination.


     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

 o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

 o constitute senior certificates or subordinate certificates;

 o constitute stripped interest certificates or stripped principal certificates;

 o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

 o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

 o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

 o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.


     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

 o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

 o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

 o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o prepayment premiums; and

     o payments for equity participations;

 o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

 o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

 o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

 o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

 o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

 o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

 o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

 o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

 o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

 o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

 o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

 o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

 o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

 o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.


     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.


     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:


 o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or



 o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.


     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

 o the address of the related mortgaged property and type of property;

 o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

 o the original and remaining term to maturity;

 o the original amortization term; and

 o the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

 o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

 o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

 o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

 o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

 o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

 o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

 o the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

 o to monitor any mortgage loan that is in default;

 o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

 o initiate corrective action in cooperation with the mortgagor if cure is likely;

 o inspect the related mortgaged property; and

 o take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.


     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:


 o has accelerated or intends to accelerate the obligations secured by the related senior lien;


 o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or


 o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,


then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.


     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.


     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

 o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

 o attempting to collect delinquent payments;

 o supervising foreclosures;

 o negotiating modifications;

 o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

 o maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

 o to make distributions to the certificateholders on each distribution date;

 o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

 o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

 o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

 o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

 o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

 o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

 o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

 o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

 o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

 o to make any other withdrawals described in the related prospectus supplement; and

 o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

 o institute foreclosure proceedings,

 o exercise any power of sale contained in the related mortgage,

 o obtain a deed in lieu of foreclosure, or

 o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

 o the IRS grants an extension of time to sell the property or

 o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

 o amounts that represent unpaid servicing compensation for the mortgage loan,

 o unreimbursed servicing expenses incurred on the mortgage loan, and

 o any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

 o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

 o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

 o the replacement cost of the improvements less physical depreciation; and

 o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

 o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

 o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

 o any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

 o payment of the fees and disbursements of independent accountants,

 o payment of fees and disbursements of the trustee and any custodians, and

 o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.


     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:


(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and


(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.


     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT


     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:


 o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;



 o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and


 o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

 o the holder previously gave the trustee written notice of default and the continuance thereof; and

 o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)   to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

        o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

        o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

        o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

        o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:


     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or


     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.


     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


     THE TRUSTEE


     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.


     DUTIES OF THE TRUSTEE


     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE


     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.


     RESIGNATION AND REMOVAL OF THE TRUSTEE


     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

 o a letter of credit,

 o the subordination of one or more classes of certificates,

 o the use of a pool insurance policy or guarantee insurance,

 o the establishment of one or more reserve funds,

 o another method of credit support described in the related prospectus supplement, or

 o any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

 o the nature and amount of coverage under the credit support,

 o any conditions to payment thereunder not otherwise described in this prospectus,

 o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

 o the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS


     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.


     LETTER OF CREDIT


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.


     CERTIFICATE INSURANCE AND SURETY BONDS


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

 o the terms of the mortgage,

 o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

 o the knowledge of the parties to the mortgage, and

 o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

 o assume the lease and retain it or assign it to a third party, or

 o reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

 o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

 o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

 o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

 o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.


     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o banks,

     o insurance companies,

     o tax-exempt organizations,

     o electing large partnerships,

     o dealers in securities or currencies,

     o mutual funds,

     o REITs,

     o RICs,

     o S corporations,

     o estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under

Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

 o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

 o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

 o the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

 o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

 o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

 o the daily portions of OID for all days during the accrual period before that day, less

 o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

 o on the basis of a constant yield method,

 o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

 o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."


     For REMIC residual certificateholders, excess inclusions:

 o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

 o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

 o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due on the income on a noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

 o the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, and which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

 o the transferor reasonably expects that the transferee will receive distributions on the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Recently proposed regulations (which would apply retroactively) would amend a safe harbor for determining whether such a significant purpose existed with respect to a transfer of a residual interest. This regulation would now require, in very general terms, that the present value of the amount received by the transferee (from the transferor) and from holding the residual interest (including the present value of the resulting tax benefits) at least equal the present value of the tax liabilities arising from holding the residual interest. Further, in Revenue Procedure 2001-12, pending finalization of the proposed regulations, the IRS has expanded the safe harbor for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC

Regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations called the mark-to-market Regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

 o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

 o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

 o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

 o the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

 o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

 o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

 o any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.


     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."


     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.


     Backup Withholding with Respect to REMIC Certificates.


     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.


     Reductions in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the withholding rate of 31% in effect for payments made on or before August 6, 2001 will be reduced over a six-year period. The new rate of 30.5% applies in the case of payments made on or after August 7, 2001 and the rate is further reduced to 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.


     Foreign Investors in REMIC Certificates.


     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the

Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See

"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

 o there is no OID, or only a de minimis amount of OID, or

 o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

 o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

 o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

 o on the basis of a constant yield method,

 o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

 o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


  PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

  PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by two additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021) and November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765). We refer to these three exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

 o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

 o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption is available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

 o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

 o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if:

    o the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property; and

    o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100%.

 o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

 o the trustee cannot be an affiliate of any member of the "restricted group" which consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

 o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

 o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

 o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

     The exemption also requires that each trust meet the following requirements:

 o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

 o certificates in other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of certificates by or with assets of a plan; and

 o certificates in other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of certificates by or with assets of a plan.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

 o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

 o certificates evidencing an interest in a trust including equity participations; and

 o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

 o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

 o a benefit plan's investment in offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;


 o immediately after the acquisition, no more than 25% of the assets of the benefit plan are invested in certificates representing an interest in trusts, including the relevant trust, containing assets sold or serviced by the master servicer; and

 o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

 o that the certificates constitute "securities" for purposes of the exemption, and

 o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


  REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which are described below. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

 o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

 o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA in determining whether to purchase any offered certificates with assets of a benefit plan. You should also consider whether other class exemptions granted by the

DOL may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code. For example, as noted above, Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts, may provide relief in some cases. Insurance company general accounts should also consider the possible impact of Section 401(c) of ERISA and the final regulations under that section. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


  TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

 o are rated in one of the two highest rating categories by one or more rating agencies and

 o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

 o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

 o by placements by the depositor with institutional investors through dealers; and

 o by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                         REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.



                   INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:


   GMAC Commercial Mortgage Securities, Inc.
   200 Witmer Road
   Horsham, Pennsylvania 19044
   (215) 328-3164


                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

 o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

 o the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

 o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

 o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

 o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

 o the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


 o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


 o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


 o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

     GMAC02C1. xls "is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.


----------
*  Microsoft Excel is a registered trademark of Microsoft Corporation.

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      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.


                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                     Page
                                                    ------
Summary of Series 2002-C1 Transaction ...........      S-7
Risk Factors ....................................     S-15
Description of the Mortgage Pool ................     S-45
Servicing of the Mortgage Loans .................     S-71
The Pooling and Servicing Agreement .............     S-81
Description of the Certificates .................     S-87
Yield and Maturity Considerations ...............    S-107
Federal Income Tax Consequences .................    S-119
Method of Distribution ..........................    S-121
Legal Matters ...................................    S-123
Ratings .........................................    S-123
Legal Investment ................................    S-124
ERISA Considerations ............................    S-124
Glossary ........................................    S-126
Annex A-Characteristics of the Mortgage
   Loans ........................................     A-1
Annex B-Form of Statement to
   Certificateholders and Servicer Reports ......     B-1
Annex C-Structural and Collateral Term
   Sheet ........................................     C-1
Annex D-Global Clearance, Settlement and
   Tax Documentation Procedures .................     D-1
                              PROSPECTUS
Prospectus Summary ..............................     3
Risk Factors ....................................     6
Description of the Trust ........................    12
Yield and Maturity Considerations ...............    18
The Depositor ...................................    25
GMAC Commercial Mortgage Corporation.............    26
Description of the Certificates .................    26
The Pooling and Servicing Agreements ............    36
Description of Credit Support ...................    57
Legal Aspects of Mortgage Loans .................    59
Federal Income Tax Consequences .................    72
State and Other Tax Consequences ................   102
ERISA Considerations ............................   102
Legal Investment ................................   108
Use of Proceeds .................................   110
Method of Distribution ..........................   110
Legal Matters ...................................   112
Financial Information ...........................   112
Where You Can Find Additional
   Information ..................................   112
Reports to Certificateholders ...................   112
Incorporation of Information by Reference .......   112
Rating ..........................................   113
Glossary ........................................   114

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                                  $614,199,000


                                 (Approximate)





                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.





                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2002-C1






                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------












                           DEUTSCHE BANC ALEX. BROWN
                              GOLDMAN, SACHS & CO.




                               January 25, 2002



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